As filed with the Securities and Exchange Commission on May 28, 1999
                                                  Registration No. 333-____
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------

                                  FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------

                           West Penn Funding LLC
     (Exact name as specified in registrant's Certificate of Formation)

           Delaware                             [              ]
(State or other jurisdiction                    (I.R.S. Employer
     of incorporation or                      Identification Number)
         organization)
                          ------------------------

                           West Penn Funding LLC
                            800 Cabin Hill Drive
                         Greensburg, PA 15601-1689
                               (724) 837-3000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    [ ]
                            800 Cabin Hill Drive
                         Greensburg, PA 15601-1689
                               (724) 837-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

  GREGORY M. SHAW, ESQ.   THOMAS K. HENDERSON, ESQ.  GEOFFREY K. HURLEY, ESQ.
 Cravath, Swaine & Moore    Allegheny Energy, Inc.       Latham & Watkins
     Worldwide Plaza        10435 Downsville Pike        885 Third Avenue
    825 Eighth Avenue     Hagerstown, MD 21740-1766     New York, NY 10022
    New York, NY 10019        (   )      -                (212) 906-1200
      (212) 474-1000

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                              Proposed maximum       Proposed maximum
  Title of securities     Amount to be    aggregate offering price  aggregate offering          Amount of
   being registered        registered            per unit*                price*            registration fee

Transition Bonds ......    $1,000,000              100%                 $1,000,000                $278
==============================================================================================================

*    Estimated solely for the purposes of calculating the registration fee.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===========================================================================

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 28, 1999

            Prospectus Supplement to Prospectus Dated [ ], 1999
                           WEST PENN FUNDING LLC
                                   Issuer
                          WEST PENN POWER COMPANY
                          Originator and Servicer
                               SERIES 1999-A
                           $[ ] Transition Bonds

The Issuer will issue:

                             Class A-1       Class A-2       Class A-3       Class A-4      [Class A-5]
Principal Amount           $              $               $               $               $
Price                      $              $               $               $               $
                                      ( %)            ( %)            ( %)            ( %)             ( %)
Underwriter's Commission   $              $               $               $               $
                                      ( %)            ( %)            ( %)            ( %)             ( %)
Proceeds to the Issuer     $              $               $               $               $
Bond Rate                                  %               %               %              %                 %
Interest Paid
Optional Redemption*

First Payment Date
Expected Final Payment Date
Termination Date
* All Series 1999-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than 5% of the initial principal balance.


These securities are highly structured. Before you purchase these securities, you should carefully consider the Risk Factors beginning on Page [ ] in the accompanying prospectus.

     o These securities are obligations of the Issuer only. These securities do not represent obligations of the Seller, West Penn or any entity other than the Issuer. These securities are not obligations of the Pennsylvania Public Utility Commission or any other governmental agency or instrumentality.

     o The Issuer is a special purpose entity that has no property other than the Collateral, and the Collateral is the sole source of payment for these securities.

     o There currently is no secondary market for the Series 1999-A Bonds, and there is no assurance that one will develop.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                         Morgan Stanley Dean Witter

                            [other underwriters]

            The date of this Prospectus Supplement is [ ], 1999.

                             TABLE OF CONTENTS


WHERE TO FIND INFORMATION IN THESE DOCUMENTS....................      S-1
SUMMARY OF TERMS................................................      S-2
   Securities Offered...........................................      S-3
   Introduction.................................................      S-5
   The Collateral...............................................      S-6
   Interest.....................................................      S-6
   Principal....................................................      S-6
   Credit  Enhancement..........................................      S-6
   Optional Redemption..........................................      S-7
   Repurchase by West Penn of Intangible  Transition Property...      S-7
   ITC Adjustment Process.......................................      S-7
   Tax Status...................................................      S-7
   ERISA Considerations.........................................      S-7
   Servicer's and Issuer's Mailing Address
        and Telephone Number of Principal Executive Office......      S-7
THE SERIES 1999-A BONDS.........................................      S-8
General.........................................................      S-8
   Distributions from the Collection Account....................      S-8
   Interest.....................................................      S-8
   Principal....................................................      S-8
   Optional Redemption..........................................      S-9
   Repurchase by West Penn of Intangible Transition Property....      S-9
   Overcollateralization........................................     S-10
   Other Credit Enhancement.....................................     S-10
   Reports to Holders of Series 1999-A Bonds....................     S-10
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY...................     S-11
The Intangible Transition Charges...............................     S-11
   Rate Schedule Descriptions...................................     S-12
   Adjustments to the Intangible Transition Charges.............     S-13
DESCRIPTION OF WEST PENN'S BUSINESS.............................     S-13
SERVICING.......................................................     S-13
   Servicing Fee................................................     S-13
   Servicer Advances............................................     S-13
UNDERWRITING THE SERIES 1999-A BONDS............................     S-14
RATINGS.........................................................     S-15
INDEX OF PRINCIPAL DEFINITIONS..................................     S-16

                WHERE TO FIND INFORMATION IN THESE DOCUMENTS

          We provide information to you about the Transition Bonds in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your Series of Transition Bonds and (b) this prospectus supplement, which describes the specific terms of your Series of Transition Bonds. This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your Series of Transition Bonds. You are urged to read both documents. In particular, you should read the information under the heading "Risk Factors," beginning on Page [ ] of the accompanying prospectus.

          This supplement begins with several sections describing these securities:

               o Summary of Terms provides important amounts, dates and other terms of your Series;

               o The Series 1999-A Bonds describes the key structural features of your Series; and

               o Description of Intangible Transition Property describes the Intangible Transition Charges that provide the source for payment of your Series and refers you to the sections in the accompanying prospectus where you can find further information about the Intangible Transition Charges and other Collateral for the Transition Bonds.

          As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

          If the terms of your Series of Transition Bonds vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          This prospectus supplement and the accompanying prospectus may be used by the Underwriters in connection with offers and sales related to market-making transactions in your Series of Transition Bonds. The Underwriters may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

          You should rely only on the information in this prospectus supplement and the accompanying prospectus. The Issuer has not authorized anyone to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus is correct only as of the date of this prospectus supplement and the accompanying prospectus.


To understand the structure and payment terms of these securities, you must carefully read the accompanying prospectus and this prospectus supplement in their entirety.

                              SUMMARY OF TERMS

          The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Transition Bonds, carefully read this entire document and the accompanying prospectus.

          Capitalized terms used in this prospectus supplement are defined in this prospectus supplement or in the accompanying prospectus, and you should refer to the Index of Principal Definitions on page S-[ ] of this prospectus supplement, or if not listed there, to the Index of Principal Definitions on page [ ] of the accompanying prospectus, for the location of the definitions of such terms.

          For a discussion of certain material risks associated with an investment in the Series 1999-A Bonds, you should review the discussion under "Risk Factors," which begins on page [ ] of the accompanying prospectus.

Securities Offered

                       Series 1999-A Transition Bonds
                                    $[ ]


Issuer:                        West Penn Funding LLC
Originator and Servicer:       West Penn Power Company ("West Penn")
Seller:                        West Penn Funding Corporation
Bond Trustee:                  [                          ]
Pricing Date:                  [          ], 1999
Series Issuance Date:          [          ], 1999
Clearance and Settlement:      DTC/Cedel/Euroclear


                     Initial Class                     % of Total
                   Principal Balance    Bond Rate    Series Principal

  Class A-1
  Class A-2
  Class A-3
  Class A-4
 [Class A-5]


Servicing Fee:      On each Payment Date, the Servicer will be entitled to
                    receive either [1/4] of [0.25]% of the outstanding principal balance of the Series 1999-A Bonds as long as Intangible Transition Charges are included in electric bills sent to Customers or [1/4] of [1.50]% of the outstanding principal balance of the Series 1999-A
                    Bonds if Intangible Transition Charges are not included in electric bills otherwise sent to Customers but, instead, are billed separately to Customers.

Anticipated Ratings:  S&P/Fitch IBCA                      AAA
                      Moody's                             Aaa

Credit Enhancement: ITC adjustments; Overcollateralization, funded over the life of the Series 1999-A Bonds and expected to reach [ ]% of the initial principal balance of each Series of Transition Bonds; capital of the Issuer, funded upon the issuance of each Series and expected to be [ ]% of the initial principal balance of each Series of Transition Bonds.

Payment Dates:      [        ], [        ], [       ] and [      ] of each
                    year or, if not a business day, the next business day.

First Payment Date: [        ], 1999.


                    Class A-1  Class A-2  Class A-3   Class A-4  [Class A-5]

Expected Final
Payment Date:*

Termination Date:

Optional Redemption:**

                    *The Expected Final Payment Date is the date upon which the Issuer expects to make the final payment on your Series 1999-A Bond. However, the final payment on your Series 1999-A Bond may be made after that date. Your Series 1999-A Bond will not be in default unless it is not paid in full by its Termination Date set forth above.

                    **All Series 1999-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than 5% of the initial principal balance.

Record Date:        Close of business on the day prior to any Payment
                    Date.

                    Class A-1  Class A-2  Class A-3   Class A-4  [Class A-5]

CUSIP Numbers:

Introduction

          The Pennsylvania Electricity Generation Customer Choice and Competition Act (the "Competition Act") was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Prior to enactment of the Competition Act, electric utilities, such as West Penn, invested in various generation-related assets, such as electric generating facilities and power purchase contracts with third-party generators of electricity, to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered such investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.

          One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets.

          The Competition Act provides for utilities to recover the anticipated loss in value of their generation- related assets, known as "stranded costs," as a result of the transition from a regulated environment to competition for electric generation services by including a new type of charge in their customers' bills. These new charges are known as "competitive transition charges." Utilities are authorized to securitize the right to recover all or a portion of these charges (such right, "intangible transition property") through the issuance of transition bonds, such as the securities described in this prospectus supplement. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with servicing the transition bonds through "intangible transition charges" included in customers' electric bills. Intangible transition charges will reduce the amount of competitive transition charges. Although under the Competition Act, stranded costs, intangible transition charges and intangible transition property are terms generally applicable to all Pennsylvania utilities, when used as capitalized terms in this prospectus supplement and the accompanying prospectus, they refer to West Penn's Stranded Costs, Intangible Transition Charges and Intangible Transition Property.

          Intangible Transition Property was created by the Competition Act and a qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on November 19, 1998, as supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on [ ], 1999 (collectively, the "QRO"). Intangible Transition Property represents the irrevocable right to collect Intangible Transition Charges from Customers (as defined under the caption "Summary--Customers" in the accompanying prospectus) to recover:

          o    the aggregate principal amount of transition bonds; and

          o an amount sufficient to provide for any credit enhancement to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds.

          Intangible Transition Charges are nonbypassable. Customers cannot avoid paying them even if they purchase electricity from a supplier other than West Penn.

          On the Series Issuance Date, West Penn will contribute Intangible Transition Property to the Seller, who will then sell the Intangible Transition Property to the Issuer, who will then pledge all its property, including the Intangible Transition Property, to the Bond Trustee as the collateral for the Transition Bonds. The Issuer's other property that makes up the collateral for these securities is described in this Summary under the subcaption "The Collateral."

          For more information on the Competition Act, Intangible
Transition Property and Intangible Transition Charges, you should review the material under the captions entitled "Risk Factors," "The Competition Act," "West Penn's Restructuring Plan" and "The QRO and the Intangible Transition Charges" in the accompanying prospectus.

The following is a summary of other specific matters related to these securities:


The Collateral                          Servicing Agreement" in the
                                        prospectus.
The Series 1999-A Bonds will
be secured by the collateral            Interest
(the "Collateral"),
primarily consisting of:                Holders of each Class of this
                                        Series are expected to receive
o    all the Issuer's right,            interest at the Bond Rate for such
     title and interest in              Class as set forth on the cover of
     and to the Intangible              this prospectus supplement.
     Transition Property
     transferred by the                 Interest on the Series 1999-A Bonds
     Seller to the Issuer               will be calculated on the basis of
     pursuant to the Intangible         a 360-day year of twelve 30-day
     Transition Property Sale           months.
     Agreement (the "Sale
     Agreement");                       You should also review the material
                                        under the caption "The Series 1999-A
o    collections of Intangible          Bonds--Interest" in this prospectus
     Transition Charges that are        supplement.
     remitted to the Issuer
     pursuant to the Servicing          Principal
     Agreement between the
     Issuer and the Servicer (the       On each Payment Date, to the extent
     "Servicing Agreement");            of available funds, the Bond Trustee
                                        will make principal payments in
o    the Issuer's rights, except for    accordance with the Expected
     certain provisions for             Amortization Schedule set forth
     indemnification of the Seller      under the caption "The Series 1999-A
     and the Issuer, under the          Bonds--Principal" in this prospectus
     Intangible Transition              supplement. The actual amount of
     Property Transfer                  principal paid on any Payment Date
     Agreement between West             on your Series 1999-A Bond may be
     Penn and the Seller (the           less than the amount set forth in
     "Transfer Agreement");             the Expected Amortization Schedule
                                        for that Payment Date.
o    the Issuer's rights, except
     for certain provisions for         Other than in the event of a
     indemnification of the             redemption, in no event will
     Issuer, under the Sale             the principal paid to any Class on
     Agreement;                         any Payment Date be greater than
                                        the amount necessary to reduce the
o    the Issuer's rights, except        principal balance of such Class to
     for certain provisions for         the amount specified in the
     indemnification of the             Expected Amortization Schedule
     Issuer, under the Servicing        for such Class and such Payment
     Agreement; and                     Date.

o    specified bank accounts of         Credit Enhancement
     the Issuer and all amounts or
     investment property in these       Overcollateralization.
     accounts (other than cash          Overcollateralization is the pledge
     amounts payable to the             by the Issuer of Collateral, in this
     Seller or Servicer described       case Intangible Transition Property,
     in the accompanying                in excess of what is expected to be
     prospectus).                       needed to cover the repayment of
                                        your Series 1999-A Bond. The
For a more detailed description of      Overcollateralization for these
the Collateral for the Transition       securities will be funded over the
Bonds, you should review the material   life of the Series 1999-A Bonds and
under the captions "The QRO and the     is expected to reach [  ]% of the
Intangible Transition Charges" and      initial principal balance of each
"The Indenture-- Security" in the       Series of Transition Bonds.
accompanying prospectus. For a summary
of the terms of the Transfer            Additional Credit Enhancement. In
Agreement, see "The Transfer            addition, capital of the Issuer
Agreement" in the accompanying          (expected to be [ ]% of the initial
Prospectus. For a summary of the terms  principal balance of each Series
of the Sale Agreement, see "The Sale    of Transition Bonds) is available
Agreement" in the accompanying          to make payments on any Series of
prospectus. For a summary of the terms  Transition Bonds as described in
of the Servicing Agreement, see "The    the accompanying prospectus.
                                        In addition, Intangible Transition
                                        Charges will be subject to
periodic review and adjustment, as      Schedule and the amount on deposit
described below under "ITC Adjustment   in the Overcollateralization
Process."                               Subaccount equaling the Calculated
                                        Overcollateralization Level by
You should also review the material     the Payment Date immediately
under the captions"The Transition       following the next Adjustment Date.
Bonds--Credit Enhancement" and "The
Indenture--Allocations and Payment" in  For a more detailed description of
the accompanying prospectus.            the ITC adjustment process, you
                                        should review the material under
Optional Redemption                     the caption "Description of
                                        Intangible Transition Property--
The Series 1999-A Bonds may be          Adjustments to the Intangible
redeemed in whole once the outstanding Transition Charges" and the material principal balance of the Series 1999-A under the caption "The QRO and the Bonds has been reduced to less than 5% Intangible Transition Charges--The
of the initial                          Intangible Transition Charges--The
principal balance.                      ITC Adjustment Process" in the
                                        accompanying prospectus.

You should also review the material     Tax Status
under the caption "The Series 1999-A
Bonds--Optional Redemption" in this     West Penn has received a ruling from
prospectus supplement.                  the IRS that the Transition Bonds will
                                        be classified as obligations of the
Repurchase by West Penn of Intangible   federal income tax purposes, the
Transition Property                     Transition Bonds will be treated as
                                        debt of the Seller secured by a pledge
West Penn is obligated to               of the Collateral.
repurchase the Intangible Transition
Property for breaches of specified      The Issuer will be treated as a
representations and warranties in the   division of the Seller and will not
Transfer Agreement.  If West Penn has   be treated as a separate taxable
this repurchase obligation, it shall    entity.
be required to pay a deferred
repurchase price on each Payment Date   Transition Bondholders who are not
to the Bond Trustee, as collateral      United States taxpayers generally
assignee of the Issuer.                 will not be subject to United States
                                        federal income or withholding taxes
For more information about the          on interest received on the
repurchase of the Intangible            Transition Bonds.
Transition Property by West Penn and
indemnification payments by West Penn,  For information regarding the
you should refer to the material        application of  U.S. federal income
under the caption "The Transfer         tax laws, you should see the
Agreement--Representations and          section captioned "United States
Warranties of West Penn" in the         Taxation" in the accompanying
accompanying prospectus.                prospectus.

                                        ERISA Considerations
ITC Adjustment Process
                                        Employee benefit plans are permitted
The Servicer is required to seek        to purchase Transition Bonds.
adjustments to the Intangible
Transition Charges on each October 1,   You should also review the material
commencing October 1, 1999 and          under the caption "ERISA
continuing through October 1, 2007      Considerations" in the
and, commencing [date which is 12       accompanying prospectus.
months prior to Expected Final
Payment Date of last Class], on the     Servicer's and Issuer's Mailing
1st day of each month (or if such day   Address and Telephone Number of
is not a business day, the immediately Principal Executive Office: preceding business day) until the
Series Termination Date (each a         The mailing address of West Penn is
"Calculation Date"). The annual         West Penn Power Company, 800 Cabin
adjustments through October 1, 2007     Hill Drive, Greensburg, PA 15601,
are expected to be implemented on or    and its telephone number is (724)
prior to January 1 of the  following    837-3000. The mailing address of
year. The monthly adjustments are       the Issuer is West Penn Funding
expected to be implemented on the       LLC, [                 ], and its
first day of the next calendar month    telephone number is [           ].
after the requests for such
adjustments are filed with the PUC.
Each Adjustment Request will be
designed to result in the outstanding
principal balance of the Series
1999-A Bonds equaling the amount
provided for in the Expected
Amortization

                          THE SERIES 1999-A BONDS

     The Series 1999-A Bonds will be issued under and secured pursuant to a base indenture dated as of [ ], 1999 between the Issuer and [ ], as bond trustee, as supplemented by the Series 1999-A Supplemental Indenture thereto (as so supplemented, the "Indenture"). The following summary does not purport to be complete and is subject to, and qualified by reference to, the terms and provisions of the Indenture and by the terms and provisions of the Series 1999-A Bonds.

General

     The Series 1999-A Bonds will be issued on the Series Issuance Date in denominations of $1,000 and integral multiples thereof and will be comprised of the Classes listed above under "Summary of Terms--Securities Offered."

     Interest and principal relating to the Series 1999-A Bonds will be paid through DTC or, if the Series 1999-A Bonds are no longer in book-entry form, will be payable at the offices of [Trustee] at [ ]. Generally, payment will be made by check mailed first-class, postage prepaid to a holder's address as it appears on the transition bond register on each Record Date. For Series 1999-A Bonds registered on a Record Date in the name of the nominee of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by such nominee, except as described below. The final installment of principal and premium, if any, payable with respect to any Series 1999-A Bond will be payable, after prior notice to the holder, only upon presentation and surrender of the Series 1999-A Bond at a place specified in such notice.

Distributions from the Collection Account

     Amounts distributed from the Collection Account as described in "The Indenture--Allocations and Payments" in the accompanying prospectus will be applied among the Classes of the Series 1999-A Bonds on each Payment Date as follows: (i) with respect to interest, to each Class on a pro rata basis based on the amount of interest payable to that Class and (ii) with respect to principal, to each Class as described under "--Principal" in this section.

Interest

     Interest on each Class of the Series 1999-A Bonds will accrue from the Series Issuance Date at the respective Bond Rates indicated in the section at the beginning of this prospectus supplement entitled "Summary--Securities Offered." The interest will be payable on each Payment Date, commencing [ ], 1999, to the persons in whose names the Series 1999-A Bonds of each Class are registered at the close of business on the Record Date therefor.

     Interest on the Series 1999-A Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

     The "Interest Accrual Period" for any Payment Date shall be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

     The record date for any Payment Date shall be the close of business on the day prior to such Payment Date (the "Record Date").

Principal

          On each Payment Date, the Bond Trustee shall, as of the related Record Date and subject to the availability of funds, make principal payments on each Class of Transition Bonds in accordance with the Expected Amortization Schedule.

          To the extent that more than one Class of Series 1999-A Bonds is to receive payments of principal in accordance with the Expected Amortization Schedule on any Payment Date, the applicable funds will be allocated pro rata between such Classes based on the principal scheduled to be paid to such Classes on that Payment Date; except, that if one or more Classes did not receive principal that it was scheduled to receive on prior Payment Dates, then those Classes will be (i) allocated funds to make up these shortfalls prior to any

Classes receiving funds for principal scheduled to be paid on the current Payment Date and (ii) allocated funds in respect of prior shortfalls on a pro rata basis based on the amount of the shortfalls.

          The principal payment on any Class on a Payment Date will not be greater than the amount necessary to reduce the Class Principal Balance of such Class to the amount specified in the Expected Amortization Schedule for such Class and Payment Date unless an event of default or a redemption occurs.

          "Class Principal Balance" means the initial principal balance of a Class, reduced by principal distributed to that Class in accordance with the terms of the Indenture.

          The entire unpaid principal amount for any Class of the Series 1999-A Bonds will be due and payable on the applicable Class Termination Date.

          The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Series 1999-A Bonds at each Payment Date (after giving effect to the payments made on that date) from the Series Issuance Date to the Expected Final Payment Date for that Class.

                                  TABLE 1

                       Expected Amortization Schedule

                    Outstanding Class Principal Balances


Payment Date        Class A-1    Class A-2     Class A-3    Class A-4    [Class A-5] Series 1999-A
------------       -----------  -----------   -----------  -----------    ---------  -------------

Series Issuance
Date




          For various reasons, the actual Class Principal Balance of any Class of the Series 1999-A Bonds may not be reduced by the amounts indicated in the foregoing table on any Payment Date. Accordingly, the actual reductions in Class Principal Balances may be delayed from those indicated in the table. See "Risk Factors" in the accompanying prospectus for various factors which may, individually or in the aggregate, affect the rates of reduction of the Class Principal Balances of any Class of the Series 1999-A Bonds.

Optional Redemption

          The Series 1999-A Bonds may be redeemed in whole on any Payment Date commencing with the Payment Date on which the outstanding principal balance of the Series 1999-A Bonds (after giving effect to payments that would otherwise be made on that date) has been reduced to less than 5% of the initial principal balance of the Series 1999-A Bonds. Notice of redemption will be given by the Issuer to the Bond Trustee and the Rating Agencies.

Repurchase by West Penn of Intangible Transition Property

West Penn is obligated to repurchase the Intangible Transition Property for breaches of specified representations and warranties in the Transfer Agreement. If West Penn has this repurchase obligation, it shall be required to pay a deferred repurchase price on each Payment Date to the Bond Trustee, as collateral assignee of the Issuer.

West Penn will be obligated to repurchase the Intangible Transition Property and pay the deferred repurchase price as described in "The Transfer Agreement--Representations and Warranties of West Penn" in the accompanying prospectus.

Overcollateralization

          The Overcollateralization Amount for each Series of Transition Bonds is intended to be funded over the expected life of that Series and is expected to be [ ]% of the initial principal amount for each Series of Transition Bonds. The only source of cash for the Overcollateralization Amount will be Intangible Transition Charges, which will be calculated at, and periodically adjusted to, a level that is designed to collect the Overcollateralization Amount ratably over the expected life of all Series of Transition Bonds. Amounts of Intangible Transition Charges collected in any period as a result of Overcollateralization Amounts will be available for all Series of Transition Bonds on a pro rata basis without any preference. The Calculated Overcollateralization Level for each Payment Date related to the Series 1999-A Bonds, as of the date of this prospectus supplement, is set forth below. These balances may change from time to time with the issuance of each new Series and the redemption or refunding of a Class or Series.

          For a more detailed description of Overcollateralization, see the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

                                  TABLE 2

                   Calculated Overcollateralization Level


                                                    Required
                                             Overcollateralization
          Payment Date                               Level




Other Credit Enhancement

          Reserve Subaccount. ITC Collections available on any Payment Date above that amount necessary to pay the (i) amounts payable for expenses of the Bond Trustee, the Manager and the Servicer and other fees and expenses,
(ii) amounts distributable to the Transition Bondholders for principal and interest on that Payment Date, (iii) amounts required to replenish the Capital Subaccount and (iv) amounts required to replenish the Overcollateralization Subaccount (all as described under "The Indenture--Allocations and Payments" in the prospectus), including prepayments, if any, will be allocated to the Reserve Subaccount. On each Payment Date, the Bond Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount and the Loss Subaccount are insufficient to make scheduled payments to the Transition Bondholders and pay expenses of the Issuer, the Bond Trustee, the Manager, the Servicer and other fees and expenses.

          Capital Subaccount. Upon the issuance of the Series 1999-A Bonds, the Seller will deposit the Required Capital Amount of $[ ] million in the Capital Subaccount. On each Payment Date, the Bond Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, the Loss Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled payments to the Transition Bondholders and to pay expenses of the Issuer, the Bond Trustee, the Manager and the Servicer and other specified fees and expenses.

Reports to Holders of Series 1999-A Bonds

          On or prior to each Payment Date, the Bond Trustee will prepare and provide statements to the holders of record of the Series 1999-A Bonds. Such statements will be available to the beneficial owners of the Series 1999-A Bonds upon request to the Bond Trustee or the Servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on such financial information.

          For a more detailed description of the statements provided to the holders of record of the Series 1999-A Bonds, you should review the material under the caption "The Indenture--Reports to Transition
Bondholders" in the accompanying prospectus.


               DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

The Intangible Transition Charges

          The Qualified Transition Expenses authorized in the QRO issued by the PUC to West Penn are to be recovered from Customers in each of West Penn's separate Rate Schedules. All Series and Classes of Transition Bonds will be secured by the Collateral. The Intangible Transition Charges initially will be calculated by determining the total amount of Intangible Transition Charges required to be billed to each Customer Category, based on current estimates of sales growth, in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses in accordance with the Expected Amortization Schedule. The amount determined for each Customer Category will then be allocated to each Rate Schedule within that Customer Category based on the allocation of Stranded Cost recovery borne by each Rate Schedule through current electric rates approved by the PUC. The Intangible Transition Charges will reduce Competitive Transition Charges (as periodically adjusted) and will appear as a separate line item on each Customer's bill. See "The QRO and the Intangible Transition Charges--The Intangible Transition Charges--The ITC Adjustment Process" in the accompanying prospectus.

          [The unbundled Customer bills that were sent out for billing cycles beginning January 1, 1999 separately identified charges for generation, transmission and distribution and other services. When Intangible Transition Charges are billed to Customers, such charges will be applied to total projected revenue per Rate Schedule, exclusive of transmission, energy, capacity and fixed distribution charges. This will be reflected in the calculation of the Intangible Transition Charges.]

          Initially, the Intangible Transition Charges billed will average approximately $[ ] per month for Residential Customers, approximately $[ ] per month for Commercial Customers and approximately $[ ] per month for Industrial Customers. The average monthly bill for each Customer Category of West Penn Customers during 1998 was $[ ], $[ ] and $[ ], respectively. The following projected average Intangible Transition Charges (expressed as a percentage of the generation rate cap applicable to each Rate Schedule) will be imposed on Customers in the following Customer Categories beginning with the bill rendered approximately [ten] days after the Series Issuance Date for the Series 1999-A Bonds:


                                  TABLE 3

              Projected Average Intangible Transition Charges [1]
                      for the Period through [ ], 1999

                           Residential Customers


                                                                  ITC
Rate Schedule                                                 Percentage
------------                                                  ----------
Schedule 10...........................................            %
                            Commercial Customers

                                                                  ITC
Rate Schedule                                                 Percentage
------------                                                  ----------
Schedule 20...........................................            %
Schedule 22...........................................            %
Schedule 23...........................................            %
Schedule 24...........................................            %
Tariff 37.............................................            %

                            Industrial Customers
                                                                  ITC
Rate Schedule                                                 Percentage
------------                                                  ----------
Schedule 30...........................................            %
Schedule 40...........................................            %
Schedule 41...........................................            %
Schedule 44...........................................            %
Schedule 46...........................................            %
Schedule 51...........................................            %
Schedule 52...........................................            %
Schedule 53...........................................            %
Schedule 54...........................................            %
Schedule 55...........................................            %
Schedule 56...........................................            %
Schedule 57...........................................            %
Schedule 58...........................................            %
Schedule 59...........................................            %
Schedule 71...........................................            %
---------------------

[1]  Excludes the Pennsylvania utilities gross receipts tax.

Rate Schedule Descriptions:

          Rate Schedules are created by the PUC and are subject to change. These changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Rate Schedules (indicated above) have remained unchanged for [ ] years. These Rate Schedules are:

         Residential Rate Schedules:

         Schedule 10  --  The only residential service schedule, available to all residential customers in West Penn's service area.

         Commercial Rate Schedules:

         Schedule 20  --  For small-to-medium commercial and small
                          industrial customers.
         Schedule 22  --  For churches, schools, non-profit colleges and universities.  Closed to new customers as of
                          30 August 1979.
         Schedule 23  --  For athletic field lighting for schools,
                          communities, civic organizations, and other
                          public institutions. Closed to new customers
                          as of 28 August 1985.
         Schedule 24  --  For fairs, carnivals, and other similar temporary enterprises.
         Tariff 37    --  For Pennsylvania State University Main Campus.

         Industrial Rate Schedules:

         Schedule 30  --  For customers with demands in excess of 100 kilowatts, generally large commercial and medium-sized industrial customers.
         Schedule 40  --  For customers with demands in excess of 2000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers.
         Schedule 41  --  For customers with demands in excess of 2000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers. Closed to new customers as of 31 December 1998.
         Schedule 44  --  For customers with interruptible demands in excess of 5000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally large industrial customers able to withstand interruptions in service. Closed to new customers as of 31 December 1998.
         Schedule 46  --  For customers with demands in excess of 30,000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally very large industrial customers. Closed to new customers as of 31 December 1998.

         Schedules 51-56 --  For various types of street and outdoor lighting. Closed to new customers as of 6 June 1997.
         Schedules 57-59 --  For outdoor lighting of various types.
         Schedule 71  --  For municipal street and highway lighting.
                          Closed to new customers as of 26 August 1978. Schedules 85 & 86-- For cogeneration and alternative generation.
         Schedule 90  --  For sale of surge suppression devices.


Adjustments to the Intangible Transition Charges

          The Servicer is required to seek adjustments to the Intangible Transition Charges on each October 1, commencing October 1, 1999 and continuing through October 1, 2007 and, commencing [date which is 12 months prior to Expected Final Payment Date of last Class], on the 1st day of each month (or if such day is not a business day, the immediately preceding business day) until the Series Termination Date. The annual adjustments through October 1, 2007 are expected to be implemented on or prior to January 1 of the following year. The monthly adjustments are expected to be implemented on the first day of the next calendar month after the requests for such adjustments are filed with the PUC. Each Adjustment Request will be designed to result in the outstanding principal balance of the Series 1999-A Bonds equaling the amount provided for in the Expected Amortization Schedule and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level by the Payment Date immediately following the next Adjustment Date.

          The Competition Act only requires that the PUC approve annual adjustments within 90 days. The QRO provides that, during the period commencing 12 months prior to the Expected Final Payment Date for the Class A-[5] Bonds, the monthly adjustments will become effective on the first day of the next calendar month with not less than 15 days' notice.


                    DESCRIPTION OF WEST PENN'S BUSINESS

          For a discussion of the Seller and the Servicer, you should review the material under the captions "West Penn Power Company", "The Seller" and "The Servicer" in the accompanying prospectus.

                                 SERVICING

Servicing Fee

          On each Payment Date, the Servicer will be entitled to receive the Servicing Fee in an amount equal to (i) [1/4] of [0.25] percent of the outstanding principal balance of the Series 1999-A Bonds for so long as Intangible Transition Charges are included in electric bills otherwise sent to Customers and (ii) [1/4] of [1.50] percent of the outstanding principal balance of the Series 1999-A Bonds if Intangible Transition Charges are not included in electric bills otherwise sent to Customers but, instead, are billed separately to Customers. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "The Indenture--Allocations and Payments" in the accompanying prospectus. The Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Series 1999-A Bonds. The Servicer will be entitled to retain as additional compensation net investment income on Intangible Transition Charges received by the Servicer prior to remittance to the Collection Account and the portion of late fees, if any, paid by Customers relating to the Intangible Transition Charges.

Servicer Advances

          The Servicer will not make any advances of interest or principal on the Series 1999-A Bonds.

                    UNDERWRITING THE SERIES 1999-A BONDS

          Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among West Penn, the Seller, the Issuer and the Underwriters named below (the "Underwriters"), for whom Morgan Stanley Dean Witter is acting as the representative, the Issuer has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the principal amounts of the Series 1999-A Bonds set forth opposite each Underwriter's name below:


Name                     Class A-1     Class A-2     Class A-3    Class A-4   [ Class A-5 ]
----                   ------------  -------------  -----------  -----------   -----------

Morgan Stanley & Co.  $             $              $            $             $
Incorporated



          Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Series 1999-A Bonds offered hereby, if any are taken.

          The Underwriters' Sales Price for the Series 1999-A Bonds. The Underwriters propose to offer the Series 1999-A Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement, and in part to some securities dealers at a price less a concession not in excess of [ ] percent of the principal amount of the Series 1999-A Class [ ] Bonds, [ ] percent of the principal amount of the Series 1999-A Class [ ] Bonds and [ ] percent of the principal amount of the Series 1999-A Class [ ] Bonds. The Underwriters may allow and the dealers may reallow a concession to some brokers and dealers not in excess of [ ] percent of the principal amount of the Series 1999-A Class [ ] Bonds, [ ] percent of the principal amount of the Series 1999-A Class [ ] Bonds and [ ] percent of the principal amount of the Series 1999-A Class [ ] Bonds. After the Series 1999-A Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

          No Assurance as to Resale Price or Resale Liquidity for the Series 1999-A Bonds. The Series 1999-A Bonds are a new issue of securities with no established trading market. The Series 1999-A Bonds will not be listed on any securities exchange. The Issuer has been advised by the Underwriters that they intend to make a market in the Series 1999-A Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 1999-A Bonds.

          Various Types of Underwriter Transactions Which May Affect the Price of the Series 1999-A Bonds. The Underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 1999-A Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series 1999-A Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series 1999-A Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series 1999-A Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 1999-A Bonds to be higher than they would otherwise be in the absence of these transactions. None of West Penn, the Seller, the Issuer or the Bond Trustee or any of the Underwriters represent that the Underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

          In the ordinary course of business, each Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Issuer and its affiliates, including West Penn. In addition, each Underwriter may from time to time take positions in the Transition Bonds.

          The Issuer, West Penn and the Seller have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                  RATINGS

          It is a condition of any Underwriter's obligation to purchase that the Series 1999-A Bonds be rated "AAA" by S&P, "AAA" by Fitch IBCA, and "Aaa" by Moody's (each of S&P, Fitch IBCA and Moody's, a "Rating Agency") which, in each case, is in one of the four highest rating categories of such Rating Agency.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any of the Series 1999-A Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Class of the Series 1999-A Bonds upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of the Series 1999-A Bonds is revised or withdrawn, the liquidity of such Class of the Series 1999-A Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series 1999-A Bonds other than payment in full of each Class of the Series 1999-A Bonds by the applicable Class Termination Date.

                       INDEX OF PRINCIPAL DEFINITIONS

          Set forth below is a list of the defined terms used in this prospectus supplement and defined herein and the pages on which the definition may be found. Certain defined terms used in this prospectus supplement are defined in the prospectus. See "Index of Principal Definitions" on page [ ] of the accompanying prospectus.


Term                                                                  Page
Bond Trustee..........................................................S-3
Calculation Date......................................................S-7
Calculation Period....................................................
Class Principal Balance...............................................S-9
Collateral............................................................S-6
Competition Act.......................................................S-5
competitive transition charges........................................S-5
Indenture.............................................................S-8
intangible transition charges.........................................S-5 intangible transition property........................................S-5
Interest Accrual Period...............................................S-8
Issuer................................................................S-3
QRO...................................................................S-5
Rating Agency.........................................................S-15
Record Date...........................................................S-8
Sale Agreement........................................................S-6
Seller................................................................S-3
Servicer..............................................................S-3
Servicing Agreement...................................................S-6
stranded costs........................................................S-5
Transfer Agreement....................................................S-6
Underwriters..........................................................S-14
Underwriting Agreement................................................S-14
West Penn.............................................................S-3

                                  PROSPECTUS

                         West Penn Funding LLC, Issuer
               West Penn Power Company, Originator and Servicer

               Up to $[ ] of Transition Bonds Issuable in Series
                              ------------------

THE ISSUER

   o may periodically issue transition bonds in one or more series with one or more classes;

   o  will own:

      o intangible transition property, which is the right, created by Pennsylvania's Competition Act, to collect intangible transition charges in amounts designed to be sufficient to repay the transition bonds, to pay other expenses specified in the indenture and to fund the trust accounts, and

      o  other property described in this Prospectus.


THE TRANSITION BONDS

   o  will be payable only from assets of the Issuer;

   o will be supported by trust accounts held by the trustee for the transition bonds, and, if so stated in the applicable supplement to this Prospectus (each, a "Prospectus Supplement"), other credit enhancement; and

   o will be issued in series, each of which the Issuer may issue without the consent of existing transition bondholders.


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [   ] OF THIS PROSPECTUS.

These securities are backed by an intangible asset and issued by an issuer that has no assets other than the property described in this Prospectus. These securities are not obligations of West Penn Power Company or any affiliate other than the Issuer.

This Prospectus may be used to offer and sell a series of transition bonds only if accompanied by the Prospectus Supplement for that series.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is _____________, 1999.

                               TABLE OF CONTENTS

                                                                          Page

PROSPECTUS SUMMARY........................................................   5
RISK FACTORS..............................................................  20
    Legal, Legislative or Regulatory Actions Could Adversely Affect
     Transition Bondholders...............................................  20
    Nature of Intangible Transition Property..............................  23
    Servicing.............................................................  25
    Bankruptcy; Creditors' Rights.........................................  29
    The Transition Bonds..................................................  33
AVAILABLE INFORMATION.....................................................  36
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  36
WEST PENN POWER COMPANY...................................................  37
THE COMPETITION ACT.......................................................  38
    General...............................................................  38
    Recovery of Stranded Costs............................................  38
    Securitization of Stranded Costs......................................  38
    Jurisdiction Over Disputes; Standing..................................  40
    Possible Federal Preemption of the Competition Act....................  40
    Possible Commonwealth Amendment or Repeal of the Competition Act......  41
WEST PENN'S RESTRUCTURING PLAN............................................  43
    General...............................................................  43
    Provisions of the Settlement..........................................  43
    Provider of Last Resort...............................................  46
    Prior Litigation......................................................  47
THE QRO AND THE INTANGIBLE TRANSITION CHARGES.............................  49
    The QRO...............................................................  49
    The Intangible Transition Charges.....................................  51
    Competitive Billing...................................................  53
THE SERVICER..............................................................  55
    Retail Electric Service Territory.....................................  55
    Customers and Operating Revenues......................................  55
    Forecasting Customers and Usage.......................................  60
    Billing Process.......................................................  63
    Limited Information on Customers' Creditworthiness....................  63
    [Electric Generation Suppliers and Other Third-Party Billers]
      [To be revised].....................................................  67
    Year 2000 Compliance..................................................  67
THE SELLER................................................................  70
THE ISSUER................................................................  72
USE OF PROCEEDS...........................................................  74
THE TRANSITION BONDS......................................................  74
    General...............................................................  74
    Interest and Principal................................................  75
    Floating Rate Transition Bonds........................................  76
    Redemption............................................................  76
    Credit Enhancement....................................................  77

    Book-Entry Registration...............................................  77
    Definitive Transition Bonds...........................................  80
CERTAIN WEIGHTED AVERAGE LIFE
    AND YIELD CONSIDERATIONS..............................................  82
THE TRANSFER AGREEMENT....................................................  83
    Contribution of Intangible Transition Property........................  83
    Representations and Warranties of West Penn...........................  84
    Certain Matters Regarding West Penn...................................  90
    Governing Law.........................................................  90
THE SALE AGREEMENT........................................................  91
    Sale and Assignment of Intangible Transition Property.................  91
    Seller Representations and Warranties.................................  92
    Certain Matters Regarding the Seller..................................  95
    Governing Law.........................................................  95
THE SERVICING AGREEMENT...................................................  96
    Servicing Procedures..................................................  96
    Servicer Advances.....................................................  97
    Servicing Compensation; Releases......................................  97
    Servicer Duties.......................................................  98
    Servicer Representations and Warranties...............................  98
    Servicer Indemnification..............................................  99
    Statements to Issuer and Bond Trustee.................................  99
    Evidence as to Compliance............................................. 100
    Certain Matters Regarding the Servicer................................ 101
    Servicer Defaults..................................................... 101
    Rights Upon Servicer Default.......................................... 102
    Successor Servicer.................................................... 102
    Governing Law......................................................... 102
THE INDENTURE............................................................. 103
    Security.............................................................. 103
    Issuance in Series or Classes......................................... 104
    Collection Account.................................................... 104
    Allocations and Payments.............................................. 107
    Reports to Transition Bondholders..................................... 108
    Modification of Indenture............................................. 109
    Enforcement of the Transfer Agreement, the Sale Agreement and the
     Servicing Agreement.................................................. 111
    Modifications to the Transfer Agreement, the Sale Agreement and the
     Servicing Agreement.................................................. 111
    Events of Default; Rights Upon Event of Default....................... 112
    Certain Covenants..................................................... 113
    List of Transition Bondholders........................................ 115
    Annual Compliance Statement........................................... 115
    Bond Trustee's Annual Report.......................................... 115
    Satisfaction and Discharge of Indenture............................... 116
    Legal Defeasance and Covenant Defeasance.............................. 116
    The Bond Trustee...................................................... 117
    Governing Law......................................................... 118
UNITED STATES TAXATION.................................................... 119
    General............................................................... 119

    Taxation of the Issuer and of the Transition Bonds.................... 119
    Tax Consequences to U.S. Holders...................................... 119
    Tax Consequences to Non-U.S. Holders.................................. 120
ERISA CONSIDERATIONS...................................................... 123
PLAN OF DISTRIBUTION...................................................... 124
RATINGS................................................................... 125
LEGAL MATTERS............................................................. 125
INDEX OF PRINCIPAL DEFINITIONS............................................ 126
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                                                PROSPECTUS SUMMARY

   This summary contains a brief description of the Transition Bonds that applies to all Series of Transition Bonds issued under this Prospectus. Information that relates to a specific Series of Transition Bonds can be found in the Prospectus Supplement related to that Series. You will find a detailed description of the terms of the offering of Transition Bonds following this summary. You can find a listing of the pages where capitalized terms used in this Prospectus are defined beginning on page [ ] in this Prospectus. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [ ] OF THIS PROSPECTUS.

Transaction Overview:               The Pennsylvania Electricity Generation
                                    Customer Choice and Competition Act (the
                                    "Competition Act") was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Prior to enactment of the Competition Act, electric utilities, such as West Penn, invested in various generation-related assets, such as electric generating facilities and power purchase contracts with third-party generators of electricity, to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered such investments by charging their customers the regulated rates approved by the Pennsylvania Public
                                    Utility Commission (the "PUC").

                                    One of the expected effects of the
                                    deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets.

                                    The Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as "stranded costs," as a result of the transition from a regulated environment to competition for electric generation services by including a new type of charge in their customers' bills. These new charges are known as "competitive transition charges." Utilities are authorized to securitize the right to recover all or a portion of these charges (such right, "intangible transition property") through the issuance of transition bonds, such as the securities described in this Prospectus and the related Prospectus Supplement. Once intangible transition property is securitized, the utility's right to recover its stranded costs through the competitive transition charges is replaced by the intangible transition property holder's right to recover the costs associated with servicing the transition bonds through "intangible transition charges" included in customers' electric bills. Intangible transition charges will reduce the amount of competitive transition charges.

                                    Although under the Competition Act,
                                    stranded costs, competitive transition
                                    charges, intangible transition charges and intangible transition property are terms generally applicable to all Pennsylvania utilities, when used as capitalized terms in this Prospectus, they refer to West

                                    Penn's Stranded Costs, Competitive
                                    Transition Charges, Intangible Transition
                                    Charges and Intangible Transition
                                    Property.

                                    Intangible Transition Property was created by the Competition Act and a qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on November 19, 1998, as supplemented by a supplemental qualified rate order issued by the Pennsylvania Public Utility Commission to West Penn on [ ], 1999 (collectively, the "QRO"). Intangible Transition Property represents the irrevocable right to collect Intangible Transition Charges from Customers (as defined in this Prospectus Summary under the subcaption "Customers") to recover:

                                    o the aggregate principal amount of
                                      transition bonds; and

                                    o an amount sufficient to provide for any
                                      credit enhancement to fund any reserves, and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to transition bonds (collectively, "Qualified Transition Expenses").

                                    Intangible Transition Charges are
                                    nonbypassable. Customers cannot avoid
                                    paying them even if they purchase
                                    electricity from a supplier other than
                                    West Penn.

                                    On the issue date for each Series, West
                                    Penn will contribute Intangible Transition
                                    Property (the "Transferred Intangible
                                    Transition Property") to the Seller
                                    pursuant to a transfer agreement (the
                                    "Transfer Agreement") in exchange for all of the outstanding capital stock of the Seller. The Seller will then sell that Transferred Intangible Transition Property to the Issuer pursuant to a sale agreement (the "Sale Agreement"). The Issuer will then pledge this property and certain other property to the Bond Trustee as the collateral for the Transition Bonds pursuant to an indenture (the
                                    "Indenture"). The other property that
                                    makes up the collateral for these
                                    securities is described in this Prospectus
                                    Summary under the subcaption "The Assets of the Issuer."

                                    For a diagram depicting the parties to
                                    this transaction, refer to page [ ] of
                                    this Prospectus.

                                    For more information on the Competition
                                    Act, Intangible Transition Property and
                                    Intangible Transition Charges, you should review the material under the captions entitled "Risk Factors," "The Competition Act," "West Penn's Restructuring Plan" and "The QRO and the Intangible Transition Charges" in this Prospectus.

Issuer: West Penn Funding LLC, a Delaware limited liability company and, at the time the Transition Bonds are issued, a wholly owned subsidiary of West Penn Funding Corporation, the Seller referred to below.

                                    The Issuer was formed on [          ]
                                    1999, for the purpose of purchasing and
                                    owning the Transferred Intangible
                                    Transition Property, issuing Transition
                                    Bonds from time to time and pledging its interest in the Collateral to the Bond Trustee under the Indenture to secure the Transition Bonds. The Issuer is a special purpose entity whose only assets are expected to be the Collateral and whose only revenues are expected to be collections of the Intangible Transition Charges ("ITC Collections"). The Collateral is the sole source of payment for the Transition Bonds. See "The Issuer" in this Prospectus.

Issuer's Address:                   [..............]

Issuer's Telephone Number:          [..............]

Manager:                            [..............]

Seller of the Transferred
Intangible Transition Property:     West Penn Funding Corporation, a
                                    [Delaware] corporation.

                                    The Seller was incorporated on [        ],
                                    1999. The Seller is wholly owned by West
                                    Penn, which will contribute the
                                    Transferred Intangible Transition Property to the Seller in exchange for the outstanding capital stock of the Seller pursuant to the Transfer Agreement. The Seller will sell Intangible Transition Property from time to time to the Issuer under the terms of the Sale Agreement. See also "Risk Factors-Bankruptcy; Creditors' Rights-Bankruptcy of West Penn or Seller-True Sale or Financing" in this Prospectus.

Seller's Address:                   [                         ]

Seller's Telephone Number:          [                         ]

Bond Trustee:                       [                         ].

                                    The corporate trust office of the Bond
                                    Trustee is located at [..................
                                    ...............................] and its
                                    telephone number is [.................].

Originator and Servicer of the
Transferred Intangible Transition
Property:                           West Penn Power Company ("West Penn").

                                    The Intangible Transition Property was
                                    created under the West Penn QRO with
                                    respect to its Stranded Costs and
                                    initially will belong to West Penn before being transferred to the Seller pursuant to the Transfer Agreement.

                                    Pursuant to the servicing agreement (the
                                    "Servicing Agreement") between West Penn, as "Servicer", and the Issuer, the Servicer will service the Transferred Intangible Transition Property.

                                    Incorporated in Pennsylvania in [      ],
                                    West Penn is engaged as a public utility in the transmission, distribution and sale of electricity to residential, commercial, industrial and governmental customers within all or part of 24 counties in Pennsylvania. West Penn's generation facilities have in the past served those same customers. In the future, those generation facilities, which will continue to serve those customers and others in the competitive generation market, may be transferred to an affiliated or non-affiliated entity. See "West Penn Power Company" in this Prospectus.

                                    West Penn, as servicer of the Transferred
                                    Intangible Transition Property, will
                                    collect the Intangible Transition Charges from Customers within its service territory on behalf of the Issuer for a fee specified in the Prospectus Supplement. Due to provisions of the Competition Act and the settlement of restructuring issues, other entities may be required to collect Intangible Transition Charges from Customers within West Penn's service territory and pay the amounts collected to the Servicer. See "The Servicer of the Transferred Intangible Transition Property" in this Prospectus.

The Assets of the Issuer:           The Issuer will own:

                                    o the Intangible Transition Property
                                      transferred to the Issuer (see "The Sale
                                      Agreement--Sale and Assignment of
                                      Intangible Transition Property" in this
                                      Prospectus);

                                    o collections of Intangible Transition
                                      Charges;

                                    o trust accounts held by the Bond Trustee;
                                      and

                                    o other credit enhancement acquired or
                                      held to ensure payment of the Transition
                                      Bonds.

                                    The "Intangible Transition Property" is
                                    described in more detail under "The Sale
                                    Agreement--Sale and Assignment of
                                    Intangible Transition Property" in this
                                    Prospectus.

Customers:                          West Penn's customers ("Customers") belong
                                    to one of three customer categories (each, a "Customer Category"). These categories are: residential, commercial and industrial (including street lighting).
                                    Each customer category is further divided into rate schedules (each, a "Rate
                                    Schedule"). These Rate Schedules total 21.
                                    The Customer Categories and Rate Schedules are described in greater detail in "The
                                    Servicer of
                                    the Intangible Transition Property--West
                                    Penn's Customers" in this Prospectus.

Payment Sources:                    On each payment date specified in the
                                    related Prospectus Supplement, the Bond
                                    Trustee will pay amounts owed on all
                                    outstanding series of Transition Bonds
                                    from:

                                    o amounts collected by the Servicer (or
                                      any third party electric generation
                                      suppliers or other third party) for the
                                      Issuer with respect to Intangible
                                      Transition Charges during the prior
                                      quarter; and

                                    o amounts available for withdrawal from
                                      trust accounts held by the Bond Trustee, including specified investment earnings on amounts in the trust accounts, or paid pursuant to contracts pledged to secure one or more series of Transition Bonds. All accounts referred to in this Prospectus will be held by the Bond Trustee in trust, and are described in greater detail under "The Indenture--The Collection Account for the Transition Bonds" in this Prospectus.

State Pledge:                       The Commonwealth of Pennsylvania (the
                                    "Commonwealth") has pledged in the
                                    Competition Act that it will not limit,
                                    alter, impair or reduce the value of
                                    Intangible Transition Property or the
                                    Intangible Transition Charges which were approved by an order of the PUC until the Transition Bonds are fully repaid or discharged. However, the Commonwealth may limit or alter the value of Intangible
                                    Transition Charges or Intangible
                                    Transition Property if adequate
                                    compensation is made for the full
                                    protection of the beneficial owners of the Transition Bonds (each, a "Transition
                                    Bondholder"). The Competition Act does not define adequate compensation. Thus, the amount of this compensation may not be sufficient to protect your Transition Bond investment.

Priority of Distributions           On each payment date specified in the
                                    related Prospectus Supplement, the Bond
                                    Trustee will pay or allocate remittances by the Servicer of collections of Intangible Transition Charges and certain investment earnings, to the extent funds are available in the collection account, in the following order of priority:

                                    (1) payment of the Bond Trustee's fee and
                                        any other amounts owed to the Bond
                                        Trustee;

                                    (2) payment of the servicing fee to the
                                        Servicer (the "Servicing Fee") in the
                                        amount specified in the related
                                        Prospectus Supplement;

                                    (3) payment of the administration fees
                                        payable under the administration
                                        agreements between the Issuer, the
                                        Seller and an affiliate of West Penn;

                                    (4) so long as no event of default has
                                        occurred and is continuing or would be
                                        caused by such payment, payment of
                                        current operating expenses of the
                                        Issuer (up to an aggregate of [$12,500]
                                        for each payment date for all series);

                                    (5) payment of the interest then due on
                                        the Transition Bonds;

                                    (6) payment of any principal then payable
                                        on the Transition Bonds (a) as a result
                                        of acceleration triggered by an Event
                                        of Default, (b) on a Series Termination
                                        Date or Class Termination Date, as
                                        applicable, or (c) on a Redemption Date;

                                    (7) payment of the principal then
                                        scheduled to be paid on the Transition
                                        Bonds in accordance with the Expected
                                        Amortization Schedule;

                                    (8) payment of any remaining unpaid
                                        operating expenses then owed by the
                                        Issuer;

                                    (9) allocation of any required amount to
                                        the capital subaccount;

                                    (10) allocation of any required amount to
                                         the overcollateralization subaccount;

                                    (11) allocation of the remainder, if any,
                                         to the reserve subaccount; and

                                    (12) following repayment of all outstanding
                                         series of Transition Bonds, the
                                         balance, if any, will be released to
                                         the Issuer free from the lien of the
                                         Indenture.

                                    If, on any payment date, available
                                    collections of Intangible Transition
                                    Charges, together with available amounts of the subaccounts, are not sufficient to make the payments contemplated by clauses
                                    (5) or (6) above with respect to a series of Transition Bonds, then the payments shall be made pro rata based on the respective outstanding principal amounts of Transition Bonds, unless, in the case of a series comprised of two or more classes, the related Prospectus Supplement specifies otherwise. All payments to Transition Bondholders of a class pursuant to clause (5) or (6) above shall be made pro rata based on the respective outstanding principal amounts of Transition Bonds of such class held by such Transition Bondholders.

                                    For a diagram depicting how the Intangible
                                    Transition Charges will be allocated,
                                    refer to page [ ] in this Prospectus.

Credit Enhancement:                 Unless otherwise specified in any
                                    Prospectus Supplement, credit enhancement for the Transition Bonds will be as follows:

                                    o The servicer of the Intangible
                                      Transition Property on behalf of the
                                      Issuer will make periodic adjustments to the Intangible Transition Charges it bills to Customers, once the Pennsylvania PUC approves these adjustments. West Penn will make these adjustments if it determines that Intangible Transition Charges are either greater or lesser than the amount necessary to make timely payments on the Transition Bonds, to fund subaccounts to required levels and to pay applicable fees and expenses. The servicer can make these changes, with the approval of the PUC, once a year, except after the period beginning on the date which is 12 months before the expected final payment date for the last class or series of Transition Bonds, when it can make these adjustments as frequently as monthly. See "The PUC Order and the Intangible Transition Charges--The PUC Order" in this Prospectus.

                                    o The amounts in the overcollateralization
                                      subaccount, the capital subaccount and the reserve subaccount will also provide credit enhancement for the Transition Bonds.

                                    o Additional credit enhancement for any
                                      series may include surety bonds, letters of credit or maturity guarantees or other forms of credit enhancement, as specified in the related Prospectus Supplement. The credit enhancement for the Transition Bonds is intended to protect you against losses or delays in scheduled payments on your Transition Bonds.

Accounts:                           Unless otherwise specified in any
                                    Prospectus Supplement, the Bond Trustee
                                    will hold the following trust accounts:

                                    o Collection Account--Under the Indenture,
                                      the Issuer will establish a single
                                      collection account for all series of
                                      Transition Bonds which will be held by the Bond Trustee. The collection account will be divided into "subaccounts" which will allocate the funds deposited in the collection account to specific uses.

                                    o General Subaccount--Funds received from
                                      collections of the Intangible Transition
                                      Charges will initially be allocated to the general subaccount of the collection account.

                                    o Overcollateralization Subaccount--Each
                                      Prospectus Supplement will set a funding level for the overcollateralization subaccount that takes into account the issuance of the additional series of Transition Bonds. The overcollateralization amount to be funded by each series of Transition Bonds will be equal to the percentage of the principal amount of that series stated in the related Prospectus

                                      Supplement. That amount is intended to be funded over the expected term of the Transition Bonds through the imposition of Intangible Transition Charges.

                                    o Capital Subaccount--The amount of
                                      capital required to be held by the Issuer for a series of Transition Bonds, which will be the amount specified in the related Prospectus Supplement, will be deposited into the capital subaccount by the Seller on the date of issuance of that series.

                                    o Reserve Subaccount--If the Issuer
                                      collects Intangible Transition Charges in excess of amounts then scheduled to be paid or due on a series of Transition Bonds plus related expenses and amounts need to make required deposits to the Overcollateralization Subaccount and the Capital Subaccount, the excess will be held in the reserve subaccount.

                                    o Other Accounts--If West Penn is required
                                      to remit to the Bond Trustee loss amounts resulting from breaches of representations and warranties under the Transfer Agreement, a Loss Subaccount will be established. If funds are remitted to the Bond Trustee in connection with a legal defeasance or covenant defeasance under the Indenture, a Defeasance Subaccount will be established.

                                    Each of the overcollateralization
                                    subaccount, the capital subaccount and the reserve subaccount will be available to make payments on a series of Transition Bonds on each payment date as described in "The Indenture--Allocations and Payments" in this Prospectus.

Interest and Principal:             Interest will accrue on the principal
                                    balance of Transition Bonds of a series or class at the applicable rate of interest
                                    (the "Bond Rate") specified in or
                                    determined in the manner specified in the applicable Prospectus Supplement.

                                    On any payment date with respect to any
                                    series, unless principal is payable (a) as a result of acceleration triggered by an Event of Default, (b) on a Series Termination Date or Class Termination Date, as applicable, or (c) on a Redemption Date, the Issuer will make principal payments on such Series only until the outstanding principal balance thereof has been reduced to the amount specified for such payment date in the amortization schedule (the "Expected Amortization Schedule") set forth in the Prospectus Supplement for such Series, and only to the extent funds are available therefor as described in this Prospectus. Principal of such series or class of Transition Bonds may be paid later than reflected in the Expected Amortization Schedule therefor.

                                    See "Risk Factors--The Transition
                                    Bonds--Uncertain Weighted Average Life"
                                    and "Certain Weighted Average Life and
                                    Yield Considerations" in this Prospectus.

                                    The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Bond Trustee or the holders of a majority in principal amount of the Transition Bonds of all series then outstanding have declared the Transition Bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" in this Prospectus.

Repurchase by West                  West Penn is obligated to repurchase the
Penn of Intangible                  Intangible Transition Property for breaches
Transition Property:                of specified representations and warranties
                                    in the Transfer Agreement. If West Penn has this repurchase obligation, it shall be required to pay a deferred repurchase price on each Payment Date to the Bond
                                    Trustee, as collateral assignee of the
                                    Issuer.  See "The Transfer Agreement--
                                    Representations and Warranties of West
                                    Penn" in this Prospectus.

Optional Redemption:                A Prospectus Supplement may provide for
                                    redemption of a series of Transition Bonds at the option of the Issuer.

Payment and Record Dates:           The payment dates ("Payment Dates") and
                                    record dates ("Record Dates") for each
                                    series of transition bonds will be listed in the corresponding Prospectus
                                    Supplement.

Expected Final Payment Dates,
Series Termination Dates and
Class Termination Dates:            The expected final payment date (the
                                    "Expected Final Payment Date") for each
                                    series or class of Transition Bonds will be the date when all interest and principal of that series or class is expected to be paid in full. The series termination date (the "Series Termination
                                    Date") for a series or, if applicable, the class termination date (the "Class
                                    Termination Date") for a class of
                                    Transition Bonds will be on or after the expected final payment date. Failure to pay the entire outstanding amount of any class or series by the Expected
                                    Final Payment Date will not result in a
                                    default with respect to that class or
                                    series until the Series Termination Date or Class Termination Date for the class or series. The Expected Final Payment Date and the Series Termination Date or Class
                                    Termination Date of each series and class of Transition Bonds will be specified in the corresponding Prospectus Supplement.

Risk Factors:                       Prospective investors should consider,
                                    among other things, the following risks
                                    associated with an investment in the
                                    Transition Bonds. Such risks may cause
                                    Transition Bondholders to suffer a loss of their investment in Transition Bonds or may adversely affect the timing of payments to Transition Bondholders.

                                    The existence of Intangible Transition
                                    Property and the adequacy of the
                                    Transferred Intangible Transition Property
                                    as a source of payment for the Transition
                                    Bonds are dependent on relevant provisions
                                    of the Competition Act and the QRO. The
                                    ability of the Issuer to receive ITC
                                    Collections and make payments on the
                                    Transition Bonds could be affected
                                    adversely by:

                                    o limitations on the availability of West
                                      Penn's repurchase obligation for breaches of specified representations and warranties;

                                    o the limited rights and remedies
                                      available to Transition Bondholders in the event of a change in law;

                                    o federal preemption of the Competition
                                      Act adversely affecting Intangible
                                      Transition Property;

                                    o any attempted limitation or alteration
                                      of the Competition Act, the QRO,
                                      Intangible Transition Property or related matters by legal challenge or amendment or repeal of the Competition Act by the Pennsylvania General Assembly;

                                    o adverse effects arising from litigation
                                      or political or legislative events in
                                      other jurisdictions;

                                    o regulatory changes ordered by the PUC;

                                    o the lack of continued operation of
                                      existing generation facilities;

                                    o the failure of adjustments to the
                                      Intangible Transition Charges to result in the appropriate level of ITC Collections or the failure of the PUC to implement timely adjustments to the Intangible Transition Charges;

                                    o limitations on the Intangible Transition
                                      Charges;

                                    o the resignation or removal of the
                                      Servicer;

                                    o inaccurate forecasts of the aggregate
                                      billed revenues from which Intangible
                                      Transition Charges are allocated or
                                      delinquencies and write-offs relating to
                                      ITC Collections;

                                    o problems in billing and metering by, and
                                      collections by and from, electric
                                      generation suppliers or other third
                                      parties providing metering and billing
                                      services;

                                    o the commingling of ITC Collections with
                                      the Servicer's other funds;

                                    o economic and technological factors and
                                      weather patterns affecting electricity
                                      consumption;

                                    o the bankruptcy or insolvency of West
                                      Penn, the Seller or the Issuer;

                                    o the bankruptcy or insolvency of the
                                      Servicer;

                                    o any alteration by the Servicer or any
                                      successor thereto of its billing and
                                      collection practices;

                                    o changes in the electricity industry, in
                                      electricity usage impacting billed revenue from which Intangible Transition Charges are allocated or in the Customer base;

                                    o the impact of the Year 2000 issue;

                                    o or any of the factors described below
                                      potentially affecting the price and
                                      liquidity of the Transition Bonds.

                                    The price and liquidity of the Transition
                                    Bonds and, accordingly, the weighted
                                    average lives thereof may be affected by:

                                    o any delay in adjustments to the
                                      Intangible Transition Charges;

                                    o the limitation of adjustments to the
                                      Intangible Transition Charges;

                                    o a delay or failure by the Servicer or an
                                      electric generation supplier or other
                                      third parties providing metering and
                                      billing services to remit ITC Collections;
                                      or

                                    o an incorrect evaluation by the Servicer
                                      of the creditworthiness of a significant number of Customers or the issuance of additional Series.

                                    There are no historical performance data for Intangible Transition Property, and the Servicer does not have any experience administering this specific type of asset. Also, because of the unique nature of Intangible Transition Property, foreclosure may not be a realistic or practical remedy for the Bond Trustee.

                                    The Transition Bonds will not be
                                    obligations of any entity other than the Issuer, will be issuable in Series, will have ratings which are limited in nature, will have uncertain payments of interest and principal and weighted average lives, will be subject to mandatory redemption and may be subject to optional redemption, as specified in the related Prospectus Supplement.

                                    For a more detailed discussion of certain material risks associated with an investment in Transition Bonds, prospective investors should review the discussion under "Risk Factors" which begins on page [ ].

The Transition Bonds; Issuance
    of New Series:                  The Issuer may issue Transition Bonds in
                                    one or more series, each comprised of one or more classes. Each series of Transition
                                    Bonds will be issued under the Indenture.
                                    See "The Indenture" in this Prospectus.

                                    Any series of Transition Bonds may include one or more classes which differ, among other things, as to the Bond Rate and amortization of principal. The terms of all Transition Bonds of the same series will be identical, unless such series is comprised of more than one class, in which case the terms of all Transition Bonds of the same class will be identical. The particular terms of the Transition Bonds of any series and, if applicable, classes thereof, will be described in the related Prospectus Supplement.

                                    The terms of such series and any classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued series. A new series may be issued pursuant to the Indenture only upon satisfaction of the conditions described in this Prospectus under "The
                                    Indenture--Issuance in Series or Classes."
                                    See "Risk Factors--The Transition
                                    Bonds--Issuance of Additional Series May
                                    Adversely Affect Outstanding Transition
                                    Bonds" and "The Transition Bonds" in this
                                    Prospectus.

Denominations:                      Each class of Transition Bonds will
                                    initially be issued in the minimum
                                    denominations set forth in the related
                                    Prospectus Supplement.

Form of the Transition
    Bonds: Each series and class of Transition Bonds will initially be issued either only in book-entry form through The Depository Trust Company or in another form as specified in the applicable Prospectus Supplement. See "The Transition Bonds--Book-Entry Registration" in this Prospectus.

Tax Status:                         West Penn has received a ruling from the
                                    IRS that the Transition Bonds will be
                                    classified as obligations of the Seller.
                                    Based on the ruling, for U.S. federal
                                    income tax purposes, the Transition Bonds will be treated as debt of the Seller secured by a pledge of the Collateral.

                                    The Issuer will be treated as a division of the Seller and will not be treated as a separate taxable entity.

                                    Transition Bondholders who are not United
                                    States taxpayers generally will not be
                                    subject to United States federal income or withholding taxes on interest received on the Transition Bonds.

                                    See "United States Taxation" in this
                                    Prospectus.

ERISA Considerations:               Employee benefit plans are permitted to
                                    purchase Transition Bonds. A fiduciary of any employee benefit plan or other plan or arrangement that is subject to the Employee Retirement Income Security Act of
                                    1974, as amended ("ERISA"), or Section
                                    4975 of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisers whether the purchase or holding of the Transition
                                    Bonds of any class or series could give
                                    rise to a transaction prohibited or not
                                    otherwise permissible under ERISA or the Code. See "ERISA Considerations" in this
                                    Prospectus.

Ratings: It is a condition of any underwriter's obligation to purchase each series or class of Transition Bonds that, at the time of issuance, such series or class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from one or more rating agencies which have rated the Transition Bonds (each, a "Rating Agency") specified therein.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Transition Bond and, accordingly, there can be no assurance that the ratings assigned to any series or class of Transition Bonds upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter.

                                    If a rating of any series or class of
                                    Transition Bonds is revised downward or
                                    withdrawn, the liquidity and the price of such series or class of Transition Bonds may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each series or class of Transition Bonds by the applicable Series Termination Date or Class Termination Date.

                                    See "Risk Factors--The Transition
                                    Bonds--Uncertain Weighted Average Life"
                                    and "Ratings" in this Prospectus.

                         [PARTIES TO THE TRANSACTION]



          WEST PENN                                       PUC**
          (Servicer)                                 (State agency; not
                                                     affiliated with Issuer,
          Applies, as Servicer,                      Seller or West Penn)
          for ITC Adjustments

                                                    Issued the QRO and
                                                  approves adjustments to
                                               Intangible Transition Charges


          Contributes ITP* for 100%
          of stock of Seller pursuant
          to Transfer Agreement


          Services Intangible Transition
          Property of the Issuer and receives
          Servicing Fee pursuant to Servicing
          Agreement


               SELLER
          (West Penn Funding
             Corporation)

     Sells ITP* for cash pursuant to
     Sale Agreement

                 ISSUER
              (West Penn
              Funding LLC)

   Sale of Transition Bonds for cash,
   pursuant to Underwriting Agreement



               UNDERWRITERS


         Sale of Transition
         Bonds for cash

               TRANSITION                              BOND TRUSTEE
               BONDHOLDERS                      (acts for and on behalf of
                                                   Transition Bondholders
                                                    pursuant to Indenture)
-----------------

* Intangible Transition Property, created by the PUC implementing the Competition Act through approving West Penn's Restructuring Plan and issuing the Qualified Rate Order. The PUC will also approve periodic adjustments of Intangible Transition Charges as described in this Prospectus.

** The PUC also supervises the implementation of the Competition Act and is authorized to issue regulations thereunder.

                 BASIC MONTHLY ALLOCATIONS AND DISTRIBUTIONS



     CUSTOMERS          Payment of Intangible
        AND             Transition Charges to
       EGSs*            Servicer

     WEST PENN         Remittance of ITC
     (SERVICER)        Collections**

     COLLECTION
     ACCOUNT

Application of amounts
in Collection Account
(including net earnings
thereon), on each Payment
Date, as follows:

(1) Bond Trustee: Fees and expenses (including Indemnity Amounts and Loss Amounts owed to the Bond Trustee)

(2) Servicer: Servicing Fees

(3) Administrative Agent: Fees

(4) Issuer: Operating expenses (up to an aggregate $[12,500] for all Series)

(5) Transition Bondholders:

    Interest for such Payment Date

    Principal payable as a result of acceleraiton or payable on a Series or Class Termination Date or payable on a Redemption Date

    Principal scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule

(6) Issuer: All unpaid operating expenses, Indemnity Amounts and Loss Amounts owed to the Issuer

(7) Capital Subaccount: Up to Required Capital Amount

(8) Overcollateralizatoin Subaccount: Up to Calculated Overcollateralization
    Level

(9) Reserve Subaccount: All remaining amounts

-------------------
*    Electric generation suppliers providing billing and/or metering services
**   Collections of Intangible Transition Charges

                                 RISK FACTORS

   You should consider the following risk factors in deciding to purchase Transition Bonds:

                Legal, Legislative or Regulatory Actions Could
                   Adversely Affect Transition Bondholders

Legal Challenges Could Adversely
Affect Transition Bondholders       Intangible Transition Property and its
                                    adequacy to pay principal of and interest on the Transition Bonds depends on the Competition Act and the QRO. If the
                                    Competition Act or the QRO were challenged in a lawsuit and a court decided it was invalid or unenforceable, West Penn would have breached a representation in the Transfer Agreement. In that case, West
                                    Penn would have to repurchase the
                                    Intangible Transition Property and pay the ongoing costs of servicing the Transition
                                    Bonds, including the payment of principal and interest on the Transition Bonds, on each Payment Date, but only if conditions relating to the nature of the breach and its effect on Transition Bondholders were satisfied. See "The Transfer Agreement--
                                    Representations and Warranties of West
                                    Penn" in this Prospectus. Also, West Penn may not be able to meet its repurchase obligations. As a result, if the Competition Act or the QRO was overturned, Transition Bondholders could suffer a loss of their investment. Also, the time and expense of enforcing rights against West
                                    Penn could result in a loss to Transition
                                    Bondholders or delay expected payments on the Transition Bonds.

Changes in Law May Result in
Losses to Transition Bondholders    West Penn will not breach a representation
                                    or be required to repurchase the
                                    Intangible Transition Property for a
                                    change in law by legislative enactment or constitutional amendment, including an enactment or amendment that breaches the Commonwealth's pledge not to limit, alter or impair Intangible Transition Property or Intangible Transition Charges. Examples of a change in law are a repeal of the Competition Act, an amendment to it voiding the existence of Intangible
                                    Transition Property or the adoption of a federal statute prohibiting the recovery of stranded costs.

                                    Under the Competition Act, the
                                    Commonwealth may limit or alter the value of intangible transition property or intangible transition charges if "adequate compensation is made by law" for the protection of the intangible transition charges and of transition bondholders. It is unclear if "adequate compensation . . . by law" would fully compensate Transition Bondholders for their investment.

                                    Under the United States and Pennsylvania
                                    Constitutions, the Commonwealth could not repeal or amend the

                                    Competition Act (by way of legislative
                                    process) or take any action that violates its pledge and agreement (described above) without paying just compensation to the transition bondholders if doing so would:

                                    o constitute a permanent "taking" of the
                                      property interest of transition
                                      bondholders in the intangible transition property; and

                                    o deprive the transition bondholders of
                                      their reasonable expectations arising from their investments in the transition bonds.

                                    However, even if a court awarded just
                                    compensation, it may not be enough to pay the full amount of principal of and interest on the Transition Bonds.

                                    Also, if there were a change in law
                                    described above, there might be costly and time-consuming litigation. There is no judicial precedent directly on point, and the security for the Transition Bondholders is a new type of asset. As a result, the outcome of any such litigation cannot be predicted with certainty.

Federal Legislation May Result in
Losses to Transition Bondholders    Congress or a federal agency may pass a
                                    law or adopt a rule or regulation
                                    prohibiting or limiting the collection of
                                    intangible transition charges. Congress
                                    considered in 1997 at least one bill
                                    prohibiting the recovery of stranded
                                    costs, but the bill was not enacted. The
                                    Issuer cannot predict if any future bills
                                    that prohibit the recovery of stranded
                                    costs will become law or, if they become
                                    law, what their final form or effect will
                                    be. If the Competition Act or the QRO was
                                    preempted by federal law, a court may
                                    decide that it is not a "taking" for which
                                    the government would have to pay the
                                    estimated market value of the Transferred
                                    Intangible Property. Even if any federal
                                    preemption were considered a "taking," for
                                    which the government had to pay this
                                    value, that compensation may not be enough
                                    to pay the full amount of principal of and
                                    interest on the Transition Bonds. In that
                                    case, Transition Bondholders could suffer
                                    a loss of their investment. See "--Changes
                                    in Law May Result in Losses to Transition
                                    Bondholders" above. Also, in this case,
                                    West Penn would not be required to
                                    repurchase the Intangible Transition
                                    Property.
The PUC May Take Actions that
Adversely Affect Transition
Bondholders                         The PUC will continue to regulate certain
                                    aspects of the electric industry in
                                    Pennsylvania. For example, it will

                                    o regulate all aspects of the business of
                                      electric distribution companies;

                                    o set financial and other requirements for
                                      electric generation suppliers and other
                                      third parties; and

                                    o set customer billing guidelines and
                                      collection, metering and disclosure
                                      requirements for electric generation
                                      suppliers and other third parties.

                                    Also, subject to the Commonwealth's pledge not to limit or alter the value of Intangible Transition Charges or Intangible Transition Property unless adequate compensation is made for the full protection of the Transition Bondholders, the PUC could revise or rescind any of its regulations. West Penn cannot predict whether the PUC will make new regulations or the timing or content of any new PUC regulations.

                                    West Penn agrees to take legal or
                                    administrative actions, including bringing lawsuits, as may be reasonably necessary to block or overturn:

                                    o any government attempt to repeal or
                                      change the Competition Act, the QRO or the Intangible Transition Property in a way that is materially adverse to the holders of Transition Bonds, or

                                    o lawsuits by third parties which, if
                                      successful, would result in a breach of
                                      West Penn's representations concerning the
                                      Intangible Transition Property, the QRO or the Competition Act.

                                    West Penn, however, may not be able to
                                    take those actions and any action West
                                    Penn is able to take may not be
                                    successful.

                                    Future PUC regulations may affect the
                                    rating of the Transition Bonds or their
                                    price. Those actions may also affect the rate of ITC Collections and, as a result, the amortization of Transition Bonds and their weighted average lives. As a result, Transition Bondholders could suffer a loss of their investment.

Litigation and Other Events in
Other Jurisdictions Could
Adversely Affect Transition
Bondholders                         A court decision based on the U.S.
                                    Constitution or other federal law
                                    overturning a state statute like the
                                    Competition Act adopted by another state could give rise to a challenge to the Competition Act. That decision would not automatically invalidate the Competition
                                    Act. It could, however, set a legal
                                    precedent for a successful challenge to
                                    the Competition Act that could adversely affect Transition

                                    Bondholders. As a result, the market value of the Transition Bonds could be reduced.

                                    Also, legal actions in other states
                                    challenging stranded cost recovery or
                                    securitization of stranded cost recovery could adversely affect the market for Transition Bonds. Legal challenges brought in jurisdictions other than Pennsylvania based on state laws other than Pennsylvania would not, however, directly affect the Competition Act or the interests of the Transition Bondholders. These actions, however, could increase awareness of the political and other risks associated with these types of securities and limit the liquidity of the Transition Bonds and impair their value.

                   Nature of Intangible Transition Property

Lack of Continued Operation of
Existing Generation Facilities
May Result in Losses to
Transition Bondholders              Under the Competition Act, recovery of
                                    stranded costs associated with existing
                                    generating facilities depends on continued operation of these facilities. There is an exception if such operation is uneconomic because of the transition to a competitive market. Although the parts of the QRO providing for collection of Intangible
                                    Transition Charges are stated to be
                                    irrevocable, the collection of Intangible
                                    Transition Charges could be challenged if certain generating facilities of West Penn ceased to operate at reasonable levels. If the challenge were successful, the Issuer may not have funds to make payments on the Transition Bonds. As a result, Transition
                                    Bondholders could suffer a loss of their investment. Also, in this case, West Penn would not be required to repurchase the Intangible Transition Property.

Failure to Make Adequate
Adjustments to the Intangible
Transition Charges May Result
in Losses to Transition
Bondholders                         The actual rate of ITC Collections may
                                    vary from projections used to set the
                                    Intangible Transition Charges due to a
                                    number of factors. These include
                                    variations in electricity usage by
                                    Customers from projected electricity usage and delinquencies and write-offs. The
                                    Servicer must seek an adjustment to the
                                    Intangible Transition Charges from the PUC on each Calculation Date to reflect shortfalls in or excesses of ITC
                                    Collections for prior periods, including shortfalls or excesses resulting from inaccurate Servicer forecasts. The adjustments are intended to take into account any projected trends in Customers or usage impacting billed revenue from which Intangible Transition Charges are allocated to prevent shortfalls or excesses of ITC Collections in future periods.

                                    If those forecasts or projected trends are not accurate, adjustments to the Intangible Transition Charges may not result in the Issuer receiving funds sufficient to pay interest on the Transition Bonds when due and principal of the Transition Bonds in accordance with the expected amortization schedule.

                                    The Competition Act and the QRO require
                                    the PUC to approve annual Adjustment
                                    Requests within 90 days of the applicable
                                    Calculation Date. Also, the QRO provides that, during the period commencing 12 months prior to the last scheduled payment date for the payment of principal on each Series of Transition Bonds, the monthly adjustments will become effective on the first day of the next calendar month. If the PUC fails to approve these adjustments on a timely basis or there is any litigation challenging the approval thereof or methodology therein, the price and liquidity of the Transition Bonds could be adversely affected.

                                    Any of the factors described above could affect the sufficiency of amounts available to pay the principal of the Transition Bonds or the dates of the payment of the principal of the Transition Bonds. As a result, Transition Bondholders could suffer a loss of their investment or the weighted average lives of the Transition Bonds could be adversely affected.

Limitations on the Intangible
Transition Charges May Result in
Losses to Transition Bondholders    The Intangible Transition Charges
                                    associated with the issuance of transition bonds may not be imposed for service periods after December 31, 2008. Also, after the final Adjustment Date specified for each Series, the Intangible Transition
                                    Charges may no longer be adjusted for that Series. After that date, any shortfalls in ITC Collections available to make payments on the Series are expected to be covered through amounts, if any, on deposit in the Reserve Subaccount, the Overcollateraliza tion Subaccount and the Capital
                                    Subaccount. If those amounts are not
                                    enough to cover the shortfalls, the
                                    Transition Bonds may not be paid in full by the applicable Expected Final Payment
                                    Date or Class or Series Termination Date, and Transition Bondholders would suffer a loss of their investments.

Other Uncertainties Associated
with Intangible Transition
Property The Servicer does not have historical information for Intangible Transition Property, although it does have customer and energy usage records. Those usage records, however, do not reflect customers' payment patterns or energy usage in a competitive market. They also do not reflect consolidated billing by electric generation suppliers or other third parties. As a result, these records may not be useful in predicting payments of Intangible Transition Charges.

                                    The Servicer does not have any experience administering this type of asset.

                                    In the event of a foreclosure, there is
                                    likely to be a limited market, if any, for the Transferred Intangible Transition Property. Therefore, foreclosure may not be a realistic or practical remedy. See "--Bankruptcy; Creditors' Rights" below.

                                    These factors may result in delays or
                                    shortfalls in scheduled payments on the
                                    Transition Bonds.

                                   Servicing

Transition Bondholders Must Rely
on the Servicer                     The Servicer will be responsible for
                                    calculating adjustments to the Intangible
                                    Transition Charges, submitting Adjustment
                                    Requests to the PUC and billing and
                                    collecting the Intangible Transition
                                    Charges. If West Penn ceased servicing
                                    Intangible Transition Property, it may be hard to obtain a Successor Servicer. Also, a transfer of servicing functions will require cooperation by the PUC. A
                                    Successor Servicer may have difficulties in collecting Intangible Transition
                                    Charges and determining appropriate
                                    adjustments to Intangible Transition
                                    Charges. Also, under current law, a
                                    Successor Servicer may not be able to shut off service to a Customer that fails to pay Intangible Transition Charges.

                                    If West Penn were replaced as Servicer,
                                    any of those factors and others could
                                    delay the timing of payments on the
                                    Intangible Transition Property. As a
                                    result, Transition Bondholders could incur a loss of their investment. See "The Servicing Agreement" in this Prospectus.

Inaccurate Projections by Servicer
May Result in Losses to
Transition Bondholders              If the Servicer incorrectly forecasts the
                                    billed revenue from which Intangible
                                    Transition Charges are allocated and the delinquency and write-off experience relating to Intangible Transition Charges, the timely receipt of ITC Collections could be adversely affected. A variety of risks and uncertainties could cause actual results to differ materially from those projected. They include, among others, changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, regulatory initiatives, compliance with governmental regulations and litigation.
                                    All of those events and circumstances are beyond the control of the Servicer.
                                    Adjustments to the Intangible

                                    Transition Charges are required to be made under the Competition Act if actual results differ from projections. However, until the adjustments are made, payments on the Transition Bonds could be delayed, and the market value of the Transition Bonds could be reduced. There can be no assurance that, when made, adjustments will be sufficient.

Delays in Payments on Transition
Bonds May be Caused by Changes in
Payment Terms                       The Servicer is permitted to alter the
                                    terms of billing and collection
                                    arrangements and modify amounts due from Customers. The Servicer cannot change the amount of a Customer's individual
                                    Intangible Transition Charges, but it can take actions that it believes will increase collections from a Customer.
                                    These actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill. The
                                    Servicer can also write-off outstanding
                                    bills that it deems uncollectible in
                                    accordance with its usual billing and
                                    collection practices. Additionally, West
                                    Penn or a successor to West Penn as
                                    Servicer may change its billing and
                                    collection practices, or the PUC may
                                    require changes to these practices. These changes could delay or reduce ITC
                                    Collections and, as a result, adversely
                                    affect the payment of interest on the
                                    Transition Bonds on a timely basis or the payment of principal of the Transition
                                    Bonds in accordance with the expected
                                    schedule. See "The Servicer--Customers and
                                    Operating Revenues," "--Billing Process" and "--Limited Information on Customers'
                                    Creditworthiness" in this Prospectus.

West Penn has Limited Information
on Customers' Creditworthiness      The Servicer's ability to collect
                                    Intangible Transition Charges will depend in part on the creditworthiness of its Customers. Under Pennsylvania law, West
                                    Penn generally must provide service to new
                                    Customers in its service area. Credit
                                    investigations of new Customers by West
                                    Penn have been limited. If the Servicer
                                    incorrectly determines the
                                    creditworthiness of a large number of its Customers, there may be significant increases in delinquencies and write-offs.
                                    This could result in delays in payments to Transition Bondholders. See "--It May Be
                                    More Difficult to Collect Intangible
                                    Transition Charges Due To Billing by Third
                                    Parties" below.

It May Be More Difficult to Collect
Intangible Transition Charges Due
to Billing by Third Parties         Under the Competition Act, after
                                    [        ], Intangible Transition Charges
                                    may be collected by third parties
                                    providing billing and metering services, including electric generation suppliers.
                                    Any third party that provides consolidated billing must pay the Servicer amounts billed by the Servicer to the third party, including the Intangible Transition
                                    Charges. Third party billing parties are required to make these payments even if the third party fails to collect such amounts from Customers.

                                    Billing by third parties as described
                                    above could adversely affect the timely
                                    payment of interest on the Transition
                                    Bonds or the payment of principal of the Transition Bonds in accordance with the expected amortization schedule because:

                                    o any third party that collects Intangible
                                      Transition Charges may not use the same
                                      customer credit standards as the Servicer;

                                    o problems may arise from new and untested
                                      systems or any lack of experience on the part of third parties with Customer billing and collections;

                                    o the Servicer may not be able to reduce
                                      credit risks relating to third parties in the same manner in, or to the same extent to which, it reduces such risks relating to its Customers;

                                    o the Servicer generally will not have the
                                      right to pursue Customers of a third party which provides consolidated billing who defaults in the payment of Intangible Transition Charges; and

                                    o to the extent that Customers choose
                                      consolidated billing by electric
                                      generation suppliers or other third
                                      parties, the Issuer may be relying on a
                                      small number of electric generation
                                      suppliers and other third parties rather than a large number of individual Customers, to pay ITC Collections. As a result, a default in the payment of Intangible Transition Charges by a single third party that provides billing service to a large number of Customers may adversely affect the timing of payments on the Transition Bonds or could result in a loss of their investment.

                                    Neither West Penn nor the Servicer will
                                    pay any shortfalls resulting from the
                                    failure of any third party to forward ITC
                                    Collections to the Servicer. The
                                    adjustment mechanism for the Intangible
                                    Transition Charges, as well as the
                                    Overcollateralization Amount and the
                                    amounts on deposit in the Capital
                                    Subaccount and the Reserve Subaccount are intended to address delays in the timing of collections and payments. However, delays in payments to Transition Bondholders might occur as a result of delays in obtaining adjustments or any lack of funds in the Reserve

                                    Subaccount, the Overcollateralization
                                    Subaccount and the Capital Subaccount
                                    after the final Adjustment Date.

Customers Within West Penn's
Service Area May Stop or Delay
Making Intangible Transition
Charge Payments                     Customers within West Penn's service area
                                    may stop or delay paying Intangible
                                    Transition Charges because:

                                    o they may be confused by the assessment
                                      of a charge they have not seen before or because of changes in billing and payment arrangements, including billing by third parties;

                                    o they may misdirect their payments as
                                      they may owe amounts to several different parties which may include both West Penn and an electric generation supplier or other third party;

                                    o if a large number of Customers
                                      self-generate, move out of West Penn's
                                      service territory, significantly reduce
                                      their electricity consumption or cease
                                      consuming electricity altogether, the
                                      Intangible Transition Charges, as
                                      periodically adjusted, required to be paid by remaining Customers may become burdensome. Greater delinquencies and write-offs or petitions to the PUC to reduce Intangible Transition Charges might result; and

                                    o the Servicer may not be able to collect
                                      Intangible Transition Charges from
                                      Customers who partially self-generate
                                      because the Servicer may not know which
                                      consumers are self-generating and will not be able to exercise full shut-off rights against a self-generator.

                                    Any of these factors could result in
                                    delays or shortfalls in scheduled payments on the Transition Bonds.

The Commingling of ITC Collections
with Servicer's Other Funds May
Result in Payment Delays            Until ITC Collections are deposited with
                                    the Bond Trustee, the Servicer will not
                                    segregate them from its general funds. If the Servicer does not or cannot remit the full amount of the ITC Collections there may be delays or reductions in payments to Transition Bondholders. The adjustments to the Intangible Transition Charges and amounts, if any, on deposit in the Reserve
                                    Subaccount, the Overcollateraliza tion
                                    Subaccount and the Capital Subaccount are designed to reduce this risk. However, there may be delays in payments to Transition Bondholders if there are delays in implementation of the adjustment mechanism or a lack of funds in the Reserve Subaccount, the
                                    Overcollateralization Subaccount and the
                                    Capital Subaccount after the final
                                    Adjustment Date.

Potential Computer Program Problems
Beginning In The Year 2000 May
Result in Payment Delays on
Transition Bonds                    There could be delays in principal and
                                    interest payments on the Transition Bonds if West Penn, as Servicer, or the Bond
                                    Trustee experiences problems in its
                                    computer programs (or those of vendors on whom they rely) relating to the Year 2000.
                                    Many existing computer programs use only two digits to identify a year. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000 and afterwards.

                                    West Penn has evaluated the impact of
                                    preparing its systems for the Year 2000.
                                    It has identified areas of potential
                                    impact and is implementing conversion
                                    efforts. On March 30, 1999, West Penn
                                    reported to the PUC that, except for a few items, its critical electricity production and delivery systems were Year 2000 ready pending final confirmation system testing of its power stations in April and May. West Penn anticipates that all of its critical systems, including its business applications systems as well as the electricity production and delivery systems, will be Year 2000 ready by June 30, 1999 [update]. See "The Servicer -- Year 2000 Compliance" in this Prospectus.

                                    If West Penn (or a third party on whom
                                    West Penn relies for collection of
                                    Intangible Transition Charges) does not
                                    have a computer system that is Year 2000 compliant by January 1, 2000, West Penn's ability to service the Intangible Transition Property may be materially and adversely affected.

                                    If the Bond Trustee does not have a
                                    computer system that is Year 2000
                                    compliant by January 1, 2000, the Bond
                                    Trustee's ability to make distributions on the Transition Bonds may be materially and adversely affected.

                                    The Year 2000 issue could also affect
                                    usage if there are problems with the
                                    generation or distribution of electricity.

                                    There is no way to predict the impact of the Year 2000 issue. However, if there are significant interruptions of service to Customers or significant business interruptions in general caused by Year 2000 issues, there could be significant delays in ITC Collections. In that case, payments to Transition Bondholders could be delayed.

                        Bankruptcy; Creditors' Rights

Bankruptcy of West Penn or the
Seller May Result in Losses to
Transition Bondholders              General. The bankruptcy of West Penn or
                                    the Seller could have several adverse
                                    consequences for Transition Bondholders, the most important of which are briefly described below.

                                    True Sale/Capital Contribution or
                                    Financing. The Competition Act provides
                                    that a transfer of intangible transition property by an electric utility to an assignee that is expressly stated to be a sale or other absolute transfer in a transaction approved in a qualified rate order, will be treated as a sale, rather than a pledge or other financing, of the intangible transition property. West Penn will represent in the Transfer Agreement that (i) the transfer of the Transferred Intangible Transition Property to the Seller is a capital contribution and (ii) the transfer of the Transferred Intangible Transition Property by the Seller to the Issuer is a sale. West Penn and the Seller will also represent that they will take the appropriate actions under the Competition Act, including filing an intangible transition property notice, to perfect these transfers.

                                    If West Penn became a debtor in a
                                    bankruptcy case, the bankruptcy trustee,
                                    West Penn or another party could take the position that the transfer of the Transferred Intangible Transition Property to the Seller was a financing transaction and not a capital contribution. Similarly, if the Seller became a debtor in a bankruptcy case, the bankruptcy trustee, the Seller or another party could take the position that the sale of the Transferred Intangible Transition Property to the Issuer was a financing transaction and not a "true sale". If a court agreed with either of these positions, delays or reductions in payments on the Transition Bonds could result. Regardless of a court's final decision on the character of the transactions, the mere fact of a West Penn or Seller bankruptcy could result in delays in payments on the Transition Bonds. Such a bankruptcy also could have an adverse effect on the secondary market for the Transaction Bonds, including the liquidity and market value of the Transition Bonds.

                                    To reduce the impact of the possible
                                    recharacterization of a sale or other
                                    absolute transfer of intangible transition property as a financing transaction, the Competition Act and related regulations provide that if an intangible transition property notice is filed and the transfer is later held to be a financing transaction, that notice will be deemed to constitute a filing with respect to a security interest. The Competition Act also provides that any such filing in respect of transition bonds takes precedence over any other filings. As a result of these filings, the Seller would be a secured creditor of West Penn and the Issuer would be a secured creditor of the Seller, entitled to recover against the Collateral. If, however, intangible transition property notices are not filed for any reason, the Seller or the Issuer fails to otherwise perfect its interest in the

                                    Transferred Intangible Transition Property and the transfer is thereafter deemed not to constitute a true sale or other absolute transfer, the Seller would be an unsecured creditor of West Penn or the Issuer would be an unsecured creditor of the Seller.

                                    Consolidation of the Issuer, the Seller
                                    and West Penn. If West Penn or the Seller became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or the Seller or another party may attempt to substantively consolidate the assets of the Issuer and West Penn or the Seller. West Penn, the Seller and the Issuer have taken steps to attempt to reduce this risk. However, if a court ordered that the assets and liabilities of the Issuer be consolidated with those of West Penn or the Seller, delays or reductions in payments on the Transition Bonds would result.

                                    Estimation of Claims; Challenge to
                                    Liquidated Damage Claims. If West Penn
                                    became a debtor in a bankruptcy case,
                                    claims (including indemnity claims) by the Issuer against West Penn under the Transfer Agreement and the related documents would be unsecured claims and could be discharged. Also, the bankruptcy trustee, West Penn or another party may request that the Bankruptcy Court estimate any contingent claims (including for West Penn's repurchase obligation) of the Issuer against West Penn and take the position that the claims should be estimated at zero or at a low amount because the contingency giving rise to the claims is unlikely to occur.

                                    If West Penn became a debtor in a
                                    bankruptcy case and West Penn were
                                    obligated under the Transfer Agreement to repurchase the Intangible Transition Property, the bankruptcy trustee, West Penn or another party might challenge the enforceability of the repurchase provisions. If a court decided that the repurchase provisions were unenforceable, the Issuer should have a claim against West Penn for actual damages based on breach of contract principles. The amount of those actual damages would be subject to estimation and/or calculation by the court.

                                    As a result of any of the above-described actions or claims, Transition Bondholders could suffer delays in payment, reduction in the investment value of their Transition Bonds or a loss of their investment.

                                    Status of Intangible Transition Property as Current Property. The Competition Act provides that the Transferred Intangible Transition Property constitutes a current property right on and after the date that the QRO became effective. West Penn has also made a representation to that effect. However, if West Penn became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or another party could argue that, because the payments based on the Transferred Intangible Transition Property are indirectly usage-based charges, the Transferred Intangible Transition Property comes into existence only as Customers use electricity.

                                    If a court adopted this position, a
                                    security interest in favor of the
                                    Transition Bondholders may not attach to Intangible Transition Charges in respect of electricity used after the beginning of a bankruptcy case for West Penn. If a court took this position and also determined that the Transferred Intangible Transition Property has not been sold or transferred absolutely to the Seller or the Issuer, the Issuer would be an unsecured creditor of the Seller and the Seller would be an unsecured creditor of West Penn and delays or reductions in payments on the Transition Bonds could result.

                                    Also, a court could rule that any
                                    Intangible Transition Charges relating to electricity consumed after the commencement of West Penn's bankruptcy cannot be transferred to the Issuer or the Bond Trustee. This could result in delays or reductions of payments of the Transition Bonds.

                                    Payments based on the Intangible
                                    Transition Charges are indirectly
                                    usage-based charges. Therefore, if West
                                    Penn became a debtor in a bankruptcy case, the bankruptcy trustee, West Penn or another party could argue that the Issuer should pay a portion of the costs of West Penn associated with generating, transmitting or distributing the electricity use of which gave rise to the ITC Collections related to the Transition Bonds. If a court adopted this position, there could be delays or reductions in payments to the Transition Bondholders.

                                    Whether or not West Penn is the debtor in a bankruptcy case, if a court decided that the Transferred Intangible Transition Property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of West Penn arising before the Transferred Intangible Transition Property came into existence could have priority over the Issuer's interest in the Transferred Intangible Transition Property. This could result in a reduction of amounts paid to the Transition Bondholders. Adjustments to the Intangible Transition Charges may be available to reduce this risk, although delays in implementation or challenges to those adjustments may cause a delay in receipt of payments.

                                    Enforcement of Rights by Bond Trustee. If there is an Event of Default under the Indenture, the Competition Act permits the PUC to order the segregation and payment of all Intangible Transition Charges to Transition Bondholders. The Competition Act provides that the order will be effective notwithstanding bankruptcy or other insolvency proceedings with respect to the utility or its assignee. The PUC, however, may not issue such an order because of the automatic stay provisions of the Bankruptcy Code. Also, a bankruptcy court may not lift the stay to permit such action by the PUC. In that event, the Bond Trustee may under the Indenture seek an order from the bankruptcy court lifting the automatic stay with respect to the PUC action and an order requiring segregation of the revenues arising from the Transferred Intangible Transition
                                    Property. However, a court may not grant either order.

Bankruptcy of Servicer May Result
in Losses to Transition
Bondholders                         The Servicer can commingle ITC Collections
                                    with its own funds until they are
                                    deposited with the Bond Trustee. The
                                    Competition Act provides that the priority of a lien created under the Competition
                                    Act is not adversely affected by the
                                    commingling of funds arising with respect to Intangible Transition Property with funds of the electric utility. However, in the event of a bankruptcy of the Servicer, the bankruptcy trustee, the Servicer or another party might argue that ITC
                                    Collections held by the Servicer were
                                    property of the Servicer included in its bankruptcy estate. If a court adopted this position, there may be delays in payments due on the Transition Bonds.

                                    If the Servicer became a debtor in a
                                    bankruptcy case, the automatic stay may
                                    prevent the Issuer from effecting a
                                    transfer of servicing, even though the
                                    Servicing Agreement provides that the Bond
                                    Trustee appoint, or petition the PUC or a court to appoint, a Successor Servicer.

                             The Transition Bonds

Absence of Secondary Market for
Transition Bonds Could Limit
Ability to Resell Transition
Bonds The underwriters for the Transition Bonds may assist in resales of the Transition Bonds but they are not required to do so. A secondary market for the Transition Bonds may not develop. If a secondary market for the Transition Bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the Transition Bonds. See "Plan of Distribution for the Transition Bonds" in this Prospectus.

Limited Sources of Payments for
the Transition Bonds May Result in
Losses to Transition Bondholders    The Transition Bonds are obligations of
                                    the Issuer, a special purpose entity,
                                    only. The Transition Bonds will not
                                    represent an interest in or obligation of West Penn, the Seller, the Bond Trustee or any entity other than the Issuer. The
                                    Issuer has no property other than the
                                    Collateral. The Collateral is the sole
                                    source of payment on the Transition Bonds.
                                    None of the Transition Bonds will be
                                    guaranteed or insured by West Penn, the
                                    Seller, the Bond Trustee or any affiliates thereof (other than the Issuer) or any other entity.

Issuance of Additional Series May
Adversely Affect Outstanding
Transition Bonds                    The Issuer may from time to time issue
                                    new series of Transition Bonds without
                                    the prior review by or consent of the
                                    Transition Bondholders of any previously issued series. A new series of Transition
                                    Bonds may not be issued if it would result in the credit ratings on any outstanding series of Transition Bonds being reduced or withdrawn, but the issuance of any other series of Transition Bonds might have an impact on the timing or amount of payments received by Transition Bondholders. See
                                    "The Transition Bonds" and "The
                                    Indenture--Issuance in Series or Classes" in this Prospectus. In addition, various matters relating to the Transition Bonds require a vote of all Transition
                                    Bondholders of all series, even though
                                    there may be differences in the interests or positions among such series or classes of such series. This could result in voting outcomes adverse to the interests of one or more series or classes of Transition Bonds.

Limited Nature of Ratings           The Transition Bonds will be rated
                                    by one or more established rating
                                    agencies. The ratings merely analyze the probability that the Issuer will repay the total principal amount of the Transition
                                    Bonds at final maturity (the series or
                                    class termination date, as applicable) and will make timely interest payments. The ratings do not assess the speed at which the Issuer will repay the principal of the Transition Bonds. As a result, any series or class of Transition Bonds might be paid later than scheduled, resulting in a weighted average life of such Transition
                                    Bonds which is longer than expected. A
                                    security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if, in its judgment, circumstances so warrant.

Uncertain Weighted Average Life     The actual dates on which principal is
                                    paid on each class of Transition Bonds
                                    might be affected by, among other things, the amount and timing of receipt of ITC
                                    Collections. Since the amount of
                                    Intangible Transition Charges collected
                                    from each Customer will depend upon the
                                    Customer's usage of
                                    electricity, the aggregate amount and
                                    timing of ITC Collections (and the
                                    resulting amount and timing of principal payments on the Transition Bonds) will depend, in part, on actual usage of electricity and the rate of delinquencies and write-offs. See
                                    "--Servicing--Inaccurate Projections by
                                    Servicer May Result in Losses on
                                    Transition Bonds" above. Although the
                                    Intangible Transition Charges will be
                                    adjusted from time to time based in part on the actual rate of ITC Collections during prior billing periods, the Servicer may not be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs or implement adjustments to the Intangible
                                    Transition Charges. If ITC Collections are received at a slower rate than expected, payments on the Transition Bonds may be made later than expected, resulting in a longer weighted average life. Because principal will generally be paid at a rate not to exceed that reflected in the expected amortization schedule, the
                                    Transition Bonds are not expected to be
                                    retired earlier than scheduled other than in the event of a redemption or acceleration.

                                    If so provided in a Prospectus Supplement, there may be optional redemptions of the Transition Bonds. Future market conditions may require Transition Bondholders to reinvest the proceeds of a redemption at a rate lower than the rate received on the Transition Bonds. The Issuer cannot predict whether it will redeem any series of Transition Bonds. See "Certain Weighted Average Life and Yield Considerations" and "The Transition Bonds--Credit Enhancement" in this Prospectus.

                             AVAILABLE INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Transition Bonds. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe the material terms of certain documents filed as exhibits to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and its exhibits. Any statements contained in this Prospectus or any Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http:\\www.sec.gov.

     The Issuer will file with the SEC such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Transition Bonds of any Series if there are fewer than 300 holders of the Transition Bonds.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Transition Bonds will be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in this Prospectus, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, in a Prospectus Supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Prospectus or any Prospectus Supplement.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests
for such copies should be directed to the Issuer, c/o [          ]. Telephone
requests for such copies should be directed to the Issuer at [         ].

                            WEST PENN POWER COMPANY

     Incorporated in Pennsylvania in [     ], West Penn is a public utility
corporation engaged in the transmission, distribution and sale of electricity to approximately 665,000 customers throughout a 10,000 square mile service territory covering all or portions of 24 counties in southwestern and central Pennsylvania. West Penn's generation facilities have in the past served those same customers. In the future, those generation facilities, which will continue to serve those customers and others in the competitive generation market, may be transferred to an affiliated or non-affiliated entity. See "The Servicer" in this Prospectus.

     The electric and gas utility industries in Pennsylvania are both undergoing fundamental restructuring. See "The Competition Act" in this Prospectus. In addition, in 1996, the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

     Allegheny Energy, Inc., the parent of West Penn, and DQE, Inc. (the parent of Duquesne Light Company in Pittsburgh) have entered into an agreement under which DQE, Inc. would merge into Allegheny Energy in a stock for stock transaction. However, the proposed merger, which has been conditionally approved by the PUC, is currently the subject of litigation in the United States District Court for the Western District of Pennsylvania.

     West Penn will enter into the Servicing Agreement with the Issuer under which West Penn, as agent for the Issuer, will manage, service and administer, and make collections in respect of, the Transferred Intangible Transition Property. See "The Servicing Agreement" in this Prospectus. Allegheny Power Service Corporation, an affiliate of West Penn, will enter into an administration agreement with the Issuer and with the Seller to provide specified administrative services (in such capacity, Allegheny Power Service Corporation is referred to as the "Administrative Agent" in this Prospectus). See "The Issuer" and "The Seller" in this Prospectus.

     West Penn files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

                              THE COMPETITION ACT

General

     The Competition Act was enacted in December 1996 and provides for the restructuring of the electric utility industry in Pennsylvania. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. Generation services may be provided by electric generation suppliers licensed by the PUC. Under the Competition Act, electric generation suppliers are subject to certain limited financial and disclosure requirements but are otherwise unregulated by the PUC. Electric distribution and transmission services will remain regulated.

     The Competition Act requires utilities to submit restructuring plans, including their stranded costs which will result from retail competition for generation services. Stranded costs include regulatory assets and long-term purchase power commitments for which full recovery is allowed and other costs, including investment in generating plants, retirement costs and reorganization costs, for which an opportunity for recovery is allowed in an amount determined by the PUC as just and reasonable. Under the Competition Act, utilities are subject to a generation rate cap through December 31, 2005 which provides that total charges to customers cannot exceed rates in place at December 31, 1996, subject to certain exceptions. The Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2001, subject to certain exceptions. Under the Competition Act, each regulated electric utility was required to implement a retail access pilot program for customers representing 5% of the peak load of each customer class for the period from November 1, 1997 through December 31, 1998.

Recovery of Stranded Costs

     As a mechanism for utilities (including West Penn) to recover their allowed stranded costs, the Competition Act provides for the imposition and collection of nonbypassable charges on customers' bills called "competitive transition charges." Competitive transition charges are assessed to and collected from all retail customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution systems and may be collected over a maximum period of nine years, except as such period may be extended by the PUC for good cause shown. As the competitive transition charges are based on access to the utility's transmission and distribution system, they will be assessed regardless of whether such customer purchases electricity from the utility or an independent electric generation supplier. The Competition Act provides, however, that the utility's right to collect competitive transition charges is contingent on the continued operation at reasonable availability levels of the assets for which the stranded costs were awarded, except where continued operation is no longer cost efficient because of the transition to a competitive market. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Legal Challenges Could Adversely Affect Transition Bondholders" and "Risk Factors--Nature of Intangible Transition Property--Lack of Continued Operation of Existing Generation Facilities May Result in Losses to Transition Bondholders" in this Prospectus.

Securitization of Stranded Costs

     The Competition Act authorizes the PUC to issue qualified rate orders approving the issuance of transition bonds to facilitate the recovery or financing of qualified transition expenses of an electric utility or its assignee. Transition bonds may be issued by a utility, a finance subsidiary of a utility or a third-party assignee of a utility. Under the Competition Act, proceeds of transition bonds are required to be used principally to reduce qualified transition expenses, including stranded costs, and the related capitalization costs of the utility. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.

     The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs.

     Irrevocability of Intangible Transition Property. Under the Competition Act, intangible transition property is created by the issuance by the PUC of a qualified rate order and the declaration by the PUC that the relevant paragraphs of a qualified rate order are irrevocable. The PUC is granted the power under the Competition Act to specify that all or a portion of such qualified rate order will be irrevocable. The Competition Act provides that to the extent that the PUC declares all or a portion of a qualified rate order irrevocable, the PUC may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized therein. In addition, under the Competition Act, the Commonwealth pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Competition Act provides, however, that nothing precludes the Commonwealth from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders" in this Prospectus.

     Adjustments of the Intangible Transition Charges. The Competition Act requires the PUC to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Competition Act requires that such adjustments be made on at least an annual basis on each anniversary of the issuance of the qualified rate order and at additional intervals as specified therein. The PUC must approve such annual adjustments within 90 days of each request for adjustment.

     Nonbypassability. The Competition Act provides that the competitive transition charges and the intangible transition charges will be imposed on customers accessing the utility's transmission and distribution system even if those customers elect to purchase electricity from another supplier or if the customer chooses to operate self-generation equipment in tandem with accessing the utility's transmission and distribution system. The Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the PUC authorizes the utility to contract with such assignee for the utility:

     (i) to continue to operate the system to provide electric services to the utility's customers,

     (ii) to impose and collect the applicable intangible transition charges for the benefit and account of the assignee,

     (iii) to make periodic adjustments of the intangible transition charges, and

     (iv) to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind.

     In addition, to the extent specified in the qualified rate order, the obligations of the utility under any such contract:

     (i) will be binding upon the utility, its successors and assigns, and

     (ii) will be required by the PUC to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's retail electric service territory, as a condition to providing service to such customer or the municipal entity providing such services in place of the utility.

     Creation of a Statutory Lien on Intangible Transition Property. The Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued and is enforceable against all third parties (including judicial lien creditors) if (i) value is given by purchasers of the transition bonds and (ii) a filing is made with the PUC to perfect the security interest within 10 days from issuance of the transition bonds. The Competition Act also provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the PUC in accordance with the provisions of the Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not accrued. The Competition Act provides that any such filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Competition Act. The Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by (i) commingling of revenues with other funds of the utility or (ii) changes to the qualified rate order or the intangible transition charges.

     Characterization of Transfer of Transferred Intangible Transition Property as True Sale. The Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if (i) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer and (ii) the transaction is approved in a qualified rate order. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus.

Jurisdiction Over Disputes; Standing

     Actions against customers for nonpayment of the intangible transition charges may only be brought by the utility, its successor or any other entity providing electric service to the customers. In addition, the Competition Act grants to the PUC exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a customer.

Possible Federal Preemption of the Competition Act

     At least one bill was introduced in the 105th Congress, First Session, prohibiting the recovery of stranded costs such as the Stranded Costs described herein, which could negate the existence of Intangible Transition Property. That bill, H.R. 1230 (The Consumers Electric Power Act of 1997, "H.R. 1230"), was introduced on April 8, 1997 but died at the end of that Congressional session after having been referred to the House Commerce Committee and the Subcommittee on Energy and Power. No prediction can be made as to whether any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider such a preemption a "taking." Moreover, even if such a preemption of the Competition Act or the QRO by the federal government were considered a "taking," for which the government had to pay the estimated market value of the Transferred Intangible Transition Property at the time of the taking, there is no assurance that such compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds, and Transition Bondholders could suffer a loss of their investment. See "Risk Factors--Legal, Legislative or Regulatory

Actions Could Adversely Affect Transition Bondholders--Federal Legislation May Result in Losses to Transition Bondholders" in this Prospectus and "--Possible Commonwealth Amendment or Repeal of the Competition Act" below.

Possible Commonwealth Amendment or Repeal of the Competition Act

     Under the Competition Act, the Commonwealth has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the transition bonds and interest thereon are fully paid and discharged. The Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Competition Act precludes such limitation or alteration by the Commonwealth if "adequate compensation is made by law" for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be afforded to Transition Bondholders by the Commonwealth if it attempts to limit or alter Intangible Transition Property or Intangible Transition Charges. Accordingly, no assurance can be given that any such provision would fully compensate Transition Bondholders for their investment and would not adversely affect the price of the Transition Bonds or the timing of payments with respect to the Transition Bonds. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Changes in Law May Result in Losses to Transition Bondholders" in this Prospectus.

     In the opinion of Cravath, Swaine & Moore, counsel to West Penn, under the Contract Clause of the United States Constitution, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any other action that substantially impairs the rights of the Transition Bondholders, unless such action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying such action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for such bonds. Based upon such case law, in the opinion of Cravath, Swaine & Moore, it would appear unlikely that the Commonwealth could reduce, modify, alter or take any other action with respect to intangible transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose.

     Moreover, under the Taking Clause of the United States Constitution, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any action that violates its pledge and agreement (described above) without paying just compensation to the transition bondholders if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award such just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds.

     In addition, there can be no assurance that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the Commonwealth may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the transition bondholders. In any such event, costly and time-consuming litigation might ensue. Any such litigation might adversely affect the price and liquidity of the Transition Bonds and the dates of payments of principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Transition Bondholders, the outcome of any such litigation cannot be predicted with certainty, and accordingly, Transition Bondholders could incur a loss of their investment.

                        WEST PENN'S RESTRUCTURING PLAN

General

     In accordance with the provisions of the Competition Act, in August 1997, West Penn filed with the PUC a comprehensive restructuring plan (the "Restructuring Plan") detailing its proposal to implement full customer choice of electric generation suppliers. West Penn's Restructuring Plan identified $1.2 billion of recoverable retail electric generation-related stranded costs.

     On May 29, 1998, the PUC adopted an Opinion and Order which modified West Penn's proposed Restructuring Plan (the "PUC Restructuring Order"). The PUC Restructuring Order authorized West Penn to recover stranded costs of $593 million (or $524.2 million in the event of a merger of DQE, Inc. into Allegheny Energy as described below). In response to West Penn's petition on June 12, 1998 requesting reconsideration of the PUC Restructuring Order, the PUC entered an order that increased the amount of stranded costs recoverable by West Penn by $522,000 (the "PUC Reconsideration Order"). In response in part to the PUC Restructuring Order and the PUC Reconsideration Order, West Penn and other parties filed appeals to the Commonwealth Court of Pennsylvania and a civil complaint action in the U.S. District Court for the Western District of Pennsylvania. In addition, West Penn filed an original jurisdiction action for declaratory judgment with the Commonwealth Court of Pennsylvania on September 2, 1998.

     On November 3, 1998, West Penn and certain of the parties who appealed West Penn's Restructuring Plan filed a Joint Petition for Full Settlement of West Penn's Restructuring Plan and Related Court Proceedings (the "Joint Petition"). On November 4, 1998, the Joint Petition was tentatively approved by the PUC. On November 19, 1998, the PUC issued the Final Order approving the Joint Petition. The remaining appeals to the Restructuring Plan were withdrawn. The settlement effected by the Joint Petition is referred to in this Prospectus as the "Settlement."

Provisions of the Settlement

     Recovery of Stranded Costs. The Settlement authorizes West Penn to recover $670 million of Stranded Costs ($630 million in the event that the merger with DQE, Inc. is consummated), together with a return of 11.0% thereon. For good cause shown, the PUC authorized the recovery of Stranded Costs over a 10- year transition period beginning January 1, 1999 and ending December 31, 2008. Recovery of Stranded Costs and the allowed return are to be through competitive transition charges (with respect to West Penn, the "Competitive Transition Charges") designed to recover the Stranded Costs. The Competitive Transition Charges have been established assuming a specified annual growth in sales and will be reconciled annually to actual sales.

     The following table shows the estimated average levels of Competitive Transition Charges for the years 1999 through 2008, based on the annual sales growth assumed in the Settlement.

                                   [TABLE 1

                             Annual Stranded Cost
                            Amortization and Return


                                                     Revenues Excluding
                                                   Gross Receipts Tax(3)
                       Annual                             Return
Year                    Sales       CTC(2)      Total     @ 11.0%  Amortization
----                   -------     --------    -------   --------- ------------
                        MWh(1)    cents/k Wh    $(000)     $(000)     $(000)
1999 ............    20,740,356     0.62       128,547     71,259     51,632
2000 ............    21,157,130     0.60       126,890     65,362     55,945
2001 ............    21,490,380     0.56       120,367     59,212     55,859
2002 ............    21,860,286     0.54       118,054     52,859     60,001
2003 ............    22,146,130     0.53       117,381     45,942     66,274
2004 ............    22,693,011     0.48       108,930     38,694     65,443
2005 ............    23,102,818     0.45       103,950     31,366     68,010
2006 ............    23,405,954     0.44       102,470     23,563     74,399
2007 ............    23,697,105     0.43       101,374     15,000     81,914
2008 ............    23,934,076     0.43       101,959      5,481     91,992
Total ...........                             1,129,923    408,736     671,470]


(1)  Subject to reconciliation of actual sales and collections.

(2) Figures result in the recovery of $670 million of Stranded Costs plus the allowed return and at projected usage levels in the period during which the Competitive Transition Charges will be collected in accordance with the terms of the Settlement. The Competitive Transition Charges are subject to adjustment.

(3) The utilities gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth and is currently levied at the rate of 4.4% on each dollar of the utility's gross receipts arising from certain sales of energy.

     Authorization to Securitize up to $670 Million. As part of its approval of the Settlement, the PUC issued the QRO allowing West Penn to securitize up to $670 million of Stranded Cost recovery through the issuance of transition bonds. If the merger with DQE, Inc. is consummated, West Penn will not thereafter issue Transition Bonds of an aggregate principal amount in excess of $630 million. If West Penn has already at such time issued Transition Bonds in excess of $630 million in accordance with the QRO, the costs of servicing the entire amount of such Transition Bonds, including interest, principal and all other related fees, costs, credit enhancements and charges will nevertheless constitute Qualified Transition Expenses which thereafter will be recovered through Intangible Transition Charges. However, at the next Adjustment Date, West Penn will establish a credit adjustment to Customers' bills to account for the difference between $630 million and the actual principal amount of the Transition Bonds outstanding. This credit adjustment will not affect the amount of Intangible Transition Charges.

     The Intangible Transition Charges associated with the issuance of transition bonds may not be imposed for service periods after December 31, 2008. Seventy-five percent of the annual net savings resulting from West Penn's securitization of stranded costs will be returned to retail customers through a reduction to the Competitive Transition Charges. In addition, West Penn's Competitive Transition Charges will be reduced by the amount of the Intangible Transition Charges. See "The QRO and the Intangible Transition Charges" in this Prospectus.

     Unbundling of Rates and Rate Reductions and Rate Caps. The Settlement requires West Penn to unbundle its retail electric rates on January 1, 1999 into the following components: (i) distribution and transmission charges, (ii) Competitive Transition Charges and, if applicable, Intangible Transition Charges and (iii) a shopping credit for generation. The sum of the Competitive Transition Charges and the shopping credit equals the maximum amount West Penn can charge Customers who do not or cannot choose to purchase electricity from alternate electric generation suppliers (referred to as serving as the "provider of last resort").

     The Settlement required West Penn to reduce rates by 2.5% effective January 1, 1999, and that 2.5% rate decrease will continue in effect through December 31, 1999. The Settlement also extends the rate caps on generation rates at higher levels than required by the Competition Act, until December 31, 2008 and extends rate caps on transmission and distribution rates until December 31, 2005. West Penn's unbundled rates, rate reductions and rate caps are reflected in the schedule of system-wide average rates included in the Settlement and shown in Table 2 below.

                                   [TABLE 2

     Schedule of System-Wide Average Rates (per kilowatt-hour ("kWh"))(1)


                                                      T&D                  Shopping  Generation
Effective Date      Transmission(2)  Distribution  Rate Cap(3)   CTC (4)    Credit    Rate Cap
--------------      ---------------  ------------  -----------  ---------- -------- -----------
                         (1)            (2)        (3)=(1)+(2)     (4)       (5)     (6)=(4)+(5)
                         $kWh           $kWh          $kWh         $kWh      $kWh       $kWh
January 1, 1999...     $0.0045        $0.0253        $0.0298      $0.01     $0.04     $0.0618
January 1, 2000...      0.0045         0.0253         0.0298       0.01      0.04      0.0638
January 1, 2001...      0.0045         0.0253         0.0298       0.02      0.04      0.0698
January 1, 2002...      0.0045         0.0253         0.0298       0.02      0.04      0.0698
January 1, 2003...      0.0045         0.0253         0.0298       0.02      0.04      0.0698
January 1, 2004...      0.0045         0.0253         0.0298       0.02      0.04      0.0698
January 1, 2005...      0.0045(5)      0.0253(5)      0.0298(5)    0.02      0.04      0.0698
January 1, 2006...     (3)            (3)            N/A           0.02      0.04      0.0751
January 1, 2007...     (3)            (3)            N/A           0.02      0.05      0.0801
January 1, 2008...     (3)            (3)            N/A           0.02      0.05      0.0801
January 1, 2009...     (3)            (3)            N/A           0.02      0.05      0.0801]

-----------------------------
(1) All prices reflect average retail billing for all Rate Schedules (including gross receipts tax). The average prices as presented in this table reflect the profile of service contained in West Penn's proof of revenue set forth in the Restructuring Plan.

(2) The transmission prices listed are for unbundled rates only. The PUC does not regulate the rates for transmission service.

(3) The T&D (Transmission & Distribution) Rate Cap under Section 2804(4) of the Competition Act will be extended until December 31, 2005.

(4) Figures result in the recovery of $670 million of Stranded Costs plus the allowed return on such costs at projected usage levels in the period during which the Competitive Transition Charges will be collected in accordance with the terms of the Settlement. The Competitive Transition Charges are subject to adjustment. Intangible Transition Charges will be deducted from the Competitive Transition Charges.

(5)  Effective until December 31, 2005.

     The Competition Act authorizes electric distribution companies to recover changes in their state tax liability resulting from the introduction of competition in the electric market through adjustments in the rates charged to customers, which in certain circumstances set forth in the regulations adopted by the PUC may result in rates exceeding the applicable rate cap. West Penn may apply for such recovery of state tax liability changes in accordance with the procedures outlined in the PUC's regulations if West Penn in fact experiences adverse consequences to its state tax liability as contemplated in the Competition Act.

     Competitive Metering and Billing. As provided in the Settlement, on September 1, 1999, West Penn unbundled its retail electric rates for metering, meter reading, and billing and collection services to provide credits for those customers that have elected to have alternate suppliers perform these services. Effective September 1, 1999, PUC licensed entities, including electric generation suppliers, may act as agents to provide a single bill and provide associated billing and collection services to retail customers located in West Penn's retail electric service territory. The PUC-licensed entities, including electric generation suppliers, may also finance, install, own, maintain, calibrate and remotely read advanced meters for service to retail customers located in West Penn's service territory. An electric generation supplier or other third party that bills on behalf of West Penn must comply with all applicable billing and disclosure requirements absent waiver by the PUC, including the unbundling of transmission and distribution rates. Only West Penn can physically disconnect or reconnect a customer's distribution service. Physical termination of the service may only be permitted for failure to pay for transmission and distribution service or provider of last resort service. See also "The QRO and the Intangible Transition Charges--The Intangible Transition Charges" in this Prospectus.

     Customer Choice. Under the Settlement, customer choice of electric generation suppliers is being phased in between January 1, 1999 and January 2, 2000 with one-third of each Rate Schedule entitled to choose their electric generation supplier by January 1, 1999, an additional one-third by January 2, 1999 and the remaining one-third by January 2, 2000.

Provider of Last Resort

     Under the Restructuring Plan, West Penn will act as a provider of last resort for all retail electric customers in its retail electric service territory who do not choose or cannot choose to purchase power from alternative suppliers through December 31, 2010, subject to certain terms, conditions and qualifications. On January 1, 2001, 20% of all of West Penn's residential customers, determined by random selection, including low-income and inability-to-pay customers, and without regard to whether such customers are obtaining generation service from an electric generation supplier, will be assigned to a provider of last resort other than West Penn if there is a qualifying bid (the service provided by such supplier, "Competitive Default Service"). Such alternative supplier (the "Competitive Default Supplier") will be selected on the basis of an energy and capacity market price bidding process approved, established and maintained by the PUC among electric generation suppliers who meet certain qualifications. The right to provide Competitive Default Service will be rebid annually, unless an alternative bidding term is approved by the PUC. If, 30 days prior to the annual bid, the number of residential customers served by Competitive Default Service has fallen below 17%, a further random selection of customers will be assigned to Competitive Default Service to restore the number of customers to the 20% level. The further random selection will be made from the customers not already assigned to Competitive Default Service and customers served by electric generation suppliers other than West Penn.

     In February, 1999, certain utilities, customer advocates and electric generation suppliers convened to develop proposed regulations on Competitive Default Service. On Friday, February 26, the Chairman of the group forwarded a suggested procedure for choosing a Competitive Default Supplier to the PUC. Under those suggested procedures, entities that desire to act as a Competitive Default Supplier have until April 1, 2000 to submit both their qualifications to act as a Competitive Default Supplier and their bid for providing such service. Competitive Default Service will begin on January 1, 2001 for 20% of West Penn's Residential Customers. The suggested procedures would require an electric generation supplier to provide, among other things, proof that it has received the requisite licenses from the state and federal governments, proof that it meets certain creditworthiness standards and assurances that it can acquire additional bonding as necessary. The supplier of Competitive Default Service will be required to provide billing, including its payment of Intangible Transition Charges and other revenues, to West Penn on the terms and conditions set forth in West Penn's tariff for those entities who currently provide competitive billing services to Customers.

     The suggested procedures will not become final until the PUC adopts them. The PUC may choose to reject or modify the suggested procedures. The PUC has no time deadline for rendering its decision on this issue. The PUC may allow a public comment period before reaching a final resolution of these issues.

     Other Provisions. The Settlement also provides for flexible generation service pricing for residential customers served by Competitive Default Service, authorization of West Penn to transfer its generation assets to a separate subsidiary, inclusion under the capped transmission and distribution rates of .01 cent per kilowatt-hour for a sustainable energy and economic development fund and expansion of West Penn's program for low-income customers.

Prior Litigation

     Prior litigation occurred with respect to the constitutionality of the Competition Act in another restructuring case. Indianapolis Power & Light Company ("IP&L") appealed the first qualified rate order granted to PECO Energy Company ("PECO Energy") by the PUC in May, 1997, filing an action in the Commonwealth Court challenging the Competition Act, alleging that the Competition Act's provision allowing PECO Energy to recover Stranded Costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court of Pennsylvania dismissed IP&L's action, holding, as a matter of law, that the Competition Act does not violate the Commerce Clause. Following that dismissal, IP&L petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, IP&L claimed that the payment of Stranded Costs to PECO Energy discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court denied IP&L's petition for allowance of appeal. On December 28, 1998, IP&L filed a petition for a writ of certiorari with the United States Supreme Court to appeal the Commonwealth Court's decision on the claim described above. On March 8, 1999, the United States Supreme Court denied the petition.

     Two additional actions, one filed by the Utility Workers Union of America and one filed by a group of plaintiffs including State Senator Vincent J. Fumo alleged that the adoption of the Competition Act violated certain provisions of the Pennsylvania Constitution governing legislative procedure. The PUC filed preliminary objections seeking dismissal of these actions at the pleading stage, on the ground that enactment of the Competition Act did not violate such Pennsylvania constitutional provisions as a matter of law. The Commonwealth Court of Pennsylvania upheld the PUC's preliminary objections and dismissed both actions with prejudice. The appeal period has expired without appeals being filed and the dismissal of these actions is final and non-appealable.

     On June 26, 1998, West Penn filed a complaint in the United States District Court for the Western District of Pennsylvania seeking injunctive and monetary relief on the grounds that the PUC's implementation of the Competition Act through its PUC Restructuring Order entered on May 29, 1998, was contrary to and preempted by federal statutory law, including the Federal Power Act and the Public Utility Regulatory Policies Act of 1978, and effected a taking of West Penn's property without just compensation, impaired the obligation of West Penn's regulatory compact, deprived West Penn of property without due process of law, and deprived

West Penn of these and other rights secured by the Civil Rights Act, 42 U.S.C. ss.1983, and the Constitution of the United States.

     On September 2, 1998, West Penn also filed a Petition for Review in the Commonwealth Court of Pennsylvania, invoking that Court's original jurisdiction, to enjoin the implementation of the Competition Act by the PUC as violative of law and as a deprivation of West Penn's constitutional rights.

     On June 26, 1998, West Penn filed a Petition for Review in the Commonwealth Court of Pennsylvania appealing the Commission Order entered May 29, 1998, as violative of law and contrary to the Constitution.

     Numerous petitions for reconsideration, cross-appeals and interventions were filed in the aforesaid West Penn proceedings, and numerous appeals were taken by parties in their own right.

     All the aforesaid proceedings resulting from West Penn's restructuring were withdrawn with prejudice by the parties pursuant to the terms of the Joint Petition. The appeal period of the PUC's Final Order of November 19, 1998 approving the Settlement has lapsed without appeal or request for reconsideration. However, there can be no assurance that other parties will not bring lawsuits related to the Settlement.

                 THE QRO AND THE INTANGIBLE TRANSITION CHARGES

The QRO

     As part of its approval of the Settlement, the PUC issued a qualified rate order to West Penn on November 19, 1998 which was supplemented by a supplemental qualified rate order issued by the PUC to West Penn on
[          ], 1999 (collectively, the "QRO"). In the QRO, the PUC determined that West Penn's recovery of Stranded Costs as set forth in the Settlement is just and reasonable and in the public interest and that securitization of up to $670 million of Stranded Costs as set forth in the Settlement is just and reasonable and in the public interest.

     Authorization of Issuance of Transition Bonds. In the QRO, the PUC authorized the issuance of transition bonds in an aggregate principal amount not to exceed $670 million. If the merger with DQE, Inc. is consummated, West Penn will not thereafter issue Transition Bonds of an aggregate principal amount in excess of $630 million. If West Penn has already at such time issued Transition Bonds in excess of $630 million in accordance with the QRO, the costs of servicing the entire amount of such Transition Bonds, including interest, principal and all other related fees, costs, credit enhancements and charges will nevertheless constitute Qualified Transition Expenses which thereafter will be recovered through Intangible Transition Charges. However, at the next Adjustment Date, West Penn will establish a credit adjustment to Customers' bills to account for the difference between $630 million and the actual principal amount of the Transition Bonds outstanding. This credit adjustment will not affect the amount of Intangible Transition Charges.

     West Penn, or any assignee of West Penn to whom Intangible Transition Property is sold, may issue and sell, in reliance on the QRO, one or more series of transition bonds, each series in one or more classes, secured by Intangible Transition Property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after September 25, 2009. West Penn, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal thereof.

     The QRO provides that West Penn retains the sole discretion whether to issue or cause the issuance of transition bonds. Within 120 days after each issuance of transition bonds, West Penn is required to file with the PUC a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for West Penn's use of the proceeds of such offering. Notwithstanding such filing, the final structure of each issuance of transition bonds is not subject to change or revision by the PUC after the date of such issuance.

     Authorization to Impose Intangible Transition Charges. Pursuant to the QRO, the PUC determined that it was just and reasonable and in the public interest for West Penn to recover from its customers, through Intangible Transition Charges, $670 million of Stranded Costs. Under the QRO, the PUC authorized West Penn to impose on and collect from Customers, either directly or through bills rendered by electric generation suppliers, Intangible Transition Charges in an amount sufficient to recover Qualified Transition Expenses. In accordance with the Competition Act, the PUC found that good cause had been shown to extend the payment period for assessing new Intangible Transition Charges for service rendered up to December 31, 2008.

     In accordance with the Settlement, the rate reductions included as part of the Settlement anticipated the benefits of securitization, and no rate adjustment will be made upon issuance of any transition bonds. After January 1, 1999, Competitive Transition Charges will be reduced by the sum of the amount of Intangible Transition Charges associated with the issuance of Transition Bonds and 75% of the annual net savings resulting from West Penn's securitization of Stranded Costs.

     In the QRO, the PUC approves the allocation and methodology for imposing Competitive Transition Charges and Intangible Transition Charges on Customers. The QRO also authorizes West Penn to make annual adjustments to Intangible Transition Charges if collections of such Intangible Transition Charges fall below or exceed the amount necessary to ensure the receipt by the transition bond trustee of revenues sufficient to fully recover the Qualified Transition Expenses in accordance with, among other things, the applicable Expected Amortization Schedule, except that such adjustments after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on each Series of Transition Bonds may be quarterly or monthly if necessary to ensure full recovery of Intangible Transition Charges. The QRO states that the revenues received by the transition bond trustee through Intangible Transition Charges shall be determined to be sufficient for the foregoing purpose if, and only if, the ITC Collections so received are sufficient to amortize the transition bonds, fund any reserves and to pay premiums, if any, thereon (after payment of accrued interest, redemption premiums, if any, related credit enhancement, servicing fees and other related costs and expenses) in accordance with the terms thereof. For each annual adjustment, the QRO directs West Penn to file with the PUC (i) an accounting of Intangible Transition Charges received by the transition bond trustee for the previous annual period; (ii) a statement of any over-or-under receipts; and (iii) the charge or credit to be added to Intangible Transition Charges to ensure that the Intangible Transition Charges received by the transition bond trustee will be sufficient to amortize the Qualified Transition Expenses in accordance with the amortization schedule for the transition bonds and the corresponding reduction or increase in Competitive Transition Charges. The QRO provides that, in accordance with the Competition Act, the PUC shall approve all annual adjustments within 90 days of West Penn's annual adjustment filing. The QRO also provides that, during the period commencing 12 months prior to the last scheduled payment date for the payment of principal on each Series of Transition Bonds, the adjustments will become effective on the first day of the next calendar month with not less than 15 days' notice.

     Authorization to Sell Intangible Transition Property. Under the QRO, the PUC concluded that it is in the public interest, and authorized West Penn and any assignee of West Penn, to assign, sell, transfer or pledge Intangible Transition Property in an amount sufficient to recover all of West Penn's Qualified Transition Expenses. The PUC directed West Penn to use the proceeds from the sale of Intangible Transition Property to reduce Stranded Costs and related capitalization.

     The QRO provides that, to the extent that West Penn, or any assignee, assigns, sells, transfers, or pledges any interest in Intangible Transition Property created by the QRO, the PUC authorizes West Penn to contract, for a specified fee, with such assignee for West Penn to continue to operate the system to provide electric services to West Penn's customers, to impose and collect the applicable Intangible Transition Charges for the benefit and account of the assignee, to make periodic adjustments of Intangible Transition Charges contemplated under the QRO and to account for and remit the applicable Intangible Transition Charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind (other than the specified contractual fee referred to above). The QRO also authorizes West Penn to contract with the issuers of transition bonds and an alternative party, which may be a trustee, that the alternative party will replace West Penn under its contract with such issuers and perform the obligations of West Penn contemplated in the QRO. The obligations of West Penn (i) shall be binding upon West Penn, its successors and assigns and (ii) shall be required by the PUC to be undertaken and performed only by West Penn and any other entity which provides transmission and distribution services to a person who was a customer of West Penn located within West Penn's certificated territory on January 1, 1997, or who became a customer of electric services within such territory after January 1, 1997, and is still located within such territory.

     Irrevocability of QRO. The QRO declares that the paragraphs in the QRO concerning the recovery of $670 million of West Penn's Stranded Costs through the issuance of transition bonds, the imposition of Intangible Transition Charges on Customers in an amount sufficient to recover Qualified Transition Expenses, the methodology and allocation and timing of adjustments to the Intangible Transition Charges and the sale of Intangible Transition Property, among other things, are irrevocable for purposes of the Competition Act, and the PUC accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the QRO or the Intangible Transition Charges. In the QRO, the PUC further declared that the right, title and interest of West Penn and any assignee in the QRO and the Intangible Transition Charges, the rates and other charges authorized by the QRO, and all revenues, collections, claims, payments, money or proceeds of or arising from the same constitute Intangible Transition Property.

The Intangible Transition Charges

     Calculation of the Intangible Transition Charges. The Qualified Transition Expenses authorized in the QRO are to be recovered from Customers in each of West Penn's separate Rate Schedules. The Intangible Transition Charges initially will be calculated by determining the total amount of Intangible Transition Charges required to be billed to each Customer Category, based on current estimates of sales growth, in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses in accordance with the Expected Amortization Schedule. The amount determined for each Customer Category will then be allocated to each Rate Schedule within that Customer Category based on the allocation of Stranded Cost recovery borne by each Rate Schedule through current electric rates approved by the PUC.

     The Intangible Transition Charges will reduce Competitive Transition Charges (as periodically adjusted) and will appear as a separate line item on each Customer's bill. West Penn will adjust the non- securitized elements of its generation charges, rather than the Intangible Transition Charges approved by the QRO, to bring the charges into compliance with the applicable rate cap. If Intangible Transition Charges exceed the applicable rate cap, and specified remedies (such as adjusting other rate components and PUC approval of an exception to the rate cap) are not appropriate, then West Penn will establish a negative Competitive Transition Charge (with associated deferred accounting), such that the sum of West Penn's generation charges, plus the Intangible Transition Charges required to pay all Qualified Transition Expenses, plus the negative Competitive Transition Charge will comply with the applicable rate cap.

     ITC Collections will vary with changes in usage, number of Customers, rate of delinquencies and write-offs or other factors. Variations in ITC Collections will be addressed by recalculating the Intangible Transition Charges on each Calculation Date. See "Description of the Seller's Business" in the related Prospectus Supplement and "The ITC Adjustment Process" below.

     Initial Billing and Termination of ITC Collections. Intangible Transition Charges for each Series of Transition Bonds will be assessed on all Customer bills rendered on or after the effective date of the rates for Intangible Transition Charges associated with the relevant Series Issuance Date. For instance, if a particular Series Issuance Date is January 1 and the rates for Intangible Transition Charges are effective January 1, bills rendered on or after January 1 will be assessed Intangible Transition Charges with respect to that Series. Upon each adjustment of Intangible Transition Charges or issuance of additional Series of Transition Bonds, the adjusted Intangible Transition Charges will be assessed in the same manner. The imposition of Intangible Transition Charges as a result of the issuance of Transition Bonds will result in a reduction in any Competitive Transition Charges then in effect in an amount equal to the sum of such Intangible Transition Charges and 75% of the annual net savings resulting from West Penn's securitization of Stranded Costs, such that the total amount billed to Customers generally will decrease from that which would have been billed if there had been no securitization.

     The Servicer (or electric generation supplier or other third-party biller) will continue to bill the Intangible Transition Charges until the Series Termination Date or Class Termination Date, if applicable, with respect to each such Series or Class, as applicable, but in no event will new Intangible Transition Charges be imposed for service periods later than December 31, 2008. Upon the Series Termination Date or Class

Termination Date, as applicable, relating to the Series or Class, as applicable, of Transition Bonds having the latest Series Termination Date or Class Termination Date, as applicable, the Servicer will cease assessing the Intangible Transition Charges. However, the Servicer (or electric generation supplier or other third-party biller) will continue to collect the Intangible Transition Charges previously billed to Customers. To the extent that ITC Collections exceed the amount necessary to amortize fully all Transition Bonds and pay interest thereon and applicable fees and expenses and to fund the Overcollateralization Subaccount and Capital Subaccount, such ITC Collections will be retained by the Issuer.

     The ITC Adjustment Process. In order to enhance the likelihood that the actual ITC Collections are neither more nor less than the amount necessary, among other things, to amortize the Transition Bonds of each Series in accordance with the Expected Amortization Schedule therefor, to replenish the Capital Subaccount up to the Required Capital Amount and to fund the Overcollateralization Subaccount to the Calculated Overcollateralization Level, the Servicing Agreement requires the Servicer to seek, and the Competition Act and the QRO require the PUC to approve, adjustments to the Intangible Transition Charges based on actual ITC Collections and updated assumptions by the Servicer as to projected future sales from which Intangible Transition Charges are allocated, expected delinquencies and write-offs, and future expenses relating to Intangible Transition Property and the Transition Bonds. Adjustments will be made to the Intangible Transition Charges imposed upon Customers to reflect shortfalls in or excesses of ITC Collections for the period since the last adjustment, including amounts of shortfalls or excesses resulting from inaccurate forecasts by the Servicer. For example, if actual electricity consumption is less than the Servicer forecasted because of an unusually mild summer, and this resulted in an ITC Collection shortfall, the Servicer would be required to seek an adjustment from the PUC to the Intangible Transition Charges imposed thereafter to compensate for such shortfall as described herein.

     In addition, the adjustments will take into account any projected trends in Customers or billed revenues from which Intangible Transition Charges are allocated in order to prevent shortfalls or excesses of ITC Collections from arising in future periods so that if, for example, usage is declining at an accelerating pace, such trend will be taken into account in the calculation of the current adjustment. The QRO provides for annual adjustments, except that adjustments after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on each Series of Transition Bonds may be made quarterly or monthly. If at the time of issuance of a Series, the Servicer determines such additional adjustments are required, the dates for such adjustments will be specified in the Prospectus Supplement for such Series. Such adjustments will cease with respect to a Series on the final Adjustment Date specified in the related Prospectus Supplement for such Series.

     The Servicer will file an Adjustment Request with the PUC on or before each Calculation Date, requesting modifications to the Intangible Transition Charges which are designed, among other things, to result in the outstanding principal balance of each Series equaling the amount provided for in the Expected Amortization Schedule therefor, the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level and the amount on deposit in the Capital Subaccount equaling the Required Capital Amount, by (i) the next Adjustment Date or the Payment Date immediately succeeding such Adjustment Date, as specified in the related Prospectus Supplement, or (ii) the Expected Final Payment Date, as applicable, for each Series, taking into account any amounts on deposit in the Reserve Subaccount other than certain Customer prepayments of Intangible Transition Charges, if any, not allocable to the period covered by the applicable Adjustment Request. For a discussion of Customer prepayments, see "The Servicer-Limited Information on Customers' Creditworthiness-Customer Payments" in this Prospectus. The Competition Act and the QRO require the PUC to approve such annual adjustments within 90 days of the Calculation Date. The adjustments to the Intangible Transition Charges are expected to be implemented on each Adjustment Date.

Competitive Billing

     The Restructuring Plan and subsequent orders of the PUC give customers who purchase electric generation from electric generation suppliers the opportunity to choose from several billing source options as of September 1, 1999: consolidated billing from the utility, consolidated billing from the electric generation supplier or separate billing from the utility and from the electric generation supplier providing billing services. Any electric generation supplier that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier, including the Intangible Transition Charges, regardless of the electric generation supplier's ability to collect such amounts from its Customers. In such event, the electric generation supplier will replace the Customer as the obligor with respect to such Intangible Transition Charges, and the Servicer, on behalf of the Issuer, will generally have no right to collect such Intangible Transition Charges from the Customer. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Servicer directly from all of the electric generation supplier's consolidated billing Customers following certain payment defaults by an electric generation supplier and the expiration of the applicable grace period [and can disconnect electric service to those Customers]. See "Risk Factors-Servicing-It May Be More Difficult to Collect Intangible Transition Charges Due to Billing By Third Parties" in this Prospectus.

     The Restructuring Plan sets forth, and future orders of the PUC will set forth, guidelines governing metering, billing and other activities by electric generation suppliers. The PUC has determined that if an electric generation supplier provides consolidated billing, the electric generation supplier must first establish its creditworthiness by either (i) demonstrating that it has an investment grade rating for its own long-term debt or (ii) depositing with the PUC a letter of credit or other mechanism sufficient to cover 30 days of its expected collections from Intangible Transition Charges. While the Restructuring Plan and PUC orders provide that an electric generation supplier that bills Customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future. See also "Risk Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Billing By Third Parties" in this Prospectus.

     Termination Fees. The Restructuring Plan requires West Penn to allow certain Customers to pay Competitive Transition Charges, including Intangible Transition Charges, in a lump sum, based on a calculation that takes into account each such Customer's last 12 months of demand and West Penn's weighted average cost of capital. Electric sales revenue attributable to Customers who will be eligible to exercise this option was [ ]% of total sales revenue for the 1998 fiscal year. No Customer has elected to exercise this option to date.

     The recovery of both Competitive Transition Charges and Intangible Transition Charges from industrial and commercial Customers that significantly reduce their purchases of electricity generation from West Penn through the installation of onsite generation equipment will be governed by special rules set forth in the Restructuring Plan. These special arrangements were designed so that Customers who operate generation equipment in parallel with West Penn's transmission and distribution system pay their fully allocated share of Stranded Costs through Competitive Transition Charges and Intangible Transition Charges. For each self-generating Customer, the Servicer will determine annually, after the end of each calendar year in which Competitive Transition Charges or Intangible Transition Charges are assessed, whether such Customer purchased at least 10% fewer kilowatt-hours of electricity through the transmission and distribution system than the Customer purchased in the applicable base year. For Customers who began self-generation on or after January 1, 1997, the base year is the immediately preceding calendar year. For all others, the base year is 1996. If the ratio between (i) the amount of usage difference caused by the onsite generation and (ii) the base year usage is 10% or more, the Servicer will bill the Customer separately in an amount equal to the difference between (x) the total Competitive Transition Charges and Intangible Transition Charges that the

Customer would have paid using usage and demand data for the base year (as adjusted for any portion not related to self-generation) and (y) the total Competitive Transition Charges and Intangible Transition Charges that the Customer did pay in the preceding calendar year. There are other special rules for Customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively self-generating as of December 31, 1996 or earlier. West Penn does not expect the number of Customers who self-generate or the kilowatt-hours produced by self-generation to be significant. The calculation of the Intangible Transition Charges and any adjusted Intangible Transition Charges will reflect actual self-generation at the time of such calculation and the Servicer's projection with respect to future self-generation.

                                 THE SERVICER
                            West Penn Power Company


Retail Electric Service Territory

     West Penn serves 665,000 customers in an area of approximately 10,000 square miles in 24 counties of southwestern and central Pennsylvania. The service area is primarily rural and suburban, and its economy is significantly industry-based.

     In order better to address the competitive environment for generation of electricity, West Penn is in the process of establishing a separate subsidiary to own its electric generation assets. Separation of the generation function from transmission, distribution, and corporate services will allow for more flexibility in West Penn's operations.

Customers and Operating Revenues

     West Penn's Customer base is divided into three general Customer categories (each, a "Customer Category"): Residential, Commercial and Industrial. Individual rate schedules (each, a "Rate Schedule") are created by the PUC and are subject to change. Such changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The Rate Schedules in each Customer Category are:

     Residential Rate Schedules:

          Schedule 10--The only residential service schedule, available to all residential customers in West Penn's service area.

     Commercial Rate Schedules:

          Schedule 20--For small-to-medium commercial and small industrial customers.
          Schedule 22--For churches, schools, non-profit colleges and universities. Closed to new customers as of 30 August 1979.
          Schedule 23--For athletic field lighting for schools, communities, civic organizations, and other public institutions. Closed to new customers as of 28 August 1985.
          Schedule 24--For fairs, carnivals, and other similar temporary enterprises.
          Tariff 37--For Pennsylvania State University Main Campus.

     Industrial Rate Schedules:

          Schedule 30--For customers with demands in excess of 100 kilowatts, generally large commercial and medium-sized industrial customers.
          Schedule 40--For customers with demands in excess of 2000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers.
          Schedule 41--For customers with demands in excess of 2000 kilowatts and service voltages in excess of 25 kilovolts, generally large industrial customers. Closed to new customers as of 31 December 1998
          Schedule 44--For customers with interruptible demands in excess of 5000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally large industrial customers able to withstand interruptions in service. Closed to new customers as of 31 December 1998.

          Schedule 46--For customers with demands in excess of 30,000 kilovolt-amperes and service voltages in excess of 25 kilovolts, generally very large industrial customers. Closed to new customers as of 31 December 1998.
          Schedules 51-56--For various types of street and outdoor lighting. Closed to new customers as of 6 June 1997.
          Schedules 57-59--For outdoor lighting of various types.
          Schedule 71--For municipal street and highway lighting. Closed to new customers as of 26 August 1978.
          Schedules 85 and 86--For cogeneration and alternative generation.
          Schedule 90--For sale of surge suppression devices.

     Total Customers. The following tables show, for the last five years, the number of retail electric Customers and the percentage of all retail electric Customers by Rate Schedule (Table 3), retail electric usage by Rate Schedule (Table 4), and retail electric revenues by Rate Schedule (Table 5). For the pro forma Intangible Transition Charges assessed to individual Rate Schedules as of any Series Issuance Date and any adjustment thereto, in each case giving effect to the issuance of Transition Bonds on that date, see the related Prospectus Supplement. There can be no assurance that total Customers, the composition of total Customers by Customer Category and Rate Schedule or usage levels or revenues for each Customer Category and Rate Schedule will remain at or near the levels reflected in the following tables.

                                                            TABLE 3

                                         Retail Electric Customers For the Year Ended


                      12/31/94              12/31/95              12/31/96               12/31/97              12/31/98
                 Average               Average               Average                Average               Average
                Number of    % of     Number of    % of     Number of     % of     Number of    % of     Number of     % of
                Customers    Total    Customers    Total    Customers     Total    Customers    Total    Customers    Total

Residential
  Schedule 10      564,940   86.98%     569,897    86.83%    571,938      86.89%   575,526      86.61%   579,194      86.53%
Sub-Total          564,940   86.98%     569,897    86.83%    571,938      86.89%   575,526      86.61%   579,194      86.53%

Commercial(1)
  Schedule 20       72,148   11.11%      73,837    11.25%     75,214      11.40%    76,485      11.51%    78,024      11.66%
  Schedule 22        1,961    0.30%       1,858     0.28%      1,748       0.26%     1,724       0.26%     1,608       0.24%
  Schedule 23           47    0.01%          44     0.01%         40       0.01%        38       0.01%        38       0.01%
  Schedule 24            3    0.00%           5     0.00%          4       0.00%         5       0.00%         7       0.00%
  Tariff 37              1    0.00%           1     0.00%          1       0.00%         1       0.00%         1       0.00%
Sub-Total           74,160   11.42%      75,745    11.54%     77,007      11.67%    78,253      11.78%    79,678      11.90%

Industrial(1)
  Schedule 30        2,278    0.35%       2,256     0.34%      2,247       0.34%     2,291       0.34%     2,322       0.35%
  Schedule 40           83    0.01%          88     0.01%         91       0.01%        97       0.01%        99       0.01%
  Schedule 41            3    0.00%           2     0.00%          2       0.00%         2       0.00%         1       0.00%
  Schedule 44            2    0.00%           2     0.00%          1       0.00%         1       0.00%         1       0.00%
  Schedule 46            2    0.00%           2     0.00%          2       0.00%         2       0.00%         2       0.00%
  Schedule 86            4    0.00%           4     0.00%          4       0.00%         4       0.00%         4       0.00%
  Lighting           8,049    1.24%       8,354     1.27%      8,444       1.28%     8,343       1.26%     8,017       1.20%


                      12/31/94             12/31/95             12/31/96             12/31/97              12/31/98
                 Average             Average              Average              Average               Average
                Number of   % of    Number of   % of     Number of   % of     Number of    % of     Number of     % of
                Customers   Total   Customers   Total    Customers   Total    Customers    Total    Customers    Total
                ---------   -----   ---------   -----    ---------   -----    ---------    -----    ---------    -----
Sub-Total       10,421       1.60%    10,708     1.63%     10,791     1.64%     10,740      1.62%     10,446      1.56%

Total           649,521    100.00%   656,350   100.00%    659,726   100.00%    664,519    100.00%    669,318    100.00%
                -------    -------   -------   -------    -------   -------    -------    -------    -------    -------
-----------------------------

(1)   West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes.
      [Describe how it is different]


                                                         TABLE 4

                        Actual Retail Electric Usage (per megawatt-hour "MWh") For the Year Ended


                      12/31/94              12/31/95              12/31/96               12/31/97              12/31/98
                             % of                  % of                 % of                  % of                   % of
                   MWh       Total       MWh       Total       MWh      Total       MWh       Total         MWh      Total
                ----------  -------  ----------   -------  ---------   -------  ----------   -------    ----------  -------

Residential
  Schedule 10    5,748,127   34.04%   5,767,542    33.08%   5,948,711   33.28%   5,766,850    32.22%     5,809,350   32.10%
Sub-Total        5,748,127   34.04%   5,767,542    33.08%   5,948,711   33.28%   5,766,850    32.22%     5,809,350   32.10%

Commercial(1)
  Schedule 20    2,018,381   11.95%   2,090,358    11.99%   2,153,748   12.05%   2,168,078    12.12%     2,216,039   12.25%
  Schedule 22       98,538    0.58%      89,102     0.51%      81,534    0.46%      64,818     0.36%        52,501    0.29%
  Schedule 23          511    0.00%         474     0.00%         470    0.00%         477     0.00%           499    0.00%
  Schedule 24           33    0.00%          23     0.00%          22    0.00%          21     0.00%            27    0.00%
  Tariff 37        198,979    1.18%     208,512     1.20%     211,766    1.18%     211,579     1.18%       222,083    1.23%
Sub-Total        2,316,442   13.72%   2,388,469    13.70%   2,447,540   13.69%   2,444,973    13.66%     2,491,149   13.77%

Industrial(1)
  Schedule 30    3,857,797   22.84%   3,927,383    22.52%   3,971,239   22.22    4,047,248    22.62%     4,071,011   22.50%
  Schedule 40    3,077,059   18.22%   3,355,885    19.25%   3,540,235   19.81    3,978,829    22.23%     3,820,137   21.11%
  Schedule 41      106,216    0.63%      46,904     0.27%      46,300    0.26%      46,786     0.26%        19,068    0.11%
  Schedule 44      118,103    0.70%     117,590     0.67%      72,775    0.41%      69,027     0.39%        78,958    0.44%
  Schedule 46    1,583,201    9.37%   1,751,510    10.05%   1,766,040    9.88    1,460,804     8.16%     1,723,975    9.53%
  Schedule 86            9    0.00%          31     0.00%         182    0.00%           3     0.00%            15    0.00%
  Lighting          80,639    0.48%      80,951     0.46%      81,182    0.45%      81,181     0.45%        81,271    0.45%
Sub-Total        8,823,024   52.25%   9,280,264    53.22%   9,477,953   53.03%   9,683,878    54.11%     9,794,435   54.13%

Total           16,887,593  100.00%  17,436,275   100.00%  17,874,204  100.00%  17,895,701   100.00%    18,094,934  100.00%
                ----------  -------  ----------   -------  ----------  -------  ----------   -------    ----------  -------

(1) West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes. [Describe how it is different]

                                      57



                                    TABLE 5

      Retail Electric Revenues (dollars in thousands) For the Year Ended


                      12/31/94              12/31/95              12/31/96               12/31/97              12/31/98
                             % of                  % of                   % of                  % of                   % of
                 $(000s)     Total     $(000s)     Total     $(000s)      Total     $(000s)     Total     $(000s)     Total
Residential
  Schedule 10    $376,023    40.74%   $395,209     40.18%   $403,243      40.5%    $389,460     39.7%    $381,918     39.88%
Sub-Total         376,023    40.74%    395,209     40.18%    403,243      40.54%    389,460     39.76%    381,918     39.88%

Commercial(1)
  Schedule 20    $130,657    14.1%    $140,324     14.27%   $143,273      14.40%   $143,473     14.65%   $140,749     14.70%
  Schedule 22       6,597     0.71%      6,518      0.66%      5,969       0.60%      4,810      0.49%      3,539      0.37%
  Schedule 23          75     0.01%         76      0.01%         72       0.01%         71      0.01%         65      0.01%
  Schedule 24           4     0.00%          4      0.00%          3       0.00%          3      0.00%          4      0.00%
  Tariff 37         8,490     0.92%      9,233      0.94%      9,263       0.93%      9,049      0.92%      9,120      0.95%
Sub-Total         145,823    15.80%    156,145     15.88%    158,580      15.94%    157,406     16.07%    153,477     16.02%

Industrial(1)
  Schedule 30    $194,859    21.1%    $206,145     20.96%   $205,646      20.6%    $208,172     21.25%   $203,325     21.23%
  Schedule 40     121,857    13.20%    136,249     13.85%    140,287      14.10%    152,368     15.56%    142,684     14.90%
  Schedule 41       4,713     0.51%      2,142      0.22%      2,204       0.22%      2,090      0.21%        756      0.08%
  Schedule 44       4,305     0.47%      4,296      0.44%      2,582       0.26%      1,944      0.20%      2,207      0.23%
  Schedule 46      64,478     6.99%     71,817      7.30%     70,653       7.10%     56,485      5.77%     61,748      6.45%
  Schedule 86          33     0.00%         37      0.00%         42       0.00%         39      0.00%         38      0.00%
  Lighting         10,944     1.19%     11,494      1.17%     11,537       1.16%     11,554      1.18%     11,620      1.21%
Sub-Total         401,189    43.46%    432,180     43.94%    432,951      43.52%    432,652     44.17%    422,378     44.10%

Total            $923,035   100.00%   $983,534    100.00%   $994,774     100.00%   $979,518    100.00%   $957,773    100.00%
                 --------   -------   --------    -------   --------     -------   --------    -------   --------    -------

-----------------------------

(1) West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes. [Describe how it is different]

     Concentrations. For the period ended December 31, 1998, the largest ten Residential Customers represented approximately __% of West Penn's total retail electric revenues. For the period ended December 31, 1998, the largest Commercial Customer and the largest ten Commercial Customers represented approximately 6.15% and 6.85%, respectively, of West Penn's retail electric revenues from Commercial Customers. For the period ended December 31, 1998, the largest Industrial Customer and the largest ten Industrial Customers represented approximately 9.17% and 29.31%, respectively, of West Penn's retail electric revenues from Industrial Customers. For the period ended December 31, 1998, the largest ten Residential Customers represented approximately % of West Penn's total retail electric sales. For the period ended December 31, 1998, the largest Commercial Customer and the largest ten Commercial Customers represented approximately 8.94% and 9.66%, respectively, of West Penn's retail electric sales from Commercial Customers. For the period ended December 31, 1998, the largest Industrial Customer and the largest ten Industrial Customers represented approximately 10.73% and 33.08%, respectively, of West Penn's retail electric sales from Industrial Customers. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

See "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this Prospectus.

     Delinquency and Write-Off Experience. The following tables set forth the delinquency and write-off experience with respect to payments to West Penn by Customer Category for each of the periods indicated below. There can be no assurance that the future delinquency and write-off experience for West Penn or for the Intangible Transition Charges will be similar to the historical experience set forth below:

                                    TABLE 6

       Delinquencies as a Percentage of Billed Retail Electric Revenues


                                                For the Year Ended
                           12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
Residential
   30+ days ...........      1.13%      1.47%      2.11%      1.88%      2.36%
   60+ days ...........      0.25       0.24       0.59       0.40       0.31
   90+ days ...........      0.08       0.09       0.24       0.18       0.16
   120+ days ..........      0.15       0.11       0.33       0.41       0.23

Commercial(1)
   30+ days ...........      1.19%      2.20%      3.03%      1.42%      2.14%
   60+ days ...........      0.31       1.22       0.47       0.59       0.37
   90+ days ...........      0.19       0.10       0.19       0.59       0.29
   120+ days ..........      0.26       0.11       0.14       0.14       0.05

Industrial(1)
   30+ days ...........     17.24%     16.79%     19.04%     16.29%     17.74%
   60+ days ...........      6.65       6.49       7.53       5.35       5.24
   90+ days ...........      2.18       1.89       3.30       2.24       2.01
   120+ days ..........      1.50       1.34       3.41       2.38       2.08

--------------------

(1) West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes. [Describe how it is different]

                                    TABLE 7

       Net Write-Offs as a Percentage of Billed Retail Electric Revenues


                                            For the Year Ended
                          12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
Residential............     0.84%      0.92%      1.36%      1.55%      1.37%
Commercial(1)..........     0.07       0.06       0.09       0.21       0.19
Industrial(1)..........     0.05       0.05       0.28       0.18       0.12
Total..................     0.38       0.41       0.68       0.74       0.64

-----------------------------

(1) West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes. [Describe how it is different]

     During the last five years, the Residential Customer Category has experienced . . . due to . . .; the Commercial Customer Category has experienced . . . due to . . .; and the Industrial Customer Category has
experienced . . . due to . . . .

     West Penn does not expect the delinquency or write-off experience with respect to ITC Collections to differ substantially from the rates indicated above.

Forecasting Customers and Usage

     Accurate projections of the number of Customers, usage and retail electric revenue are important in setting and maintaining the Intangible Transition Charges or any adjusted Intangible Transition Charges at levels sufficient to recover interest on and principal of the Transition Bonds in accordance with the Expected Amortization Schedule, to maintain the Calculated Overcollateralization Level, to maintain the Required Capital Amount and to pay the Bond Trustee's fee, the administrative agent's fee, the Servicing Fee and the other expenses and costs included in Qualified Transition Expenses. See "The QRO and the Intangible Transition Charges--The Intangible Transition Charges" and "Risk Factors--Servicing--Inaccurate Projections by Servicer May Result in Losses to Transition Bondholders" in this Prospectus.

     West Penn's customer and energy forecasts are a subset of the Allegheny Power forecasts and are produced by employees of Allegheny Power Service Corporation ("APSC") using econometrics and end-use models based on demographic data, historical sales and customer data, and projections of economic and employment variables for West Penn's service territory produced by Data Resources Inc. ("DRI"). DRI is an independent, nationally-known economic forecasting firm. West Penn's service area forecasts are derived from DRI's macroeconomic models of the U.S. economy. A set of disaggregated customer and energy sales models use the national and service area economic forecasts and end-use data as inputs to produce the detailed customer and sales forecasts. Although the external economic projections form the foundation of the forecast, judgment, assumptions and specific information about certain customer segments provided by APSC employees also play important roles in the final forecast. West Penn's forecasts of customers and energy sales are reviewed and approved internally by senior management executives.

     Residential Customer sales are forecasted using a combination of end-use and econometric models. Separate forecasts of customers and average use per Customer are combined to produce the forecast of Residential Customer sales. The Customer forecasts are based primarily on service area demographics and population forecasts. Average use per Customer forecasts are based on electricity price, weather and saturations of electric space heating and major household appliances and their corresponding levels of energy use. The model for total Residential Customers is driven by population and persons per household in the service area. Historical and forecast values of the population series are obtained through DRI's Regional Information Service. Persons per household are derived from Residential Appliance Saturation Surveys, and are forecasted as a function of national persons per household, also obtained from DRI. The number of residential electric heat customers is typically modeled as a function of real income per Customer, total Residential Customers and the price of electricity relative to the competing fuel. The models for average use per Customer are driven by use per appliance, number of appliances, temperature and price of electricity. Regional personal income is the primary driver in the appliance models. Some appliance models are constrained so that the number of appliances will not exceed a pre-determined percentage of total Residential Customers. The constraints are established in cooperation with field contacts. The Residential Customer sales forecast is the product of the forecast of the average use per Customer and the number of Customers.

     Service area employment, temperature and price of electricity drive the models for Commercial Customer sales. Non-manufacturing employment is used as the employment driver.

     Industrial Customer sales are forecasted by major two-digit Standard Industrial Classification (SIC) codes. The primary specification for the industrial models assumes that the sale of electricity is a function of electricity price, employment and industrial production by SIC. Primary SICs modeled are Mining; Cement, Clay and Stone; Chemicals; Glass; Steel; Fabricated Metals; and Other Manufacturing.

     Actual sales can deviate from forecasted sales for many reasons, including, but not limited to, weather variations, changes in the general economic climate and levels of business activity, Customer's use of more energy efficient appliances and technologies, and changes in laws and regulations which affect energy use.

     The temperature-sensitive nature of the residential, commercial and wholesale loads in the West Penn service territory causes deviations from normal weather to be potentially the largest contributor to load variances in the near-term. As the number of electrically-heated and air conditioned buildings in the service area increases, the sensitivity of demand to temperature also increases. All West Penn forecasts are intended to represent loads most likely to occur, given normal temperatures. Therefore, variances from the forecast due to temperature deviations from normal are to be expected, but should offset over time and have no effect on average growth.

     Variations between actual and projected Customers and energy sales are shown in Table 8 and Table 9. Weather variation played a significant role in the forecast variances experienced in 1997 and 1998. There can be no assurance that the future variance between actual and projected Customers and sales in the aggregate, or by Customer Category, will be similar to the historical experience set forth in the tables.

                                    TABLE 8

            Variance from Year-Ahead Forecast: Number of Customers
                        for the Year Ended December 31


                        1994        1995         1996        1997        1998
                        ----        ----         ----        ----        ----
Residential
Forecasted..........  570,494      576,399     581,899     584,460     586,512
Actual..............  571,682      576,372     578,465     581,943     585,316
Variance............    0.2%        0.0%        -0.6%       -0.4%       -0.2%

Commercial(1)
Forecasted..........   65,562      68,067       69,232      70,263      71,350
Actual..............   65,896      67,720       68,764      69,941      71,158
Variance............    0.5%       -0.5%        -0.7%       -0.5%       -0.3%

Industrial(1)
Forecasted..........   11,280      11,538       11,870      12,144      12,351
Actual..............   11,398      11,666       11,940      12,076      12,307
Variance............    1.0%        1.1%         0.6%       -0.6%       -0.4%

Streetlighting
Forecasted..........      520         553          550         566         563
Actual..............      547         557          558         561         539
Variance............    5.2%        0.7%         1.5%       -0.9%       -4.3%
-----------------------------

(1) West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes. [Describe how it is different]

                                    TABLE 9

                         Variance from Year-Ahead Forecast: Energy Sales (GWH)
                                    for the Year Ended December 31


                        1994         1995         1996        1997        1998
                        ----         ----         ----        ----        ----
Residential
Forecasted..........   5,697        5,826        5,844       5,974       6,127
Actual..............   5,763        5,781        5,963       5,781       5,823
Variance............    1.2%        -0.8%        2.0%       -3.2%       -5.0%

Commercial(1)
Forecasted..........   3,640        3,741        3,856       3,986       4,080

Actual..............   3,632        3,769        3,854       3,872       3,993
Variance............  -0.2%        0.7%        -0.1%       -2.9%        2.1%

Industrial(1)
Forecasted..........   7,604        7,659        8,204       8,256       8,608
Actual..............   7,442        7,834        8,006       8,191       8,226
Variance............  -2.1%        2.3%        -2.4%       -0.8%       -4.4%

Streetlighting
Forecasted..........      53           51           52          52          52
Actual..............      52           52           52          52          52
Variance............  -1.9%        2.0%         0.0%        0.0%        0.0%
-----------------------------

(1) West Penn classifies the Commercial Customer and Industrial Customer categories differently for rate-setting purposes. [Describe how it is different]

Billing Process

     West Penn operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 1998, West Penn mailed out an average of 33,000 bills daily. West Penn bills the majority of its Customers monthly. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, West Penn may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance West Penn's ability to make timely recovery of amounts billed to Customers.

Limited Information on Customers' Creditworthiness

     Under the Servicing Agreement, any changes instituted by West Penn will apply to the servicing of Intangible Transition Property so long as West Penn is the Servicer.

     Under Pennsylvania law, West Penn is obligated to provide service to new Customers in the Residential Customer Category. West Penn initiated a Customer Verification Process in May 1999. The primary purpose of this process is to verify the social security number of new Customers. If the Customer is unwilling to provide, or if West Penn is unable to verify, the provided social security number, the Customer will be required to complete a notarized service application to obtain electric service. West Penn is currently reviewing options that can be taken at the earliest stages to reduce the costs associated with delinquent accounts. West Penn relies on the information provided by the Customer and its Customer information system audits to indicate whether the Customer has been previously served by West Penn.

     As part of its obligation to provide universal service, West Penn will continue the reduced payment program (the Low Income Payment and Usage Reduction Program (LIPURP)) provided to certain low income Customers who are currently served under or otherwise qualify for Rate Schedule 10. Customers must be referred to this program or request admittance and must demonstrate annual household gross income below 150% of the federal poverty guidelines. Customers in LIPURP will be placed on a payment plan based on a percentage of income or annualized average payment. An additional $5.00 per month payment will be required toward the pre-program arrearages. A LIPURP debt reduction incentive will be awarded to those customers that reach yearly recertification and have less than three late payments during their program year. If the Customer meets these criteria, 20% of their accounts receivable balance will be applied to any existing pre- program arrearage. West Penn has established the following funding levels through the year 2002: $1,750,000 for 1999; $3,130,000 for 2000; $4,510,000 for 2001; and $5,880,000 for 2002. After 2002, West Penn
expects the annual costs of LIPURP to be $5.88 million. Pursuant to the Restructuring Plan, West Penn estimates 18,000 Customers will participate in LIPURP annually. This ensures all eligible Customers are able to participate yet not exceed the total annual LIPURP costs of $5.88 million. As of March 30, 1999, there were approximately 300 Customers enrolled in the LIPURP. Pursuant to the provisions of the Competition Act, the PUC has adopted regulations which establish reporting requirements for universal service programs, such as LIPURP, that are applicable to all electric distribution companies, including West Penn.

     In 1998, approximately 78% of total bill payments were received by West Penn via the U.S. Mail. During the same period, approximately 14% of total payments were paid in person at approximately 200 payment agencies (which are located in unaffiliated businesses or organizations, such as supermarkets and convenience stores) throughout the retail electric service territory. Other payment methods include credit card payments and direct debits of Customer accounts through local banks, which accounted for approximately 8% of bill payments collected in 1998.

     Collection Process for the Residential Customer Category

     Customer bills are due approximately 20 days after mailing. If the Customer does not pay the bill by the due date, the Customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last mailing date. West Penn's collection process is based on delinquent balance and an internal credit score, which is derived from the Customer's credit history with West Penn. Each delinquent Customer is scored for approximate risk based on outstanding balance, payment habits, and previous termination history. The score has been used since late 1996 to segment Customers into three specific collection strategies. The lowest risk Customers are sent a friendly reminder letter with no collection activity, since most Customers in this category usually pay late and pay the associated finance charges. The next segment of Customers are moved into a proactive collection program which is a reminder letter and a collection call strategy designed to remind the Customer of the delinquency. Customers in the third segment are moved into an aggressive service termination process that is initiated by mailing a ten-day termination notice. If no payment is made within four business days of the termination date, a 72-hour personal contact is attempted by telephone. If the initial phone attempt is unsuccessful, a second attempt is made on the next business day after 6 p.m. If two telephone attempts are not completed, a 72-hour notice will be given at the property. If sufficient payment has not been received by the termination date, the account is sent for service termination by a designated West Penn employee. If the designated employee makes contact with a responsible adult, the service is terminated. If the designated employee does not make contact, a 48-hour deferred notice is left. Two days later, the service is terminated with or without contact if sufficient payment has not been made.

     Power is not customarily disconnected if the delinquent Customer is subject to a PUC mandated winter moratorium (the "Winter Moratorium"), which requires special approval from the PUC prior to the disconnection of electricity of certain Customers in the Residential Customer Category from December 1 through March 31 of each year. Currently, these accounts are managed during the Winter Moratorium through a combination of letters, proactive phone contacts and negotiated payment plans. Delinquencies which accumulate during the Winter Moratorium continue to contribute to the credit scoring, which can lead to termination after the Winter Moratorium.

     If a Customer's account is finaled, either because the Customer has moved or the Customer has failed to remedy a delinquent account, the account is acted upon with a series of letters and phone contact. When collection efforts prove unsuccessful, the account is placed with an outside agency at approximately 120 days from the date the final bill was issued. Once written off, the uncollected account is monitored for four years and may be collected at any point during that time.

     If a Customer declares bankruptcy, a review is conducted to assess whether the account is current. The accounts of bankrupt Customers having delinquencies are finaled, and efforts are initiated to submit claims in the bankruptcy of these Customers. Deposits are required for delinquent bankrupt Customers for which West Penn is required to continue services. These deposits are maintained until the bankruptcy claimed is finaled and payment history is deemed satisfactory.

     Collection Process for the Commercial and Industrial Customer Category

     Customer bills are due approximately 15 days after mailing. If the Customer does not pay the bill by the due date, the Customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last mailing date. West Penn's collection process is based on delinquent balance and an internal credit score, which is derived from the Customer's credit history with West Penn. In addition, the collection process of selective large Commercial and Industrial Customers is based on providing special handling of accounts and attention to detail because of the importance of each Customer as a source of revenue. The delinquency of individual Customers may result from differing circumstances, and it is the operational policy of West Penn in serving these accounts to have a firm understanding of individual Customers so that the collection strategy can be matched to the particular account, while ensuring that regulations are followed and collection actions are performed legally. Each delinquent Customer is scored for approximate risk based on outstanding balance, payment habits, and previous termination history. The score has been used since late 1996 to segment Customers into three specific collection strategies. The lowest risk Customers are sent a friendly reminder letter with no collection activity, since most Customers in this category usually pay late and pay the associated finance charges. The next segment of Customers are moved into a proactive collection program which is a reminder letter and a collection call strategy designed to remind the Customer of the delinquency. Customers in the third segment are moved into an aggressive service termination process that is initiated by mailing a ten-day termination notice. If no payment is made within four business days of the termination date, a 72-hour personal contact is attempted by telephone. If the initial phone attempt is unsuccessful, a second attempt is made on the next business day after 6 p.m. If two telephone attempts are completed, a 72-hour notice will be given at the property. If sufficient payment has not been received by the termination date, the account is sent for service termination by a designated West Penn employee. Service is terminated with or without field contact if sufficient payment has not been made.

     If a Customer's account is finaled, either because the Customer has moved or the Customer has failed to remedy a delinquent account, the account is acted upon with a series of letters and phone contract. When collection efforts prove unsuccessful, the account is placed with an outside agency at approximately 120 days from the date the final bill was issued. Once written off, the uncollected account is monitored for four years and may be collected at any point during that time.

     If a Customer declares bankruptcy, a review is conducted to assess whether the account is current. The accounts of bankrupt Customers having delinquencies are finaled, and efforts are initiated to submit claims in the bankruptcy of these Customers. Deposits are required for delinquent bankrupt Customers for which West Penn is required to continue services. These deposits are maintained until the bankruptcy claimed is finaled and payment history is deemed satisfactory.

     Application of Customer Payments

     The Competition Act provides that the PUC require the unbundling of electric utility services, tariffs and customer bills to separate the charges for generation, transmission and distribution for billing cycles beginning in January, 1999. In the event that a Customer makes a partial payment toward an outstanding balance, the payment will be applied first to Intangible Transition Charges, when implemented, then to the Competitive Transition Charges, then to transmission and distribution charges and finally to electric generation charges.

     West Penn offers two billing options to choice Customers. A Customer may elect to receive a single bill from West Penn which would include charges incurred from the electric supplier and West Penn or the Customer may elect dual billing. With dual billing, the Customer will receive one bill from the electric generation supplier for electric generation and one bill from West Penn for Intangible Transition Charges, Competitive Transition Charges and transmission and distribution charges. Pursuant to the Settlement, a third option, a single bill from the electric generation supplier containing West Penn's charges will be implemented on or after September 1, 1999.

     West Penn's electric tariff approved by the PUC in the Restructuring Plan provides that when West Penn is providing dual billing and a Customer remits a partial payment to West Penn, the payment will be applied as follows:

     (1) To the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on this balance;

     (2)  To the balance due for state tax charges;

     (3) To the balance due or the installment amount for a payment agreement for Intangible Transition Charges, when implemented;

     (4) To the balance due or the installment amount for a payment agreement for Competitive Transition Charges;

     (5) To the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges;

     (6)  To the current state tax charges;

     (7)  To the current Intangible Transition Charges, when implemented;

     (8)  To the current Competitive Transition Charges;

     (9) To the current fixed and variable utility distribution service charges;

     (10) To the balance due for prior charges for energy and capacity (if West Penn is the provider of last resort);

     (11) To the current charges for energy and capacity charges (if West Penn is the provider of last resort); and

     (12) To the non-basic service charges.

     If the Customer elects the single bill option and remits a partial payment, the payment is applied as follows using the allocation among the charges as detailed under the dual bill option:

     (1)  West Penn's past due bills for basic service charges;

     (2)  West Penn's current bills for basic service charges;

     (3)  Suppliers' past due bills for basic service charges;

     (4)  Suppliers' current bills for basic service charges;

     (5)  West Penn's past due bills for non-basic service charges;

     (6)  West Penn's current bills for non-basic service charges;

     (7)  Suppliers' past due bills for non-basic service charges; and

     (8)  Suppliers' current bills for non-basic service charges.

[Electric Generation Suppliers and Other Third-Party Billers] [To be revised]

     The Servicer, on behalf of the Issuer, will pursue any electric generation supplier or other third party that fails to remit the applicable Intangible Transition Charges in a manner similar to that by which the Servicer will pursue any failure by a Customer to remit Intangible Transition Charges. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Issuer or the Servicer directly from all Customers electing consolidated billing from an electric generation supplier or other third party as follows: if the Servicer does not receive payment for undisputed charges within 25 calendar days for Customers in the Residential Customer Category or 20 calendar days for Customers in the Small Commercial and Industrial and Large Commercial and Industrial Customer Categories after the charges are communicated to the electric generation supplier or other third party, then the Servicer may provide notice of breach to the electric generation supplier or other third party at any time thereafter, at the Servicer's discretion. Upon notice of a breach, the electric generation supplier or other third party will have 20 calendar days to cure such breach. If the electric generation supplier or other third party has not cured such breach within 20 calendar days, the Servicer may terminate consolidated billing by the electric generation supplier or other third party and take over billing functions for the Customer. In no event will these procedures result in a Customer being sent two bills covering the same service. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties to forward ITC Collections to the Servicer. See "Risk Factors--Servicing--It May Be More Difficult to Collect Intangible Transition Charges Due to Billing By Third Parties" in this Prospectus.

Year 2000 Compliance

     West Penn is faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which constrain date calculations or assign special meanings to certain dates. Any of West Penn's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to deliver electricity, measure usage, read meters, process transactions, send bills or operate electric generation stations. In addition, the Year 2000 issue could affect the ability of Customers to receive bills sent by West Penn or make payments on such bills. West Penn has not investigated and has no intention of investigating the Year 2000 issue as it relates to any Customer's ability to receive bills sent by West Penn or make payments on bills. See "Risk Factors--Servicing--Potential Computer Program Problems Beginning In The Year 2000 May Result in Payment Delays on Transition Bonds" in this Prospectus.

     To minimize problems related to the Year 2000 issue, West Penn is proceeding with a comprehensive effort to continue operations without significant problems in 2000 and beyond. An Executive Task Force is coordinating the efforts of 24 separate Year 2000 teams, representing all business and support units in West Penn.

     In May 1998, the North American Electric Reliability Council (NERC), of which West Penn is a member, accepted a request from the United States Department of Energy to coordinate the industry's Year 2000 efforts. The electric utility industry and West Penn have segmented the Year 2000 problem into the following components:

               o    Computer hardware and software;
               o    Embedded chips in various equipment; and
               o Vendors and other organizations on which West Penn relies for critical materials and services.

     The industry's and West Penn's efforts for each of these three components include assessment of the problem areas and remediation, testing and contingency plans for critical functions for which remediation and testing are not possible or which do not provide reasonable assurance.

     The NERC has established a goal of having the industry achieve a state of Year 2000 readiness for critical systems by June 30, 1999, and, to monitor progress, requires each utility to prepare and submit a monthly report showing progress and dated plans. By order dated July 9, 1998, the PUC initiated a proceeding requiring each utility that cannot meet a Year 2000 readiness date of March 31, 1999, for mission critical systems to file contingency plans by that date. On March 30, 1999, the Company reported to the PUC that, except for a few items, its critical electricity production and delivery systems were Year 2000 ready pending final confirmation system testing of its power stations in April and May. West Penn anticipates that all of its critical systems, including its business applications systems as well as the electricity production and delivery systems, will be Year 2000 ready by June 30, 1999. [Update]

     Integrated electric utilities are uniquely reliant on each other to avoid, in a worst case situation, cascading failure of the entire electrical system. West Penn is working with the Edison Electric Institute, the Electric Power Research Institute, the NERC and the East Central Area Reliability Agreement Group to capitalize on industry-wide experiences and to participate in industry-wide testing and contingency planning. The NERC, on January 11, 1999, issued a press release stating, based on the individual NERC reports it had received from 98% of the electrical industry, that "although there is clearly much more work to be done, we have found that North America's electric power supply and delivery systems are well on their way to being Y2K ready. "

     As part of the ongoing NERC program, West Penn participated in an industry-wide Year 2000 drill on April 9, 1999, and will participate in more extensive industry-wide drill planned for September 9, 1999. During the April test, West Penn was able to maintain adequate communications under a simulated failure of selected systems, and obtained valuable information for improvement of its plans. NERC has reported that the industry-wide tests produced similar results. On December 31, 1999, West Penn will have extra staff in critical areas of the system to implement these and other contingency plans if they are required.

     It is West Penn's opinion that the "most reasonably likely worst case scenario" is that there could be isolated problems at various West Penn facilities or at the facilities of neighboring utilities that may have somehow escaped discovery in the identification, remediation and testing process, and that these problems may cause isolated disruptions of service. All utilities, including West Penn, have experience in the implementation of existing emergency plans and are currently expanding their emergency plans to include contingency plans to respond quickly to any such events.

     West Penn is aware of the importance of electricity to its customers and is using its best efforts to avoid any serious Year 2000 problems. Despite the Company's best efforts, including working with internal resources, external vendors and industry associations, West Penn cannot guarantee that it will be able to conduct all of its operations without Year 2000 interruptions. Any Year 2000 problems could have a material adverse impact on the operations and financial condition of West Penn and on the collection of Intangible Transition Charges. The costs associated with the potential impact are speculative and not presently quantifiable.

                                  THE SELLER

     West Penn Funding Corporation, a special purpose corporation organized
under the laws of the State of Delaware, was formed on [        ], 1999.
Pursuant to the Transfer Agreement, West Penn will contribute the Transferred Intangible Transition Property to the Seller in exchange for [ ] shares of the outstanding capital stock of the Seller, representing 100% of the outstanding capital stock of the Seller. Accordingly, the Seller will be a wholly owned subsidiary of West Penn. The Seller is a recently formed special purpose corporation and, as of the date of this Prospectus, has not carried on any business activities and has no operating history.

     The Seller has been created for the purpose of owning the Issuer, entering into the LLC Agreement and the Transfer Agreement, selling the Transferred Intangible Transition Property to the Issuer pursuant to the Sale Agreement, receiving funds from the Issuer from the sale of the Transferred Intangible Transition Property pursuant to the Sale Agreement, making loans to affiliates (including making loans, on an arms- length basis, of the net proceeds from the Transition Bonds to West Penn or its affiliates in exchange for interest-bearing notes), engaging in investing activities and performing activities that are necessary, suitable or convenient to accomplish these purposes. Following the sale of the Transferred Intangible Transition Property to the Issuer, the Seller will have no ownership or other interest in the Transferred Intangible Transition Property and will have no right to collect any Intangible Transition Charges.

     The Administrative Agent, an affiliate of West Penn, will provide corporate administrative services, such as providing notices and preparing financial reports, for the Seller pursuant to an administrative agreement between the Seller and the Administrative Agent (the "Seller Administration Agreement"). The Seller will reimburse the Administrative Agent for the cost of services provided computed in accordance with the applicable provisions of the Public Utility Holding Company Act of 1935.

     The following is a list of the principal officers and directors of the Seller. All such officers have served in the capacities set forth below since
[        ], 1999, unless otherwise indicated, and all directors have served in
such capacity since [        ], 1999. The officers and directors will devote
such time as is necessary to the affairs of the Seller. The Seller will have sufficient officers, directors and employees to carry on its business.


              Name                     Age                    Title
              ----                     ---                    -----
         [           ]               [    ]               [           ]
         [           ]               [    ]               [           ]
         [           ]               [    ]               [           ]

[Brief bio]

[Brief bio]

[Brief bio]

     No compensation has been paid by the Seller to any officer or director of the Seller since the Seller was formed. The officers and directors of the Seller will not be compensated by the Seller for their services on behalf of the Seller. Each officer serves in such capacity at the discretion of the Seller's Board of Directors. The Seller's organizational documents limit, to the extent permitted by Delaware law, the personal liability of each officer and director of the Seller to the Seller for monetary damages resulting from breaches of such officer's or director's duty of care. The Seller's organizational documents provide that officers and directors of the Seller shall be indemnified against liabilities incurred in connection with their services on behalf of the Seller, including liabilities under applicable securities laws.

     The Seller has no intent to file, and West Penn has advised the Seller that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the Seller so long as the Seller is solvent and does not reasonably foresee becoming insolvent.

     The Sale Agreement requires the Seller to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of West Penn, other affiliates or any other person, and that, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for state and federal income and franchise tax purposes, it is not a division of West Penn or any of its affiliated entities or any other person.

     The principal place of business of the Seller is c/o [   ], [   ] and its
telephone number is [         ].

                                  THE ISSUER

     West Penn Funding LLC, a special purpose, single member limited liability company organized under the laws of the State of Delaware, was formed on
[             ], 1999 pursuant to a limited liability company agreement (as amended and restated, the "LLC Agreement"). As of the issuance date of the Transition Bonds, West Penn Funding Corporation is the sole member of the Issuer. The assets of the Issuer will consist of the Transferred Intangible Transition Property, the other Collateral and any money distributed to the Issuer from the Collection Account in accordance with the Indenture. The Issuer is a recently formed special purpose limited liability company and, as of the date of this Prospectus, has not carried on any business activities and has no operating history. Audited financial statements of the Issuer are included as an exhibit to this Prospectus.

     The Issuer has been created for the purpose of purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Transferred Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes, including but not limited to activities relating to any necessary hedge or swap transaction or credit enhancement.

     The Issuer will enter into the Servicing Agreement with West Penn under which West Penn, as agent for the Issuer, will manage, service and administer, and make collections in respect of, the Transferred Intangible Transition Property. See "The Servicing Agreement" in this Prospectus. In addition, Allegheny Power Service Corporation, an affiliate of West Penn, will provide corporate administrative services, such as providing notices and preparing financial reports, for the Issuer pursuant to an administration agreement between the Issuer and the Administrative Agent (the "Issuer Administration Agreement", and together with the Seller Administration Agreement, the "Administration Agreements"). The Issuer will reimburse the Administrative Agent for the cost of services provided computed in accordance with the applicable provisions of the Public Utility Holding Company Act of 1935.

     The following is a list of the principal officers and directors of the Issuer. All such officers have served in the capacities set forth below since [ ], 1999, unless otherwise indicated, and all directors have served in such capacity since [ ], 1999. The officers and directors will devote such time as is necessary to the affairs of the Issuer. The Issuer will have sufficient officers, directors and employees to carry on its business.


              Name                     Age                    Title
              ----                     ---                    -----
         [           ]               [    ]               [           ]
         [           ]               [    ]               [           ]
         [           ]               [    ]               [           ]

[Brief bio]

[Brief bio]

[Brief bio]

     No compensation has been paid by the Issuer to any officer or director of the Issuer since the Issuer was formed. The officers and directors of the Issuer, other than the Independent Director[s], will not be compensated by the Issuer for their services on behalf of the Issuer. The initial compensation for the Independent Director[s] will be $[5,000] per year. Each officer serves in such capacity at the discretion of the Issuer's Board of Directors. West Penn is an affiliate of the Issuer. The Issuer's organizational documents limit, to the extent permitted by Delaware law, the personal liability of each officer and director of the Issuer to the Issuer for monetary damages resulting from breaches of such officer's or director's duty of care. The Issuer's organizational documents provide that officers and directors of the Issuer shall be indemnified against liabilities incurred in connection with their services on behalf of the Issuer, including liabilities under applicable securities laws.

     The LLC Agreement provides that the Issuer shall dissolve and, after satisfaction of the creditors of the Issuer as required by applicable law, property held by the Issuer will be distributed to West Penn Funding Corporation, or in the event of a transfer to any other owner, such other owner, thirty years from the date of its formation or sooner, at the option and expense, and upon written instruction, of West Penn Funding Corporation, but in no event before payment in full of all Series of Transition Bonds.

     The Issuer has no intent to file, and West Penn Funding Corporation has advised the Issuer that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the Issuer so long as the Issuer is solvent and does not reasonably foresee becoming insolvent.

     The LLC Agreement requires the Issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of West Penn, West Penn Funding Corporation, other affiliates of West Penn or any other person, and that, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for state and federal income and franchise tax purposes, it is not a division of West Penn Funding Corporation or any of its affiliated entities or any other person.

     The principal place of business of the Issuer is c/o
[............................] and its telephone number is [...............].

                                USE OF PROCEEDS

     The Issuer will use the proceeds of the issuance of the Transition Bonds to pay certain expenses of issuance and to purchase the Transferred Intangible Transition Property from West Penn Funding Corporation. West Penn Funding Corporation proposes using the proceeds it receives from the sale of the Transferred Intangible Transition Property for general corporate purposes and may from time to time loan, in an arms- length transaction, such net proceeds to West Penn or its affiliates in exchange for interest-bearing notes. West Penn or any such affiliate would use the proceeds of any such loans principally to reduce Stranded Costs and related capitalization and to reduce some of its existing indebtedness.

                             THE TRANSITION BONDS

     The Transition Bonds will be issued under and secured by a base indenture between the Issuer and the Bond Trustee substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of each Series of Transition Bonds will be provided in a separate supplement to the base indenture (each such supplement, a "Supplemental Indenture" and together with the base Indenture, the "Indenture"). The following summary describes certain general terms and provisions of the Transition Bonds. The particular terms of the Transition Bonds of any Series offered by any Prospectus Supplement will be described in such Prospectus Supplement. This summary does not purport to be complete and is subject to, and is qualified by reference to, the terms and provisions of the Transition Bonds and the Indenture.

General

     The Transition Bonds may be issued in one or more series (each, a "Series"), each comprised of one or more classes (each, a "Class"). The terms of all Transition Bonds of the same Series will be identical in all respects, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical in all respects.

     The Supplemental Indenture will specify the following terms of the related Series of Transition Bonds and, if applicable, the Classes thereof:

     (1) the designation of the Series and, if applicable, the Classes thereof;

     (2) the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof;

     (3) the Bond Rate of the Series and, if applicable, each Class thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates;

     (4)  the Payment Dates for the Series;

     (5) the Expected Final Payment Date of the Series and, if applicable, each Class thereof;

     (6) the Series Termination Date for the Series and, if applicable, the Class Termination Dates for each Class thereof;

     (7)  the issuance date for the Series (the "Series Issuance Date");

     (8)  the place or places for payments with respect to the Series;

     (9)  the authorized initial denominations for the Series;

     (10) the provisions, if any, for redemption of the Series by the Issuer;

     (11) the Expected Amortization Schedule for the Series;

     (12) the overcollateralization amount (the "Overcollateralization Amount") with respect to the Series and the amount anticipated to be on deposit in the Overcollateralization Subaccount for all Series of Transition Bonds as of each Payment Date (the "Calculated Overcollateralization Level") for each Payment Date;

     (13) the amount of capital required to be deposited by the Issuer (the "Required Capital Amount") into the Capital Subaccount upon the issuance of each Series of Transition Bonds, which represents a capital contribution from the Seller;

     (14) the Calculation Dates and Adjustment Dates for the Series;

     (15) the terms of any credit enhancement applicable to the Series or Class;

     (16) the terms of any hedge or swap transaction applicable to the Series or Class; and

     (17) any other terms of the Series or Class that are not inconsistent with the provisions of the Indenture.

     The applicable Prospectus Supplement will set forth the procedure for the manner of the issuance of the Transition Bonds of each Series. Generally, each Series of Transition Bonds will initially be represented by one or more Transition Bonds registered in the name of Cede, as the nominee of DTC. The Transition Bonds will be available for purchase in initial denominations specified in the applicable Prospectus Supplement (which denominations will be not less than $1,000). Unless and until definitive Transition Bonds are issued under the limited circumstances described in this Prospectus, no Transition Bondholder will be entitled to receive a physical bond representing a Transition Bond. All references in this Prospectus to actions by Transition Bondholders will refer to actions taken by DTC upon instructions from the Participants and all references in this Prospectus to payments, notices, reports and statements to Transition Bondholders will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of each Series of Transition Bonds, for distribution to Transition Bondholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Transition Bonds" below.

Interest and Principal

     Interest will accrue on the principal balance of Transition Bonds of a Series or Class at the Bond Rate specified in or determined in the manner specified in the applicable Prospectus Supplement and will be payable to the Transition Bondholders of such Series or Class on each Payment Date, commencing on the Payment Date specified in the related Prospectus Supplement.

     On any Payment Date with respect to any Series, the Issuer will make principal payments on such Series only until the outstanding principal balance thereof has been reduced to the principal balance specified for such Payment Date in the Expected Amortization Schedule for such Series on such Payment Date and only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of such Series or Class of Transition Bonds may be paid later than reflected in the Expected Amortization Schedule therefor. See "Risk Factors--Nature of Intangible Transition Property," "--The Transition Bonds--Uncertain Weighted Average Life" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

     The failure to make a scheduled payment of principal on the Transition Bonds, other than upon redemption or on the Series Termination Date or, if applicable, Class Termination Date, does not constitute an Event of Default under the Indenture. The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Bond Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding have declared the Transition Bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

Floating Rate Transition Bonds

     In connection with the issuance of a Class or Classes of floating rate Transition Bonds, the Issuer may arrange for one or more hedge or swap transactions. If the Issuer enters into or arranges for any hedge or swap transaction, the applicable Prospectus Supplement will include a description of:

     (1)  the material terms of such transaction;

     (2)  the identity of the counterparty or counterparties;

     (3) any payments under such hedge or swap transaction to be made by or to the Issuer or the Bond Trustee, as assignee of the Issuer;

     (4) deposits in and withdrawals from any subaccount of the Collection Account with respect to such Class or Classes of floating rate Transition Bonds and such transaction;

     (5) the formula for calculating the floating rate of interest of such Class or Classes prior to termination of such transaction; and

     (6) the rights of Transition Bondholders with respect to the termination of or certain other events related to such transaction.

Redemption

     Redemption provisions, if any, for any Series will be specified in the related Prospectus Supplement, including the premiums, if any, payable upon redemption (the redemption price in any event will not be less than the principal balance thereof, plus interest at the applicable Bond Rate accrued to the redemption date). Unless the context requires otherwise, all references in this Prospectus to principal of the Transition Bonds of a Series being redeemed includes any resulting premium that might be payable thereon, as described in the applicable Prospectus Supplement.

     Notice of redemption of any Series of Transition Bonds will be given by the Bond Trustee to each registered holder of a Transition Bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in such other manner or at such other time as may be specified in the related Prospectus Supplement. Notice of optional redemption may be conditioned upon the deposit of moneys with the Bond Trustee before the redemption date and such notice shall be of no effect unless such moneys are so deposited.

     All Transition Bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the Bond Trustee at that time, and shall no longer be considered "outstanding" under the Indenture. The Transition Bondholders of such Transition Bonds will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption, from the Bond Trustee.

Credit Enhancement

     Credit enhancement with respect to the Transition Bonds of all Series will be provided by adjustments to the Intangible Transition Charges and amounts on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. In addition, for any Series of Transition Bonds or one or more Classes thereof, additional credit enhancement may be provided with respect thereto. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, with respect to each Series of Transition Bonds or one or more Classes thereof will be described in the applicable Prospectus Supplement. Credit enhancement may be in the form of an additional reserve account, additional overcollateralization, a financial guaranty insurance policy, letter of credit, credit or liquidity facility, maturity guaranty, repurchase obligation, third-party payment or other support, cash deposit or other credit enhancement, or any combination of the foregoing, as may be set forth in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for a Series of Transition Bonds may cover one or more other Series of Transition Bonds.

     If any such additional credit enhancement is provided with respect to a Series offered hereby, the applicable Prospectus Supplement will include a description of:

     (1)  the amount payable under such credit enhancement;

     (2) any conditions to payment thereunder not otherwise described in this Prospectus;

     (3) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced; and

     (4) any material provisions of any applicable agreement relating to such credit enhancement.

     Additionally, in certain cases, the applicable Prospectus Supplement may describe certain information with respect to the provider of any third-party credit enhancement, including:

     (1)  a brief description of its principal business activities;

     (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     (3) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     (4) its total assets and stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable Prospectus Supplement.

Book-Entry Registration

     All Classes of Transition Bonds will be book-entry Transition Bonds, which are initially represented by one or more bonds registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another securities depository and are available only in the form of book-entries ("Book- Entry Transition Bonds"); provided, however, the applicable Prospectus Supplement relating to a Series of Transition Bonds may provide that the Transition Bonds of such Series or a Class thereof will be issued as definitive Transition Bonds. Transition Bondholders may also hold Transition Bonds of a Class through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems ("Participants").

     Cede, as nominee for DTC, will hold the global bond or bonds representing the Transition Bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving Transition Bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Transition Bonds settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Transition Bonds by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transition Bondholders that are not direct or indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Transition Bonds may do so only through direct or indirect Participants. In addition, Transition Bondholders will receive all payments of principal and interest on the Transition Bonds, through the Participants who in turn will receive them from DTC. Under a book-entry format, Transition Bondholders will receive payments after the related Payment Date, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to indirect Participants or holders of beneficial interests in the Transition Bonds. The Issuer and the Bond Trustee, and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Transition Bond is registered (expected to be Cede) as the absolute owner thereof (whether or not such Transition Bond is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

     Unless and until definitive Transition Bonds are issued, it is anticipated that the only "holder" of Transition Bonds of any Series will be Cede, as nominee of DTC. Transition Bondholders will only be permitted to exercise their rights as Transition Bondholders indirectly through Participants and DTC. All references herein to actions by Transition Bondholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Transition Bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Transition Bonds, for payments to the beneficial owners of the Transition Bonds in accordance with DTC procedures.

     While any Book-Entry Transition Bonds of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Transition Bonds and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Transition Bonds. Participants with whom Transition Bondholders have accounts with respect to Book-Entry Transition Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Transition Bondholders. Accordingly, although Transition Bondholders will not possess physical bonds, the Rules provide a mechanism by which Transition Bondholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect Participants and certain banks, the ability of holders of beneficial interests in the Transition Bonds to pledge Transition Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Transition Bonds, may be limited due to the lack of definitive Transition Bonds.

     DTC has advised the Bond Trustee that it will take any action permitted to be taken by a Transition Bondholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Transition Bonds are credited.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilities the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any Underwriters, agents or dealers with respect to a Series of Transition Bonds offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for crossmarket transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments with respect to Transition Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Taxation" in this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Transition Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Transition Bonds among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Transition Bonds

     Unless otherwise specified in the applicable Prospectus Supplement, each Series or Class of Transition Bonds will be issued in fully registered, certificated form to Transition Bondholders or their nominees, rather than to DTC or its nominee, only if:

     (1) the Issuer advises the Bond Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Series or Class of Transition Bonds and the Issuer is unable to locate a qualified successor;

     (2) the Issuer, at its option, elects to terminate the book-entry system through DTC; or

     (3) after the occurrence of an Event of Default under the Indenture, Transition Bondholders representing at least a majority of the outstanding principal amount of the Transition Bonds of all Series advise the Bond Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Transition Bondholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected Transition Bondholders through Participants of the availability of definitive Transition Bonds. Upon surrender by DTC of the definitive bonds representing the applicable Transition Bonds and receipt of instructions for re-registration, the Bond Trustee will authenticate and deliver definitive Transition Bonds, and thereafter the Bond Trustee will recognize the holders of such definitive Transition Bonds as Transition Bondholders under the Indenture.

     Payments of principal of, and interest on, the applicable Transition Bonds will thereafter be made by the Bond Trustee, as paying agent, in accordance with the procedures set forth in the Indenture directly to holders of definitive Transition Bonds in whose names the definitive Transition Bonds were registered at the close of business on the related Record Date. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Bond Trustee. The final payment on any Transition Bond, however, will be made only upon presentation and surrender of such Transition Bond at the office or agency specified in the notice of final payment to Transition Bondholders.

     Definitive Transition Bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Bond Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                         CERTAIN WEIGHTED AVERAGE LIFE
                           AND YIELD CONSIDERATIONS

     The rate of principal payments on each Series or Class of Transition Bonds, the aggregate amount of each interest payment on each Series or Class of Transition Bonds and the actual final Payment Date of each Series or Class of Transition Bonds will be dependent on the rate and timing of receipt of ITC Collections. Accelerated receipts of ITC Collections will not, however, result in payment of principal on the Transition Bonds earlier than the related Expected Final Payment Dates since receipts in excess of the amounts necessary to amortize the Transition Bonds in accordance with the applicable Expected Amortization Schedule will be deposited in the Overcollateralization Subaccount or Reserve Subaccount. However, delayed receipts of ITC Collections may result in principal payments on the Transition Bonds occurring more slowly than as reflected in the Expected Amortization Schedule or later than the related Expected Final Payment Dates. Redemption of any Class or Series of Transition Bonds in accordance with the terms thereof will result in payment of principal earlier than the related Expected Final Payment Dates.

     The actual payments on each Payment Date for each Series or Class of Transition Bonds and the weighted average life thereof will be affected primarily by the rate of ITC Collections and the timing of receipt of ITC Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Because the Intangible Transition Charges will be calculated based on estimates of usage and revenue, the aggregate amount of ITC Collections and the rate of principal amortization on the Transition Bonds will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. Although the Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections, no assurances are given that the Servicer will be able to forecast accurately actual electricity usage impacting billed revenue from which Intangible Transition Charges are allocated and the rate of delinquencies and write-offs or implement adjustments to the Intangible Transition Charges that will cause ITC Collections to be received at any particular rate. See "Risk Factors- Unusual Nature of Intangible Transition Property" and "The QRO and the Intangible Transition Charges-The Intangible Transition Charges-The ITC Adjustment Process" in this Prospectus.

     If ITC Collections are received at a slower rate than expected, Transition Bonds may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the Expected Amortization Schedule for each Series or Class, except in the event of a redemption or the acceleration of the final payment date of the Transition Bonds after an Event of Default as specified in the Indenture, the Transition Bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the Transition Bonds is received in later years, this will result in a longer weighted average life of the Transition Bonds.

                            THE TRANSFER AGREEMENT

     The following summary describes all material terms and provisions of the Transfer Agreement pursuant to which West Penn is contributing to the Seller Intangible Transition Property. The Transfer Agreement may be amended by the parties thereto, with the consent of the Bond Trustee, provided that notice of the substance of such amendment is provided by the Seller to each Rating Agency. The form of the Transfer Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Transfer Agreement.

Contribution of Intangible Transition Property

     On the Series Issuance Date for the first Series of Transition Bonds (the "Initial Contribution Date"), pursuant to the Transfer Agreement, West Penn will contribute to the Seller, without recourse, except as provided therein, Initial Intangible Transition Property representing the irrevocable right to receive through Intangible Transition Charges amounts sufficient to recover Qualified Transition Expenses with respect to such Series of Transition Bonds. In consideration of such initial contribution, the Seller shall issue [ ] shares of its outstanding capital stock, representing 100% of the Seller's outstanding capital stock. In addition, West Penn may from time to time offer to contribute additional Intangible Transition Property to the Seller, subject to the satisfaction of certain conditions (each, a "Subsequent Contribution"). Each Subsequent Contribution may be made in consideration of the issuance by the Seller to West Penn of additional shares of the Seller's capital stock. If any such offer is accepted by the Seller, the Subsequent Contribution will be effective on a date (a "Subsequent Contribution Date") specified in a written notice provided by West Penn to the Seller.

     In accordance with the Competition Act, upon the execution and delivery of the Transfer Agreement and the related bill of sale, the contribution of the Initial Intangible Transition Property will be perfected as against all third persons, including judicial lien creditors, and upon the execution of a subsequent bill of sale and an addition notice, a contribution of Subsequent Intangible Transition Property will also be perfected against all third persons, including judicial lien creditors.

     "Initial Intangible Transition Property" means Intangible Transition Property, as identified in the related bill of sale, contributed to the Seller on the Initial Contribution Date pursuant to the Transfer Agreement in connection with the issuance of the initial Series of Transition Bonds. "Subsequent Intangible Transition Property" means Intangible Transition Property, as identified in the related bill of sale, contributed to the Seller on any Subsequent Contribution Date pursuant to the Transfer Agreement in connection with the subsequent issuance of a Series of Transition Bonds.

     West Penn's accounting records and computer systems will reflect the contribution and sale of Intangible Transition Property to the Seller.

     Each contribution of Intangible Transition Property under the Transfer Agreement is subject to the satisfaction or waiver of each of the following conditions:

               (1) on or prior to the Initial Contribution Date or Subsequent Contribution Date, as applicable, West Penn shall have delivered to the Seller a duly executed bill of sale identifying the Intangible Transition Property to be conveyed on that date, in the form required by the Transfer Agreement;

               (2) as of the Initial Contribution Date or the Subsequent Contribution Date, as applicable, West Penn was not insolvent and will not have been made insolvent by such sale, and West Penn is not aware of any pending insolvency with respect to itself;

               (3) as of the Initial Contribution Date or the Subsequent Contribution Date, as applicable, no breach by West Penn of its representations, warranties or covenants in the Transfer Agreement shall exist, and no Servicer Default shall have occurred and be continuing;

               (4) as of the Initial Contribution Date or the Subsequent Contribution Date, as applicable, the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Intangible Transition Property to be conveyed on such date pursuant to the Sale Agreement, and all conditions to the issuance of one or more Series of Transition Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

               (5) on or prior to the Initial Contribution Date or Subsequent Contribution Date, as applicable, West Penn shall have taken all action required to transfer to the Seller ownership of the Transferred Intangible Transition Property to be conveyed on such date, free and clear of all liens other than liens created by the Issuer pursuant to the Indenture, and the Seller shall have taken any action required for the Seller to transfer to the Issuer ownership of the Transferred Intangible Transition Property to be conveyed on such date, free and clear of all liens other than liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken, or the Servicer shall have taken on behalf of the Issuer, any action required for the Issuer to grant the Bond Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date;

               (6) in the case of a contribution of Subsequent Intangible Transition Property only, West Penn shall have provided the Seller, the Issuer and the Rating Agencies with a timely addition notice specifying the Subsequent Contribution Date for such Subsequent Intangible Transition Property, on or prior to such Subsequent Contribution Date;

               (7) West Penn shall have delivered to the Rating Agencies, the Seller and the Issuer the opinion of counsel specified in the Transfer Agreement and certain other opinions of counsel to the Bond Trustee; and

               (8) West Penn shall have delivered to the Seller, the Bond Trustee and the Issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

Representations and Warranties of West Penn

     In the Transfer Agreement, West Penn will make representations and warranties to the Seller (and acknowledge that such representations and warranties are also for the benefit of the Issuer, as assignee of the Seller, and the Bond Trustee, as collateral assignee of the Issuer) as of the Initial Contribution Date and any Subsequent Contribution Date to the effect, among other things, that:

               (1) all information provided by West Penn to the Seller with respect to the Transferred Intangible Transition Property is correct in all material respects;

               (2) the transfers and assignments contemplated by the Transfer Agreement constitute outright transfers of the Initial Intangible Transition Property or the Subsequent Intangible Transition Property, as the case may be, from West Penn to the Seller, and the beneficial interest in and title to the Transferred Intangible Transition Property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against West Penn under any bankruptcy law;

               (3) West Penn is the sole owner of the Intangible Transition Property being contributed to the Seller on the Initial Contribution Date or Subsequent Contribution Date, as applicable, the Transferred

          Intangible Transition Property has been validly transferred to the Seller free and clear of all liens other than liens created by the Issuer pursuant to the Indenture and all filings (including filings with the PUC under the Competition Act) necessary in any jurisdiction to give the Seller a valid ownership interest in Transferred Intangible Transition Property free and clear of all liens of West Penn or anyone claiming through West Penn and to give the Seller a first priority perfected security interest in Transferred Intangible Transition Property have been made, other than any such filings (except for filings with the PUC under the Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware) the absence of which would not have an adverse impact on (x) the ability of the Servicer to collect Intangible Transition Charges with respect to the Transferred Intangible Transition Property or (y) the rights of the Seller with respect to the Transferred Intangible Transition Property;

               (4) the QRO has been issued by the PUC in accordance with the Competition Act, the QRO and the process by which it was issued comply with all applicable laws, rules and regulations and the QRO is in full force and effect;

               (5) as of the date of issuance of any Series of Transition Bonds, such Transition Bonds are entitled to the protections provided by the Competition Act and, accordingly, the provisions of the QRO relating to the Intangible Transition Property and Intangible Transition Charges are not revocable by the PUC;

               (6) (x) under the Competition Act, neither the Commonwealth of Pennsylvania nor the PUC may limit, alter or in any way impair or reduce the value of Intangible Transition Property or Intangible Transition Charges approved by the QRO or any rights thereunder, except such a limitation or alteration may be made by the Commonwealth of Pennsylvania or the PUC if adequate compensation is made by law for the full protection of the Intangible Transition Charges and of Transition Bondholders;

                    (y) under the Contract Clauses of the Constitutions of the
               Commonwealth of Pennsylvania and the United States, neither the Commonwealth of Pennsylvania nor the PUC can take any action that substantially impairs the rights of the Transition Bondholders unless such action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose; and

                    (z) under the Takings Clauses of the Constitutions of the
               Commonwealth of Pennsylvania and the United States, if such action constitutes a permanent appropriation of the property interest of Transition Bondholders in the Intangible Transition Property and deprives the Transition Bondholders of their reasonable expectations arising from their investments in Transition Bonds, just compensation, as determined by a court of competent jurisdiction, must be provided to Transition Bondholders;

               (7) there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, QRO, Intangible Transition Property or the Intangible Transition Charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the QRO;

               (8) no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of Intangible Transition Property, except those that have been obtained or made;

               (9) except as disclosed by West Penn to the Seller there are no proceedings or investigations pending or, to the best of West Penn's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West Penn or its properties challenging the QRO or the Competition Act;

               (10) no failure on the Initial Contribution Date or any Subsequent Contribution Date or any time thereafter to satisfy any condition imposed by the Competition Act with respect to the recovery of stranded costs will adversely affect the creation or contribution under the Transfer Agreement of the Intangible Transition Property or the right to collect Intangible Transition Charges;

               (11) the assumptions used in calculating Intangible Transition Charges are reasonable and made in good faith;

               (12) (x) Intangible Transition Property, other than Intangible Transition Property, if any, retained by West Penn, constitutes a current property right;

                    (y) Intangible Transition Property includes, without
               limitation, (A) the irrevocable right of the Seller and the Issuer, as assignee of the Seller, to receive through Intangible Transition Charges an amount sufficient to recover all of West Penn's Qualified Transition Expenses described in the QRO in an amount equal to the aggregate principal amount of Transition Bonds plus an amount sufficient to provide for any credit enhancement (including the Overcollateralization Amount relating to each Series of Transition Bonds), to fund any reserves and to pay interest, premium, if any, servicing fees and other expenses relating to the Transition Bonds, and (B) all right, title and interest of West Penn or its assignee applicable to the Transition Bonds in the QRO and in all revenues, collections, claims, payments, money, or proceeds of or arising from the Intangible Transition Charges applicable to the Transition Bonds set forth in the QRO to the extent that in accordance with the Competition Act, the QRO and the rates and charges authorized under the QRO are declared to be irrevocable; and

                    (z) the QRO, including the right to collect Intangible
               Transition Charges, has been declared to be irrevocable by the PUC;

               (13) West Penn is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

               (14) West Penn has the corporate power and authority to execute and deliver the Transfer Agreement and to carry out its terms, West Penn has full corporate power and authority to own the Intangible Transition Property and transfer the Initial Intangible Transition Property, in the case of the Initial Contribution Date, and the Subsequent Intangible Transition Property, in the case of each Subsequent Contribution Date, as applicable, and West Penn has duly authorized such transfer to the Seller by all necessary corporate action and the execution, delivery and performance of the Transfer Agreement have been duly authorized by West Penn by all necessary corporate action;

               (15) the Transfer Agreement constitutes a legal, valid and binding obligation of West Penn, enforceable against West Penn in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

               (16) the consummation of the transactions contemplated by the Transfer Agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of West Penn, or any indenture, agreement or other instrument to which West Penn is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties (other than the lien of the West Penn mortgage indenture on West Penn's interest in the Servicing Fee and any other rights under the Transfer Agreement) pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to West Penn of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties;

               (17) except for continuation filings under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by West Penn of the Transfer Agreement, the performance by West Penn of the transactions contemplated by the Transfer Agreement or the fulfillment by West Penn of the terms of the Transfer Agreement, except those which have previously been obtained or made:

               (18) there are no proceedings or investigations pending or, to West Penn's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over West Penn or its properties:

                    (x) asserting the invalidity of the Transfer Agreement,
               the Sale Agreement, the Servicing Agreement, any bills of sale for Intangible Transition Property, the LLC Agreement, the certificate of formation filed with the State of Delaware to form the Issuer or the Certificate of Incorporation of the Seller (collectively, the "Basic Documents") or the Transition Bonds;

                    (y) seeking to prevent the issuance of Transition Bonds or the consummation of the transactions contemplated by the Basic Documents or the Transition Bonds; or

                    (z) except as disclosed by West Penn to the Seller,
               seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by West Penn of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds;

               (19) after giving effect to the contribution of any Transferred Intangible Transition Property under the Transfer Agreement, West Penn

                    (v) is solvent and expects to remain solvent;

                    (w) is adequately capitalized to conduct its business and
               affairs considering its size and the nature of its business and intended purposes;

                    (x) is not engaged nor does it expect to engage in a
               business for which its remaining property represents an unreasonably small capital;

                    (y) believes that it will be able to pay its debts as they become due and that such belief is reasonable;

                    (z) is able to pay its debts as they mature and does not
               intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

               (20) West Penn is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on West Penn's business, operations, assets, revenues, properties or prospects).

     Subject to the conditions set forth below, West Penn will be required to repurchase the Intangible Transition Property and pay the deferred repurchase price specified below in the following two circumstances: first, if West Penn breaches any representation or warranty specified in (2), (3), (4), (5), (7) or (12) above that has a material adverse effect on the Transition
Bondholders or second, if West Penn breaches any representation or warranty specified in (6), (8), (9), (13), (14), (15) or (16) above and the full amount of losses attributable to such breach are reasonably expected to be incurred beyond a 90-day period immediately following such breach. In both circumstances, West Penn will be required to repurchase the Intangible Transition Property and, on each Payment Date following such repurchase, West Penn will be required to pay (any such payment by West Penn is referred to as the "Deferred Repurchase Price") to the Bond Trustee, as assignee of the Issuer, for deposit in the General Subaccount of the Collection Account, an amount sufficient to make the payments contemplated by clauses (1) through (8) in the first paragraph of "The Indenture-- Allocations and Payments".

     West Penn will not be obligated, however, for a breach in the first circumstance (i.e., a breach of the representations or warranties in (2), (3), (4), (5), (7) or (12) above) if, within 90 days after the date of the occurrence thereof, such breach is cured or West Penn takes remedial action such that there is not and will not be a material adverse effect on the Transition Bondholders as a result of such breach.

     In the event that within such 90-day period, the breach is cured or West Penn takes the remedial action described in the paragraph above, any amounts paid by West Penn to the Bond Trustee, as assignee of the Issuer, which have not been distributed pursuant to the Indenture will be returned to West Penn at the end of such 90-day period.

     In the second circumstance (i.e., a breach of the representations or warranties in (6), (8), (9), (13), (14), (15) or (16) above), West Penn need not repurchase the Intangible Transition Property or pay the Deferred Repurchase Price or any indemnification described in the next paragraph, if the full amount of losses attributable to the breach is reasonably expected not to exceed [ ]% of the annual outstanding balance of the Transition Bonds per Payment Date (the "De Minimis Loss Amount"). In that case, on the Payment Date immediately following the date which is 90 days after receipt of written notice from the Issuer or the Bond Trustee of an event requiring indemnification by West Penn (the "Initial Loss Calculation Date"), West Penn shall pay to the Bond Trustee, as assignee of the Issuer, for deposit in the Loss Subaccount of the Collection Account, the aggregate expected amount of such losses for all Payment Dates on which losses are expected to be incurred. Following this deposit, West Penn's obligation to pay indemnification or the Deferred Repurchase Price, as applicable, as a result of such losses shall be waived so long as actual losses incurred on any Payment Date do not exceed the De Minimis Loss Amount. If the amount of such losses on any Payment Date exceeds the amounts paid by West Penn, on the next Payment Date, West Penn shall pay to the Bond Trustee, as assignee of the Issuer, the amount of such excess for such Payment Date and the expected amount of excess for all subsequent Payment Dates. If the amount of such losses on any Payment Date exceeds the De Minimis Loss Amount, the full indemnification amount or Deferred Repurchase Price, as applicable, are payable on the next Payment Date.

     West Penn also shall indemnify the Seller, the Issuer and the Bond Trustee and certain other related parties, against:

               (1) all taxes (other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds) resulting from the acquisition or holding of Transferred Intangible Transition Property by the Seller or the Issuer or the issuance and sale by the Issuer of Transition Bonds; and

               (2) any liabilities, obligations, losses, damages, payments or expenses which result from (x) West Penn's willful misconduct, bad faith or gross negligence in the performance of its duties under the Transfer Agreement, (y) West Penn's reckless disregard of its obligations and duties under the Transfer Agreement, or (z) West Penn's breach of any representations or warranties in (1), (10),
          (11), (17), (18) or (19) above; provided, that the amount of such losses for which West Penn shall be obligated to provide indemnification shall not exceed the amount of the Deferred Repurchase Price.

     If such an event occurs, upon receipt of written notice of the breach by West Penn from the Seller, the Issuer or Bond Trustee, West Penn will notify the Servicer of the occurrence of such event so that the Servicer may calculate the amount of indemnification in accordance with the provisions of the Servicing Agreement. If such breach continues unremedied beyond the Initial Loss Calculation Date, West Penn shall pay such amount to the Bond Trustee for deposit into the General Subaccount of the Collection Account. Amounts on deposit in the Reserve Subaccount and the Capital Subaccount shall not be available to satisfy any indemnification amounts owed by West Penn under the Transfer Agreement.

     West Penn will not indemnify the Seller, the Issuer or the Bond Trustee on behalf of the Transition Bondholders as a result of the Commonwealth of Pennsylvania's exercise of its power under the Competition Act or a change in law by legislative enactment or constitutional amendment or the Commonwealth's limitation, alteration, impairment or reduction of the value of Intangible Transition Property or Intangible Transition Charges after the Issuance Date of any Series of Transition Bonds in breach of the pledge of the Commonwealth under the Competition Act. See "Risk Factors--Legal, Legislative or Regulatory Actions Could Adversely Affect Transition Bondholders--Legal Challenges Could Adversely Affect Transition Bondholders" and "--Changes in Law May Result in Losses to Transition Bondholders" in this Prospectus.

     In addition to the foregoing representations and warranties, West Penn has also covenanted, among other things, that it will deliver all ITC Collections it receives or the proceeds thereof, other than collections of Intangible Transition Charges relating to Intangible Transition Property retained by West Penn, to the Servicer and will promptly notify the Bond Trustee of any lien on any Intangible Transition Property other than the conveyances under the Transfer Agreement, the Sale Agreement or the Indenture.

     West Penn shall also be obligated to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary

               (i) to protect the Seller, the Issuer and the Transition Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of West Penn's representations and warranties in the Transfer Agreement; or

               (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the QRO or the rights of holders of Intangible Transition Property by legislative enactment or constitutional amendment that would be adverse to the holders of Intangible Transition Property.

     In addition, West Penn is required to execute and file such filings, including filings with the PUC pursuant to the Competition Act, as may be required to fully preserve, maintain and protect the interests of the Seller in the Transferred Intangible Transition Property. Other than as described above, West Penn shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the Transfer Agreement and that in its opinion may involve it in any expense or liability.

Certain Matters Regarding West Penn

     The Transfer Agreement provides that certain persons which succeed to the major part of the electric distribution business of West Penn shall be the successor to West Penn if such persons execute an agreement of assumption to perform every obligation of West Penn under the Transfer Agreement. The Transfer Agreement further requires that:

               (i) immediately after giving effect to such transaction, no representation or warranty made in the Transfer Agreement shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing;

               (ii) the Rating Agencies shall have received prior written notice of such transaction; and

               (iii) certain officers' certificates and opinions of counsel shall have been delivered to the Seller, the Issuer and the Bond Trustee.

Governing Law

     The Transfer Agreement will be governed by and construed under the laws of the State of New York.

                              THE SALE AGREEMENT

     The following summary describes all material terms and provisions of the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing Intangible Transition Property. The Sale Agreement may be amended by the parties thereto, with the consent of the Bond Trustee, provided notice of the substance of such amendment is provided by the Issuer to each Rating Agency. The form of the Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Sale Agreement.

Sale and Assignment of Intangible Transition Property

     On the Series Issuance Date for the first Series of Transition Bonds (the "Initial Transfer Date"), pursuant to the Sale Agreement, the Seller will sell and assign to the Issuer, without recourse, except as provided therein, the Initial Intangible Transition Property contributed by West Penn to the Seller pursuant to the Transfer Agreement and all rights of the Seller under the Transfer Agreement. The net proceeds received from the sale of the Transition Bonds issued on the Initial Transfer Date will be applied to the purchase of such Transferred Intangible Transition Property. In addition, the Seller may from time to time offer to sell any additional Intangible Transition Property which may be contributed to the Seller by West Penn pursuant to the Transfer Agreement to the Issuer, subject to the satisfaction of certain conditions (each, a "Subsequent Sale"). Each Subsequent Sale will be financed through the issuance of an additional Series of Transition Bonds. If any such offer is accepted by the Issuer, the Subsequent Sale will be effective on a date (a "Subsequent Transfer Date") specified in a written notice provided by the Seller to the Issuer.

     In accordance with the Competition Act, upon the execution and delivery of the Sale Agreement and the related bill of sale, the transfer of the Initial Intangible Transition Property will be perfected as against all third persons, including judicial lien creditors, and upon the execution of a subsequent bill of sale and an addition notice, a transfer of Subsequent Intangible Transition Property will also be perfected against all third persons, including judicial lien creditors.

     The Seller's accounting records and computer systems will reflect the sale and assignment of Intangible Transition Property to the Issuer, and the Seller shall treat the Transition Bonds as debt of the Seller for federal income tax purposes so long as any of the Transition Bonds are outstanding.

     Each sale of Intangible Transition Property under the Sale Agreement is subject to the satisfaction or waiver of each of the following conditions:

               (1) on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have delivered to the Issuer a duly executed bill of sale identifying the Intangible Transition Property to be conveyed on that date, in the form required by the Sale Agreement;

               (2) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Seller was not insolvent and will not have been made insolvent by such sale, and the Seller is not aware of any pending insolvency with respect to itself;

               (3) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, no breach by the Seller of its representations, warranties or covenants in the Sale Agreement shall exist, no Servicer Default shall have occurred and be continuing and no breach by West Penn of its representations and warranties in the Transfer Agreement shall exist;

               (4) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Intangible Transition Property to be conveyed on such date, and all conditions to the issuance of one or more Series of Transition Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

               (5) on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have taken all action required to transfer to the Issuer ownership of the Transferred Intangible Transition Property to be conveyed on such date, free and clear of all liens other than liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken, or the Servicer shall have taken on behalf of the Issuer, any action required for the Issuer to grant the Bond Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date;

               (6) in the case of a sale of Subsequent Intangible Transition Property only, the Seller shall have provided the Issuer and the Rating Agencies with a timely addition notice specifying the Subsequent Transfer Date for such Subsequent Intangible Transition Property, on or prior to such Subsequent Transfer Date;

               (7) the Seller shall have delivered to the Rating Agencies and the Issuer the opinion of counsel specified in the Sale Agreement and certain other opinions of counsel to the Bond Trustee; and

               (8) the Seller shall have delivered to the Bond Trustee and the Issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

Seller Representations and Warranties

     In the Sale Agreement, the Seller will make representations and warranties to the Issuer as of the Initial Transfer Date and any Subsequent Transfer Date to the effect, among other things, that:

               (1) all information provided by the Seller to the Issuer with respect to the Transferred Intangible Transition Property is correct in all material respects;

               (2) the transfers and assignments contemplated by the Sale Agreement constitute sales of the Initial Intangible Transition Property or the Subsequent Intangible Transition Property, as the case may be, from the Seller to the Issuer, and the beneficial interest in and title to the Transferred Intangible Transition Property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law;

               (3) the Seller is the sole owner of the Intangible Transition Property being sold to the Issuer on the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Transferred Intangible Transition Property has been validly transferred and sold to the Issuer free and clear of all liens other than liens created by the Issuer pursuant to the Indenture and all filings (including filings with the PUC under the Competition Act) necessary in any jurisdiction to give the Issuer a valid ownership interest in Transferred Intangible Transition Property free and clear of all liens of the Seller or anyone claiming through the Seller and to give the Bond Trustee a first priority perfected security interest in Transferred Intangible Transition Property have been made, other than any such filings (except for filings with the PUC under the Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware) the absence of which would not have an adverse impact on (x) the ability of the Servicer to collect Intangible Transition Charges with respect to the

          Transferred Intangible Transition Property or (y) the rights of the Issuer or the Bond Trustee with respect to the Transferred Intangible Transition Property;

               (4) the Seller is a corporation duly organized and in good standing under the laws of the State of [Delaware], with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

               (5) the Seller has the corporate power and authority to execute and deliver the Sale Agreement and to carry out its terms, the Seller has full corporate power and authority to own the Intangible Transition Property and sell and assign the Initial Intangible Transition Property, in the case of the Initial Transfer Date, and the Subsequent Intangible Transition Property, in the case of each Subsequent Transfer Date, as applicable, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action and the execution, delivery and performance of the Sale Agreement have been duly authorized by the Seller by all necessary corporate action;

               (6) the Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

               (7) the consummation of the transactions contemplated by the Sale Agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties;

               (8) except for continuation filings under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of the Sale Agreement, the performance by the Seller of the transactions contemplated by the Sale Agreement or the fulfillment by the Seller of the terms of the Sale Agreement, except those which have previously been obtained or made;

               (9) there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:

                    (x) asserting the invalidity of the Basic Documents or the
               Transition Bonds;

                    (y) seeking to prevent the issuance of Transition Bonds or the consummation of the transactions contemplated by the Basic Documents or the Transition Bonds; or

                    (z) except as disclosed by the Seller to the Issuer,
               seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds;

               (10) after giving effect to the sale of any Transferred Intangible Transition Property under the Sale Agreement, the Seller:

                    (v) is solvent and expects to remain solvent;

                    (w) is adequately capitalized to conduct its business and
               affairs considering its size and the nature of its business and intended purposes;

                    (x) is not engaged nor does it expect to engage in a
               business for which its remaining property represents an unreasonably small capital;

                    (y) believes that it will be able to pay its debts as they become due and that such belief is reasonable; and

                    (z) is able to pay its debts as they mature and does not
               intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity; and

               (11) the Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

     The Seller shall indemnify the Issuer and the Bond Trustee and certain other related parties, against:

               (1) all taxes (other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds) resulting from the acquisition or holding of Transferred Intangible Transition Property by the Issuer or the issuance and sale by the Issuer of Transition Bonds; and

               (2) any liabilities, obligations, losses, damages, payments or expenses which result from (x) the Seller's willful misconduct, bad faith or gross negligence in the performance of its duties under the Sale Agreement, (y) the Seller's reckless disregard of its obligations and duties under the Sale Agreement, or (z) the Seller's breach of any representations or warranties.

     If such an event occurs, upon receipt of written notice of the breach by the Seller from the Issuer or Bond Trustee, the Seller will notify the Servicer of the occurrence of such event so that the Servicer may calculate the amount of indemnification in accordance with the provisions of the Servicing Agreement. Amounts on deposit in the Reserve Subaccount and the Capital Subaccount shall not be available to satisfy any indemnification amounts owed by the Seller under the Sale Agreement.

     In addition to the foregoing representations and warranties, the Seller has also covenanted, among other things, that it will deliver all ITC Collections it receives or the proceeds thereof, other than collections of Intangible Transition Charges relating to Intangible Transition Property retained by the Seller, to the Servicer and will promptly notify the Bond Trustee of any lien on any Intangible Transition Property other than the conveyances under the Sale Agreement or the Indenture.

     The Seller is required to execute and file such filings, including filings with the PUC pursuant to the Competition Act, as may be required to fully preserve, maintain and protect the interests of the Issuer in the Transferred Intangible Transition Property. Other than as described above, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the Sale Agreement and that in its opinion may involve it in any expense or liability.

Certain Matters Regarding the Seller

     The Sale Agreement requires the Seller to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of West Penn, other affiliates or any other person, and that, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for state and federal income and franchise tax purposes, it is not a division of West Penn or any of its affiliated entities or any other person.

Governing Law

     The Sale Agreement will be governed by and construed under the laws of the State of New York.

                            THE SERVICING AGREEMENT

     The following summary describes all material terms and provisions of the Servicing Agreement pursuant to which the Servicer is undertaking to service Intangible Transition Property. The form of the Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Servicing Agreement.

     The Servicing Agreement may be amended by the parties thereto with the consent of the Bond Trustee under the Indenture.

Servicing Procedures

     General. The Servicer, as agent for the Issuer, will manage, service and administer, and make collections in respect of the Transferred Intangible Transition Property. The Servicer's duties will include:

               (1) calculating and billing the Intangible Transition Charges and collecting (from Customers, electric generation suppliers and other third parties, as applicable) and posting all ITC Collections;

               (2) responding to inquiries by Customers, electric generation suppliers and other third parties, the PUC, or any federal, local or other state governmental authority with respect to the Transferred Intangible Transition Property and Intangible Transition Charges;

               (3) accounting for ITC Collections, investigating delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports to the Issuer, the Bond Trustee and the Rating Agencies;

               (4) selling, as agent for the Issuer, defaulted or written-off accounts in accordance with the Servicer's usual and customary practices; and

               (5) taking action in connection with adjustments to the Intangible Transition Charges as described below.

See also "The QRO and the Intangible Transition Charges--Competitive Billing" in this Prospectus. The Servicer shall notify the Issuer, the Bond Trustee and the Rating Agencies in writing of any laws or PUC regulations promulgated after the execution of the Servicing Agreement that have a material adverse effect on the Servicer's ability to perform its duties under the Servicing Agreement.

     The Servicer shall institute any action or proceeding necessary to compel performance by the PUC or the Commonwealth of any of their obligations or duties under the Competition Act or the QRO with respect to the Intangible Transition Property. The cost of any such action shall be payable from ITC Collections as an operating expense at the time such costs are incurred.

     ITC Adjustment Process. Among other things, the Servicing Agreement requires the Servicer to seek, and the Competition Act and the QRO require the PUC to approve, adjustments to the Intangible Transition Charges charged to each Rate Schedule within any Customer Category based on actual ITC Collections and updated assumptions by the Servicer as to projected future sales from which Intangible Transition Charges are allocated, expected delinquencies and write-offs and future payments and expenses relating to the Intangible Transition Property and the Transition Bonds. The Servicer is required to file requests with the PUC for such adjustments (each, an "Adjustment Request") on October 1 of each year and on such additional date or dates specified in the

Prospectus Supplement for any Series of Transition Bonds (each, a "Calculation Date"). In accordance with the Competition Act and the QRO, the PUC has 90 days to approve annual adjustments. In addition, the QRO provides that adjustments after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on each Series of Transition Bonds may be implemented quarterly or monthly. The Servicer agrees to calculate these adjustments to result in the outstanding principal balance of each Series equaling the amount provided in the Expected Amortization Schedule, and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level, by (1) the next Adjustment Date or the Payment Date immediately succeeding such Adjustment Date, as specified in the related Prospectus Supplement, or (2) the Expected Final Payment Date, as applicable, for each Series, taking into account any amounts on deposit in the Reserve Subaccount other than certain Customer prepayments of Intangible Transition Charges, if any, not allocable to the period covered by the applicable Adjustment Request. For a discussion of Customer prepayments, see "The Servicer--Limited Information on Customers' Creditworthiness--Customer Payments" in this Prospectus. The adjustments to the Intangible Transition Charges are expected to be implemented on or prior to January 1 of each year, and, with respect to each Series of Transition Bonds, after the period commencing 12 months prior to the last scheduled payment date for the payment of principal on each Series of Transition Bonds on the date or dates specified in the related Prospectus Supplement (each, an "Adjustment Date"). Such adjustments to the Intangible Transition Charges will cease with respect to each Series on the final Adjustment Date specified in the Prospectus Supplement for that Series.

     ITC Collections. The Servicer is required to remit all ITC Collections (from whatever source) and all proceeds of other Collateral, if any, of the Issuer received by the Servicer, to the Bond Trustee for deposit pursuant to the Indenture on each Remittance Date. As long as West Penn or any successor to West Penn's electric distribution business is the Servicer, the "Remittance Date" is the [ ] day of each month (or if the [ ] is not a Business Day, the immediately succeeding Business Day), provided that, among other things, (i) West Penn or its successor maintains a short-term rating of at least "A-1" by S&P, "P-1" by Moody's and, if rated by Fitch IBCA, Inc. ("Fitch IBCA"), "F-2" by Fitch IBCA (and for five Business Days following a reduction in, any such rating) or (ii) the Rating Agency Condition will have been satisfied with respect to each of the Rating Agencies other than Moody's (to which notice will be sent) (and any conditions or limitations imposed by such Rating Agencies in connection therewith are complied with). Otherwise, the Remittance Date is two Business Days after any ITC Collections or proceeds of other Collateral are received by the Servicer. A "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of Greensburg, Pennsylvania, the City of New York or the State of Delaware are required by law or executive order to remain closed. The period from the 1st day of the month to and including the last day of the same month is referred to in this Prospectus as the "Collection Period." Until ITC Collections are remitted to the Collection Account, the Servicer will not segregate them from its general funds. Remittances of ITC Collections will not include interest thereon prior to the Remittance Date or late fees from customers, which the Servicer will be entitled to retain.

Servicer Advances

     If specified in the related annex to the Servicing Agreement, the Servicer will make advances of interest or principal on the related Series of Transition Bonds in the manner and to the extent specified in such annex.

Servicing Compensation; Releases

     The Issuer agrees to pay the Servicer the Servicing Fees with respect to their respective series of transition bonds. The Servicing Fee for each Series (together with any portion of such Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "The Indenture--Allocations and Payments" in this Prospectus. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Transition Bonds.

     In the Servicing Agreement, the Servicer releases the Issuer and the Bond Trustee from any and all claims, subject to certain exceptions relating to the Transferred Intangible Transition Property or the Servicer's servicing activities with respect thereto.

Servicer Duties

     In the Servicing Agreement, the Servicer has agreed, among other things, that, in servicing the Transferred Intangible Transition Property:

               (1) except where the failure to comply with any of the following would not adversely affect the Issuer's or the Bond Trustee's interests in Intangible Transition Property;

                    (w) it will manage, service, administer and make
               collections in respect of the Transferred Intangible Transition Property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

                    (x) it will follow standards, policies and procedures in
               performing its duties as Servicer that are customary in the Servicer's industry;

                    (y) it will use all reasonable efforts, consistent with
               its customary servicing procedures, to enforce and maintain rights in respect of the Transferred Intangible Transition Property;

                    (z) it will calculate the Intangible Transition Charges in compliance with the Competition Act, the QRO and any applicable tariffs;

               (2) it will keep on file, in accordance with customary procedures, all documents related to Intangible Transition Property and will maintain accurate and complete accounts, records and computer systems pertaining to the Intangible Transition Property; and

               (3) it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of Intangible Transition Property as they become due.

     The duties of the Servicer set forth in the Servicing Agreement are qualified by any PUC regulations or orders in effect at the time such duties are to be performed.

Servicer Representations and Warranties

     In the Servicing Agreement, the Servicer will make representations and warranties as of each date the Seller sells or otherwise transfers any Intangible Transition Property to the Issuer to the effect, among other things, that:

               (1) the Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of the Servicing Agreement and has the power, authority and legal right to service the Transferred Intangible Transition Property;

               (2) the Servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

               (3) the Servicer's execution, delivery and performance of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action;

               (4) the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

               (5) the consummation of the transactions contemplated by the Servicing Agreement does not conflict with or result in any breach of the terms and provisions of or constitute a default under the Servicer's articles of incorporation or by-laws or any material agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties (other than the lien of West Penn's mortgage on its interest in the Servicing Agreement) or violate any law or any order, rule or regulation applicable to the Servicer or its properties;

               (6) except for filings with the PUC for revised Intangible Transition Charges and Uniform Commercial Code continuation filings, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement, except those which have previously been obtained or made; and

               (7) no proceeding or investigation is pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties (x) except as disclosed by the Servicer to the Issuer, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, the Servicing Agreement or (y) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Transition Bonds.

Servicer Indemnification

     Under the Servicing Agreement, the Servicer agrees to indemnify the Issuer, the Bond Trustee, on behalf of the Transition Bondholders, and certain other related parties, against any costs, expenses, losses, damages, claims and liabilities that may be imposed upon, incurred by or asserted against such person as a result of:

               (1) the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Servicing Agreement or the Servicer's reckless disregard of its obligations and duties under the Servicing Agreement; and

               (2) the Servicer's breach of any of its representations or warranties under the Servicing Agreement.

Statements to Issuer and Bond Trustee

     For each Adjustment Date, the Servicer will provide to the Issuer, the Bond Trustee and each of the Rating Agencies a statement indicating, with respect to the Transferred Intangible Transition Property:

               (1) the outstanding principal balance for each Series and the amount provided in the Expected Amortization Schedule for each Series as of the immediately preceding Payment Date;

               (2) the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level as of the immediately preceding Payment Date;

               (3) the amount on deposit in the Capital Subaccount and the Required Capital Amount as of the immediately preceding Payment Date;

               (4) the sum of the amounts provided in the Expected Amortization Schedule for each outstanding Series for each Payment Date prior to the next Adjustment Date and the Servicer's projection of the aggregate principal amount of all Series as of each Payment Date prior to the next Adjustment Date;

               (5) the Calculated Overcollateralization Level for each Payment Date prior to the next Adjustment Date and the Servicer's projection of the amount on deposit in the Overcollateralization Subaccount as of each Payment Date prior to the next Adjustment Date;

               (6) the Required Capital Amount for each Payment Date prior to the next Adjustment Date and the Servicer's projections of the amount on deposit in the Capital Subaccount as of each Payment Date prior to the next Adjustment Date; and

               (7) the projected ITC Collections from the Payment Date immediately preceding the Adjustment Date through the next Adjustment Date.

     Moreover, on or before each Remittance Date, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Bond Trustee for deposit on such Remittance Date pursuant to the Indenture.

     In addition, at least three Business Days before each Payment Date for each Series of Transition Bonds, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the amounts to be paid to the holders of Transition Bonds of such Series. On the basis of this information, the Bond Trustee will furnish to the Transition Bondholders on each Payment Date the report described under "The Indenture--Reports to Transition Bondholders" in this Prospectus.

Evidence as to Compliance

     The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer, the Bond Trustee and the Rating Agencies, on or before March 31 of each year, beginning March 31, 2000, a statement as to compliance by the Servicer during the preceding calendar year (or the relevant portion thereof) with certain standards relating to the servicing of Intangible Transition Property. This report (the "Annual Accountant's Report") will state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     The Servicing Agreement will also provide for delivery to the Issuer and the Bond Trustee on or before March 31 of each year, a certificate signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement for the preceding calendar year (or the relevant portion thereof) or, if there has been a material default in the fulfillment of any such obligation, describing each such material default. The Servicer has agreed to give the Issuer, each Rating Agency and the Bond Trustee notice of any Servicer Default under the Servicing Agreement.

Certain Matters Regarding the Servicer

     Pursuant to the QRO, West Penn may assign its obligations under the Servicing Agreement to any electric distribution company, as such term is defined in the Competition Act, which succeeds to the major part of West Penn's electric distribution business. Prior to any such assignment, the Servicer shall provide written notice thereof to each of the Rating Agencies. Under the Servicing Agreement, certain persons which succeed to the major part of the electric distribution business of the Servicer, which persons assume the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement. The Servicing Agreement further requires that:

               (1) immediately after giving effect to such transaction, no representation or warranty made by the Servicer in the Servicing Agreement shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing;

               (2) certain officers' certificates and opinions of counsel shall have been delivered to the Issuer, the Bond Trustee and the Rating Agencies; and

               (3) prior written notice shall have been received by the Rating Agencies.

     The Servicing Agreement provides that, subject to the foregoing provisions, West Penn shall not resign from the obligations and duties imposed on it as Servicer except upon a determination, communicated to the Issuer, the Bond Trustee and each Rating Agency and evidenced by an opinion of counsel, that the performance of its duties under the Servicing Agreement are no longer permissible under applicable law. No such resignation shall become effective until a successor servicer has assumed the servicing obligations and duties of West Penn under the Servicing Agreement.

     In addition, the QRO and the Competition Act require that the Servicer's responsibility to collect the applicable Intangible Transition Charges and other obligations under the Servicing Agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the customers.

     Except as expressly provided in the Servicing Agreement, the Servicer will not be liable to the Issuer for any action taken or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment, except to the extent such liability is imposed by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement.

Servicer Defaults

     "Servicer Defaults" under the Servicing Agreement will include, among other things:

               (1) any failure by the Servicer to deliver to the Bond Trustee, on behalf of the Issuer, any required remittance that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer;

               (2) any failure by the Servicer, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or any other Basic Document to which it is a party, which failure materially and adversely affects Intangible Transition Property and which continues unremedied for 30 days after notice of such failure has been given to the Servicer, by the Issuer or the Bond Trustee or after discovery of such failure by an officer of the Seller, as the case may be;

               (3) any representation or warranty made by the Servicer in the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on any of the Transition Bondholders and the Issuer and which continues unremedied for 60 days after notice of such failure has been given to the Servicer by the Issuer or the Bond Trustee; and

               (4) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

     The Bond Trustee may waive any default by the Servicer, except a default in making any required remittances to the Bond Trustee.

Rights Upon Servicer Default

     As long as a Servicer Default under the Servicing Agreement remains unremedied, the Bond Trustee may terminate all the rights and obligations of the Servicer under the Servicing Agreement (other than the Servicer's indemnification obligation and obligation to continue performing its functions as Servicer until a successor servicer is appointed), whereupon a Successor Servicer appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. Upon a Servicer Default based upon the commencement of a case by or against the Servicer under the Bankruptcy Code or similar laws (the "Insolvency Laws"), the Bond Trustee and the Issuer may be prevented from effecting a transfer of servicing. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus. The Bond Trustee may make arrangements for compensation to be paid to any Successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the Servicing Agreement. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus. In addition, upon a Servicer Default because of a failure to make required remittances, the Issuer or its pledgees or transferees will have the right to apply to the PUC for sequestration and payment of revenues arising from the Intangible Transition Property.

Successor Servicer

     In accordance with the provisions of the QRO and pursuant to the provisions of the Servicing Agreement, if for any reason a third party assumes or succeeds to the role of the Servicer under the Servicing Agreement (in such role, the "Successor Servicer"), the Servicing Agreement will require the Servicer to cooperate with the Issuer, the Bond Trustee and the Successor Servicer in terminating the Servicer's rights and responsibilities under the Servicing Agreement, including the transfer to the Successor Servicer of all documentation pertaining to Intangible Transition Property and all cash amounts then held by the Servicer for remittance or subsequently acquired by the Servicer. The Servicing Agreement will provide that the Servicer shall be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the Successor Servicer. A Successor Servicer may not resign unless it is prohibited from serving by law. The predecessor Servicer is obligated, on an ongoing basis, to cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations under the Servicing Agreement.

Governing Law

     The Servicing Agreement will be governed by and construed under the laws of the State of New York.

                                 THE INDENTURE

     The following summary describes all material terms and provisions of the Indenture pursuant to which Transition Bonds will be issued. The form of the Indenture, including the form of the Supplemental Indenture, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Indenture. See "West Penn Power Company" in this Prospectus.

Security

     To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Transition Bonds pursuant to the Indenture, the Issuer will grant to the Bond Trustee for the benefit of the Transition Bondholders a security interest in all of the Issuer's right, title and interest in and to the following collateral (the "Collateral"):

               (1) the Transferred Intangible Transition Property sold by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof;

               (2) the Transfer Agreement (except for certain provisions for indemnification of the Seller and the Issuer);

               (3) all bills of sale delivered by West Penn pursuant to the Transfer Agreement;

               (4) the Sale Agreement (except for certain provisions for indemnification of the Issuer);

               (5) all bills of sale delivered by the Seller pursuant to the Sale Agreement;

               (6) the Servicing Agreement (except for certain provisions for indemnification of the Issuer);

               (7) the Collection Account and all amounts on deposit therein from time to time;

               (8) any hedge or swap agreements to which the Issuer is a party;

               (9) all other property of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable and chattel paper;

               (10) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

               (11) all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing;

provided that cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture will not be subject to the lien of the Indenture.

See "--Allocation and Payments" below.

Issuance in Series or Classes

     Transition Bonds may be issued under the Indenture from time to time to finance the purchase by the Issuer of Intangible Transition Property (a "Financing Issuance") or to pay the cost of refunding, through redemption or payment, all or part of the Transition Bonds (a "Refunding Issuance"). Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to interest rate and amortization of principal. The terms of all Transition Bonds of the same Series will be identical, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical. The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be set forth in the related Prospectus Supplement for that Series. The terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued Series. See "Risk Factors--The Transition Bonds--Issuance of Additional Series May Adversely Affect Outstanding Transition Bonds," "The Transition Bonds" and "West Penn Power Company" in this Prospectus.

     Under the Indenture, the Bond Trustee will authenticate and deliver an additional Series of Transition Bonds only upon receipt by the Bond Trustee of, among other things, a certificate of the Issuer that no Event of Default has occurred and is continuing, an opinion of counsel to the Issuer and evidence of satisfaction that the issuance of that additional Series of Transition Bonds will not result in any Rating Agency reducing or withdrawing its then-current rating of any outstanding Series or Class of Transition Bonds (the notification in writing by each Rating Agency to West Penn, the Seller, the Servicer, the Bond Trustee and the Issuer that any action will not result in such a reduction or withdrawal is referred to in this Prospectus as the "Rating Agency Condition").

     In addition, in connection with the issuance of the each new Series, the Bond Trustee will have to provide a certificate or opinion of a firm of independent certified public accountants of recognized national reputation to the effect that, based on the assumptions used in calculating the initial Intangible Transition Charges with respect to the Transferred Intangible Transition Property or, if applicable, the most recent revised Intangible Transition Charges with respect to the Transferred Intangible Transition Property, after giving effect to the issuance of such Series and the application of the proceeds therefrom, such Intangible Transition Charges will be sufficient to pay all fees and expenses of servicing the Transition Bonds, interest on each Series of Transition Bonds when due and principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedule therefor and to fund the Calculated Overcollateralization Level as of each Payment Date.

     If the issuance is a Refunding Issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the Transition Bonds being refunded shall be deposited into a separate account with the Bond Trustee.

Collection Account

     Under the Indenture, the Issuer will establish one or more segregated trust accounts in the Bond Trustee's name, which collectively comprise the Collection Account, with the Bond Trustee or at another Eligible Institution. The Collection Account will be divided into subaccounts, which need not be separate bank accounts: the General Subaccount, the Overcollateralization Subaccount, the Capital Subaccount, the Reserve Subaccount and, if required by the Indenture, one or more Defeasance Subaccounts and a Loss Subaccount. All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references in this Prospectus to the Collection Account include all of the subaccounts contained therein. All monies deposited from time to time in the Collection Account, all deposits therein pursuant to the Indenture, and all investments made in Eligible Investments with such monies, shall be held by the Bond Trustee in the Collection Account as part of the Collateral.

     "Eligible Institution" means

               (1) the corporate trust department of the Bond Trustee; or

               (2) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which (x) has (A) a long-term unsecured debt rating of "AAA" by S&P and "Aa3" by Moody's and (B) a short-term rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (y) whose deposits are insured by the Federal Deposit Insurance Corporation.

     So long as no default or Event of Default has occurred and is continuing, all funds in the Collection Account may be invested in any of the following:

               (1) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

               (2) demand deposits, time deposits, certificates of deposit, or bankers' acceptances of Eligible Institutions which are described in clause (x) of the preceding paragraph;

               (3) commercial paper (other than commercial paper issued by West Penn or the Servicer or any of their affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each Rating Agency;

               (4) money market funds which have the highest rating from each Rating Agency;

               (5) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof the obligations of which are backed by the full faith and credit of the United States of America, entered into with an Eligible Institution; or

               (6) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature no later than the Business Day prior to the next Payment Date for such Series or Class.

     The Bond Trustee will have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with the Indenture.

     On each Remittance Date, the Servicer will remit all ITC Collections (from whatever source) and all proceeds of other Collateral received by the Servicer to the Bond Trustee under the Indenture for deposit pursuant to the Indenture. Further, the Bond Trustee will deposit all Indemnity Amounts remitted to the Bond Trustee by West Penn or the Servicer or otherwise received by the Bond Trustee, and any Deferred Repurchase Price remitted by West Penn into the General Subaccount of the Collection Account. "Indemnity Amounts" means any amounts paid by West Penn or the Servicer to the Bond Trustee, for itself or on behalf of the Transition Bondholders, in respect of the indemnification obligations pursuant to the Transfer Agreement and the Servicing Agreement, but excluding any Deferred Repurchase Price paid pursuant to the Transfer Agreement. Loss Amounts remitted by West Penn to the Bond Trustee shall be deposited in the Loss Subaccount. "Loss Amounts" means any amounts remitted by West Penn to the Bond Trustee pursuant to the Transfer Agreement for losses as a result of certain willful misconduct, bad faith, gross negligence, or reckless disregard of its obligations therein or the breach of certain representations and warranties therein by West Penn. See "The Transfer Agreement" and the "The Servicing Agreement" in this Prospectus.

     General Subaccount. ITC Collections remitted by the Servicer to the Bond Trustee, as well as any Deferred Repurchase Price and Indemnity Amounts remitted by West Penn or the Servicer or otherwise received by the Bond Trustee or the Issuer, shall be deposited in the General Subaccount. On each Payment Date, the Bond Trustee will draw on amounts in the General Subaccount to make the allocations and payments described in "--Allocations and Payments" below.

     Reserve Subaccount. ITC Collections available on any Payment Date above that necessary to pay (i) amounts payable in respect of fees and expenses of the Bond Trustee, the Manager and the Servicer and other fees and expenses,
(ii) amounts distributable to the Transition Bondholders in respect of principal of and interest paid on such Payment Date, (iii) amounts required to replenish the Capital Subaccount and (iv) amounts required to replenish and fund the Overcollateralization Subaccount (all as described under "--Allocations and Payments" below)[, including certain Customer prepayments of Intangible Transition Charges, if any,] will be allocated to the Reserve Subaccount. Amounts in the Reserve Subaccount will be invested in Eligible Investments, and the Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations and Payments" below. On each Payment Date, the Bond Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount and the Loss Subaccount (with respect to payments contemplated by (1) through (8) in "--Allocations and Payments" below) are insufficient to make scheduled distributions to the Transition Bondholders and pay expenses of the Issuer, the Bond Trustee, the Manager, the Servicer and certain other fees and expenses.

     Overcollateralization Subaccount. ITC Collections to the extent available, as described under "--Allocation and Payments" below, will be deposited in the Overcollateralization Subaccount on each Payment Date up to the Calculated Overcollateralization Level for all Series. Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments and the Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations and Payments" below. On each Payment Date, the Bond Trustee will draw on amounts in the Overcollateralization Subaccount to the extent amounts on deposit in the General Subaccount, the Loss Subaccount (with respect to payments contemplated by (1) through (8) in "--Allocations and Payments" below) and the Reserve Subaccount are insufficient to make scheduled distributions to the Transition Bondholders and to pay expenses of the Issuer, the Bond Trustee, the Manager and the Servicer and certain other fees and expenses. If any Series or Class of Transition Bonds is redeemed or any Series is fully amortized as of any Payment Date, the amount by which amounts on deposit in the Overcollateralization Subaccount exceed the Calculated Overcollateralization Level for all Series will be released to the Issuer, free of the lien of the Indenture.

     Capital Subaccount. Upon the issuance of each Series of Transition Bonds, the Seller will make a capital contribution in the amount of the Required Capital Amount to the Issuer, and the Issuer will pay such amount to the Bond Trustee for deposit into the Capital Subaccount which will be invested in Eligible Investments, and the Issuer will be entitled to earnings thereon subject to the limitations described under "--Allocations and Payments" below. The Bond Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, the Loss Subaccount (with respect to payments contemplated by (1) through (8) in "--Allocations and Payments" below), the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled distributions to the Transition Bondholders and to pay expenses of the Issuer, the Bond Trustee, the Manager and the Servicer and certain other fees and expenses. If any Series or Class of Transition Bonds is redeemed or any Series is fully amortized as of any Payment Date, the amount by which amounts on deposit in the Capital Subaccount exceed the Required Capital Amount will be released to the Issuer, free of the lien of the Indenture.

     Loss Subaccount. Prior to the deposit of any Loss Amounts in the Collection Account, the Issuer shall establish the Loss Subaccount, and any Loss Amounts remitted by West Penn to the Bond Trustee shall be deposited in such subaccount. The Bond Trustee will draw on amounts in the Loss Subaccount, if any, as described under "--Allocations and Payments" below.

     Defeasance Subaccount. In the event funds are remitted to the Bond Trustee in connection with the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Issuer shall establish a Defeasance Subaccount for each Series to be defeased into which such funds shall be deposited. All amounts in the Defeasance Subaccount will be applied by the Bond Trustee, in accordance with the provisions of the Transition Bonds and the Indenture, to the payment to the holders of the particular Transition Bonds for the payment or redemption of which such amounts were deposited with the Bond Trustee, including all sums due for principal, premium, if any, and interest. See "--Legal Defeasance and Covenant Defeasance" below.

Allocations and Payments

     On each Payment Date, the Bond Trustee shall apply all amounts on deposit in the General Subaccount of the Collection Account and any investment earnings on each of the subaccounts of the Collection Account in the following priority:

               (1) all amounts owed to the Bond Trustee (including legal fees and expenses, Indemnity Amounts and Loss Amounts) will be paid to the Bond Trustee;

               (2) the Servicing Fee and all unpaid Servicing Fees from prior Payment Dates will be paid to the Servicer;

               (3) the fees owed to the Administrative Agent under the Administration Agreements will be paid to the Administrative Agent;

               (4) so long as no Event of Default has occurred and is continuing or would be caused by such payment, all operating expenses other than those referred to in clauses (1), (2) and (3) above will be paid to the persons entitled thereto, provided that the amount paid on any Payment Date pursuant to this clause (4) may not exceed $[12,500] in the aggregate for all Series;

               (5) interest due and payable on the Transition Bonds, together with any overdue interest at the applicable Bond Rate and, to the extent permitted by law, interest thereon, will be paid to the Transition Bondholders;

               (6) any principal of any Series or Class of the Transition Bonds payable as a result of acceleration triggered by an Event of Default, any principal of any Series or Class of Transition Bonds payable on a Series Termination Date or Class Termination Date, as applicable, and any principal of and premium on a Series or Class of Transition Bonds payable on a Redemption Date will be paid to the Transition Bondholders;

               (7) an amount up to the principal amount of the Transition Bonds that is scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule will be paid to the Transition Bondholders in respect of principal on the Transition Bonds;

               (8) all unpaid operating expenses, Indemnity Amounts and Loss Amounts will be paid to the persons entitled thereto;

               (9) an amount, if any, necessary to fund the balance of the Capital Subaccount up to the Required Capital Amount will be transferred to the Capital Subaccount;

               (10) Overcollateralization with respect to all Series of Transition Bonds for such Payment Date will be transferred to the Overcollateralization Subaccount up to the Calculated
          Overcollateralization Level;

               (11) the balance, if any, will be allocated to the Reserve Subaccount; and

               (12) following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer free from the lien of the Indenture.

     If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments and transfers contemplated by clauses (1) through (10) above, the Bond Trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make such payments and transfers: (1) from the Loss Subaccount, with respect to the payments or transfers contemplated by clauses (1) through (8) above only, and
(2) thereafter from the Reserve Subaccount, then from the Overcollateralization Subaccount and finally from the Capital Subaccount.

     All payments to Transition Bondholders of a Series pursuant to clauses
(5) or (6) of the first paragraph under "--Allocation and Payments" shall be made pro rata based on the respective outstanding principal amounts of Transition Bonds of such Series held by such Transition Bondholders, unless, in the case of a Series comprised of two or more Classes, the applicable Supplemental Indenture for such Series specifies otherwise. All payments to Transition Bondholders of a Class pursuant to clause (5) or (6) of the first paragraph under "Allocation and Payments" shall be made pro rata based on the respective outstanding principal amounts of Transition Bonds of such Class held by such Transition Bondholders.

Reports to Transition Bondholders

     With respect to each Series of Transition Bonds, on or prior to each Payment Date, the Bond Trustee will deliver a statement prepared by the Bond Trustee to each Transition Bondholder of that Series which will include (to the extent applicable) the following information (and any other information so specified in the applicable Supplemental Indenture) as to the Transition Bonds of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

               (1) the amount paid to such Transition Bondholders in respect of principal;

               (2) the amount paid to such Transition Bondholders in respect of interest;

               (3) the outstanding principal balance and the amount provided in the Expected Amortization Schedule, in each case for such Series and as of the most recent Payment Date;

               (4) the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level, in each case for all Series and as of the most recent Payment Date;

               (5) the amount on deposit in the Capital Subaccount as of the most recent Payment Date; and

               (6) the amount, if any, on deposit in the Reserve Subaccount as of the most recent Payment Date.

Modification of Indenture

     Without the consent of any of the holders of the outstanding Transition Bonds but with prior notice to the Rating Agencies, the Issuer and the Bond Trustee may execute a Supplemental Indenture for any of the following purposes:

               (1) to correct or amplify the description of the Collateral, or to better assure, convey and confirm unto the Bond Trustee the Collateral, or to subject to the lien of the Indenture additional property;

               (2) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Indenture and in the Transition Bonds;

               (3) to add to the covenants of the Issuer, for the benefit of the Holders of the Transition Bonds, or to surrender any right or power therein conferred upon the Issuer;

               (4) to convey, transfer, assign, mortgage or pledge any property to or with the Bond Trustee;

               (5) to cure any ambiguity, to correct or supplement any provision of the Indenture or in any Supplemental Indenture which may be inconsistent with any other provision of the Indenture or in any Supplemental Indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any Supplemental Indenture; provided, however, that (x) such action shall not, as evidenced by an officers certificate, adversely affect in any material respect the interests of any Transition Bondholder and (y) the Rating Agency Condition shall have been satisfied with respect thereto by all Rating Agencies other than Moody's (however, notice of such action shall be provided to Moody's);

               (6) to evidence and provide for the acceptance of the appointment under the Indenture by a successor bond trustee with respect to the Transition Bonds and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one bond trustee, pursuant to certain requirements of the Indenture;

               (7) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended;

               (8) to set forth the terms of any Series that has not theretofore been authorized by a Supplemental Indenture; or

               (9) to provide for any hedge or swap transactions with respect to any floating rate Series or Class of Transition Bonds or any Series or Class specific credit enhancement; provided, however, that
          (x) such action shall not, as evidenced by an officers certificate, adversely affect in any material respect the interests of any Transition Bondholder and (y) the Rating Agency Condition shall have been satisfied with respect thereto by all Rating Agencies other than Moody's (however, notice of such action shall be provided to Moody's).

     Additionally, without the consent of any of the Transition Bondholders, the Issuer and Bond Trustee may execute a Supplemental Indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture, or to modify in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that (i) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

     The Issuer and the Bond Trustee also may, with prior notice to the Rating Agencies and with the consent of the holders of not less than a majority of the outstanding amount of the Transition Bonds of each Series or Class to be affected, execute a Supplemental Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby:

               (1) change the date of payment of any installment of principal of or premium, if any, or interest on any Transition Bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the Indenture and the related applicable Supplemental Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Transition Bonds, or change any place of payment where, or the coin or currency in which, any Transition Bond or any interest thereon is payable;

               (2) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

               (3) reduce the percentage of the aggregate amount of the outstanding Transition Bonds, or of a Series or Class thereof, the consent of the holders of which is required for any such Supplemental Indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture;

               (4) reduce the percentage of the outstanding amount of the Transition Bonds required to direct the Bond Trustee to direct the Issuer to sell or liquidate the Collateral;

               (5) modify any provision of the section of the Indenture relating to the consent of Transition Bondholders with respect to Supplemental Indentures, except to increase any percentage specified therein or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the holder of each outstanding Transition Bond affected thereby;

               (6) modify any of the provisions of the Indenture in such a manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any Transition Bond on any Payment Date or to affect the rights of Transition Bondholders to the benefit of any provisions for the mandatory redemption of the Transition Bonds contained in the Indenture or change the redemption dates, Expected Amortization Schedule or Series Termination Dates or Class Termination Dates of any Transition Bonds;

               (7) decrease the Required Capital Amount with respect to any Series, the Overcollateralization Amount or the Calculated Overcollateralization Level with respect to any Payment Date;

               (8) modify or alter the provisions of the Indenture regarding the voting of Transition Bonds held by the Issuer, the Seller, an affiliate of either of them or any obligor on the Transition Bonds;

               (9) decrease the percentage of the aggregate principal amount of the Transition Bonds required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend the Indenture or certain other related agreements; or

               (10) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Collateral for the Transition Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Transition Bond of the security provided by the lien of the Indenture.

Enforcement of the Transfer Agreement, the Sale Agreement and the Servicing Agreement

     The Indenture will provide that the Issuer will take all lawful actions to enforce its rights under the Transfer Agreement, the Sale Agreement and the Servicing Agreement in a commercially reasonable manner and to compel or secure the performance and observance by West Penn, the Seller and the Servicer of each of their respective material obligations to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement and the Servicing Agreement. So long as no Event of Default occurs and is continuing, the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement and the Servicing Agreement. However, if the Issuer and the Seller or Servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting Intangible Transition Charges, the Issuer shall notify the Bond Trustee and the Bond Trustee shall notify Transition Bondholders of such proposal and the Bond Trustee shall consent thereto only with the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby.

     If an Event of Default occurs and is continuing, the Bond Trustee may, and, at the direction of the holders of a majority of the outstanding principal amount of the Transition Bonds of all Series shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against West Penn, the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

Modifications to the Transfer Agreement, the Sale Agreement and the Servicing Agreement

     With the consent of the Bond Trustee, the Transfer Agreement, the Sale Agreement and the Servicing Agreement may be amended at any time and from time to time, without the consent of the Transition Bondholders, provided that such amendment shall not, as evidenced by an officer's certificate, adversely affect the interest of any Transition Bondholder or change the adjustment process for the Intangible Transition Charges. The Bond Trustee shall not withhold its consent to such amendment so long as the Rating Agency Condition is satisfied in connection therewith by each Rating Agency other than Moody's (and the Issuer shall have furnished Moody's with written notice of such amendment prior to the effectiveness thereof) and the foregoing officer's certificate is provided.

     No amendment, modification, waiver, supplement, termination or surrender of the terms of the Transfer Agreement, the Sale Agreement or Servicing Agreement, or waiver of timely performance or observance by West Penn, the Seller or the Servicer under the Transfer Agreement, Sale Agreement or Servicing Agreement, respectively, in each case in such a way as would adversely affect the interests of Transition Bondholders is permitted nor shall the Bond Trustee consent thereto. If the Issuer, West Penn, the Seller or the Servicer shall otherwise propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of the terms of the Transfer Agreement, the Sale Agreement or the Servicing Agreement or waive timely performance or observance by West Penn, the Seller or the Servicer under the Transfer Agreement, the Sale Agreement or Servicing Agreement, respectively, the Issuer shall notify the Bond Trustee and the Bond Trustee shall notify the Transition Bondholders thereof. The Bond Trustee shall consent thereto only with the consent of the holders of at least a majority of the outstanding principal amount of the Transition Bonds of each Series or Class.

     The Issuer shall furnish to each of the Rating Agencies (1) prior to the execution of any such amendment or consent, written notification of the substance thereof and (2) promptly after the execution of any such amendment or consent, a copy thereof.

Events of Default; Rights Upon Event of Default

An "Event of Default" is defined in the Indenture as being:

               (1) a default for five days or more in the payment of any interest on any Transition Bond;

               (2) a default in the payment of the then unpaid principal of any Transition Bond of any Series on the Series Termination Date for such Series or, if applicable, any Class on the Class Termination Date for such Class;

               (3) a default in the payment of the redemption price for any Transition Bond on the redemption date therefor;

               (4) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture (other than those specifically dealt with in (1), (2) or (3) above) and the continuation of any such default for a period of thirty days after notice thereof is given to the Issuer by the Bond Trustee or to the Issuer and the Bond Trustee by the holders of at least 25% in outstanding principal amount of the Transition Bonds of any Series; and

               (5) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Event of Default occurs and is continuing, the Bond Trustee or holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may declare the principal of all Series of the Transition Bonds to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of all Series of the Transition Bonds then outstanding.

     If the Transition Bonds of all Series have been declared to be due and payable following an Event of Default, the Bond Trustee may, in its discretion, either sell the Collateral or elect to have the Issuer maintain possession of the Collateral and continue to apply distributions on the Collateral as if there had been no declaration of acceleration. The Bond Trustee is prohibited from selling the Collateral following an Event of Default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any Transition Bond of any Series or a default on the payment of the price set for redemption in the related Supplemental Indenture for any Transition Bond on the date for redemption therefor set in the related Supplemental Indenture unless:

               (1) the holders of 100% of the principal amount of all Series of Transition Bonds consent thereto;

               (2) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding Transition Bonds; or

               (3) the Bond Trustee determines that funds provided by the Collateral would not be sufficient on an ongoing basis to make all payments on the Transition Bonds of all Series as such payments would have become due if the Transition Bonds had not been declared due and payable, and the Bond Trustee obtains the consent of the holders of 662/3% of the aggregate outstanding amount of the Transition Bonds of each Series.

     Subject to the provisions of the Indenture relating to the duties of the Bond Trustee, in case an Event of Default occurs and is continuing, the Bond Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Transition Bonds of any Series if the Bond Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Transition Bonds of all Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Bond Trustee; provided that, among other things:

               (1) such direction shall not conflict with any rule of law or with the Indenture;

               (2) subject to certain provisions in the Indenture, any direction to the Bond Trustee to sell or liquidate the Collateral shall be by the holders of 100% of the principal amount of all Series of Transition Bonds then outstanding; and

               (3) the Bond Trustee may take any other action deemed proper by the Bond Trustee that is not inconsistent with such direction.

     The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or premium, if any, or interest on any of the Transition Bonds or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Transition Bonds of all Series and Classes affected.

     No Transition Bondholder of any Series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 2812(d)(3)(v) of the Competition Act, with respect to the Indenture, unless:

               (1) such holder previously has given to the Bond Trustee written notice of a continuing Event of Default;

               (2) the holders of not less than 25% in principal amount of the outstanding Transition Bonds of each Series have made written request of the Bond Trustee to institute such proceeding in its own name as Bond Trustee;

               (3) such holder or holders have offered the Bond Trustee security or indemnity reasonably satisfactory to the Bond Trustee against the costs, expenses, and liabilities to be incurred in complying with such request;

               (4) the Bond Trustee for 60 days after its receipt of such notice, request and offer has failed to institute such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Transition Bonds of all Series.

Certain Covenants

     The Issuer will keep in effect its existence, rights and franchises as a limited liability company under Delaware law, provided that the Issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

               (1) the entity formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold is organized under the laws of the United States or any state thereof and shall expressly assume by a Supplemental Indenture the due and punctual payment of the principal of and premium, if any, and interest on all Transition Bonds and the performance of the Issuer's obligations under the Indenture;

               (2) such entity expressly assumes all obligations and succeeds to all rights of the Issuer under the Transfer Agreement, the Sale Agreement and the Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Bond Trustee;

               (3) no default or Event of Default will have occurred and be continuing immediately after giving effect to such merger, consolidation or sale;

               (4) the Rating Agency Condition will have been satisfied with respect to such consolidation or merger or sale by each Rating Agency, except Moody's (and the Issuer shall have furnished Moody's with prior written notice of such consolidation, merger or sale);

               (5) the Issuer has received an opinion of counsel to the effect that such consolidation or merger or sale of assets would have no material adverse tax consequence to the Issuer or any Transition Bondholder, such consolidation or merger or sale complies with the Indenture and all conditions precedent therein provided relating to such consolidation or merger or sale and will result in the Bond Trustee maintaining a continuing valid first priority security interest in the Collateral;

               (6) none of the Intangible Transition Property, the QRO or West Penn's, the Seller's, the Servicer's or the Issuer's rights under the Competition Act or the QRO are impaired thereby; and

               (7) any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken.

     The Issuer will from time to time execute and deliver such documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien and security interest (and priority thereof) of the Indenture and will not permit the validity of the Indenture to be impaired, the lien to be amended, hypothecated, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the Indenture, nor will it permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof, or permit the lien of the Indenture not to constitute a continuing valid first priority security interest in the Collateral.

     The Issuer may not, among other things:

               (1) except as expressly permitted by the Indenture, the Sale Agreement or the Servicing Agreement sell, transfer, exchange or otherwise dispose of any of the Collateral unless directed to do so by the Bond Trustee in accordance with the Indenture; or

               (2) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Transition Bonds (other than amounts properly withheld under the Code), or assert any claim against any present or former Transition Bondholder because of the payment of taxes levied or assessed upon the Issuer.

               The Issuer may not engage in any business other than purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

               The Issuer may not issue, incur, assume or guarantee any indebtedness except for the Transition Bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except that the Issuer may invest funds in Eligible Investments. The Issuer may not, except as contemplated by the Indenture, the Sale Agreement, the Servicing Agreement and certain related documents, including the LLC Agreement, make any loan or advance or credit to any person. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Intangible Transition Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement. The Issuer may not make any payments, distributions or dividends to any holder of beneficial interests in the Issuer in respect of such beneficial interest, except in accordance with the Indenture.

     The Issuer will cause the Servicer to deliver to the Bond Trustee the Annual Accountant's Report, compliance certificates and monthly reports regarding distributions and other statements required by the Servicing Agreement. See "The Servicing Agreement" in this Prospectus.

List of Transition Bondholders

     Any Transition Bondholder or group of Transition Bondholders (each of whom has owned a Transition Bond for at least six months) may, by written request to the Bond Trustee, obtain access to the list of all Transition Bondholders maintained by the Bond Trustee for the purpose of communicating with other Transition Bondholders with respect to their rights under the Indenture or the Transition Bonds. The Bond Trustee may elect not to afford the requesting Transition Bondholders access to the list of Transition Bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Transition Bondholders, to all Transition Bondholders.

Annual Compliance Statement

     The Issuer will be required to file annually with the Bond Trustee a written statement as to the fulfillment of its obligations under the Indenture. In addition, the Issuer shall furnish to the Bond Trustee an opinion of counsel concerning filings made by the Issuer on an annual basis and before the effectiveness of any amendment to the Transfer Agreement, the Sale Agreement or the Servicing Agreement.

Bond Trustee's Annual Report

     If required by the Trust Indenture Act of 1939, as amended, the Bond Trustee will be required to mail each year to all Transition Bondholders a brief report relating to, among other things, its eligibility and qualification to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Bond Trustee's individual capacity, the property and funds physically held by the Bond Trustee as such, any additional issue of a Series of Transition Bonds not previously reported and any action taken by it that materially affects the Transition Bonds of any Series and that has not been previously reported.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the Transition Bonds of any Series upon the delivery to the Bond Trustee for cancelation of all the Transition Bonds of such Series or upon the Expected Final Payment Date or the date of redemption therefor, provided that the Issuer has deposited funds sufficient for the payment in full of all of the Transition Bonds of such Series with the Bond Trustee and the Issuer has delivered to the Bond Trustee the officer's certificate and opinion of counsel specified in the Indenture. Such deposited funds will be segregated and held apart solely for paying such Transition Bonds, and such Transition Bonds shall not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Transition Bonds.

Legal Defeasance and Covenant Defeasance

     The Issuer may, at any time, terminate (1) all of its obligations under the Indenture with respect to the Transition Bonds of any Series ("Legal Defeasance Option") or (2) its obligations to comply with certain covenants, including certain of the covenants described under "The Indenture-Certain Covenants" (the "Covenant Defeasance Option"). The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

     If the Issuer exercises the Legal Defeasance Option with respect to any Series, such Series of Transition Bonds shall be entitled to payment only from the funds or other obligations set aside under the Indenture for payment thereof on the Expected Final Payment Date or redemption date therefor as described below. Such Series of Transition Bonds shall not be subject to payment through redemption or acceleration prior to such Expected Final Payment Date or redemption date, as applicable. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the Transition Bonds of such Series may not be accelerated because of an Event of Default relating to a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture.

     The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:

               (1) the Issuer irrevocably deposits or causes to be deposited in trust with the Bond Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on such Transition Bonds to the Expected Final Payment Date or redemption date therefor, as applicable, such deposit to be made in the Defeasance Subaccount for such Series of Transition Bonds;

               (2) the Issuer delivers to the Bond Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay in respect of the Transition Bonds of such Series:

                    (x) principal in accordance with the Expected Amortization
               Schedule therefor, or if such Series is to be redeemed, the redemption price of such redemption on the redemption date therefor, and

                    (y) interest when due;

               (3) in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the Issuer occurs and is continuing at the end of the period;

               (4) no default has occurred and is continuing on the day of such deposit and after giving effect thereto;

               (5) in the case of the Legal Defeasance Option, the Issuer delivers to the Bond Trustee an opinion of counsel stating that:

                    (x) the Issuer has received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                    (y) since the date of execution of the Indenture, there
               has been a change in the applicable federal income tax law;

          in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (6) in the case of the Covenant Defeasance Option, the Issuer delivers to the Bond Trustee an opinion of counsel to the effect that the holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

               (7) the Issuer delivers to the Bond Trustee a certificate of an authorized officer of the Issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of such Series have been complied with as required by the Indenture.

     There will be no other conditions to the exercise by the Issuer of its Legal Defeasance Option or its Covenant Defeasance Option.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

The Bond Trustee

     [               ] will be the Bond Trustee under the Indenture. The Bond
Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may remove the Bond Trustee by so notifying the Bond Trustee and may appoint a successor bond trustee. The Issuer will remove the Bond Trustee if the Bond Trustee ceases to be eligible to continue as such under the Indenture, the Bond Trustee becomes insolvent, a receiver or other public officer takes charge of the Bond Trustee or its property or the Bond Trustee becomes incapable of acting. If the Bond Trustee resigns or is removed or a vacancy exists in the office of bond trustee for any reason, the Issuer will be obligated to appoint a successor bond trustee eligible under the Indenture. Any resignation or removal of the Bond Trustee and appointment of a successor bond trustee will not become effective until acceptance of the appointment by a successor bond trustee. The Issuer is required under the Indenture to provide the Rating Agencies with written notice of any successor bond trustee.

     The Bond Trustee shall at all times satisfy the requirements of the Trust Indenture Act and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" by Fitch IBCA (if currently rated by Fitch IBCA). If the Bond Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor Bond Trustee.

Governing Law

     The Indenture will be governed by and construed under the laws of the State of New York.

                            UNITED STATES TAXATION

General

This section summarizes the material U.S. tax consequences to holders of Transition Bonds. It represents the views of our tax counsel, Cravath, Swaine & Moore. However, the discussion is limited in the following ways:

o The discussion only covers you if you buy your Transition Bonds in the initial offering.

o The discussion only covers you if you hold your Transition Bonds as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

o The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisor about the consequences of holding Transition Bonds in your particular situation.

o The discussion is based on current law. Changes in the law may change the tax treatment of the Transition Bonds.

o    The discussion generally does not cover state, local or foreign law.

o The discussion does not apply to you if you are a non-U.S. holder of Transition Bonds and if you (a) own 10% or more of the voting stock of Allegheny Energy, (b) are a "controlled foreign corporation" with respect to Allegheny Energy, or (c) are a bank making a loan in the ordinary course of its business.

Taxation of the Issuer and of the Transition Bonds

     The Issuer is a wholly owned subsidiary of the Seller which has not elected to be taxed as a corporation for federal income tax purposes. As such, the Issuer will be treated as a division of the Seller and will not be treated as a separate taxable entity.

     West Penn has received a ruling from the IRS that (1) the issuance of the QRO by the PUC will not result in the recognition of gross income by West Penn or the Seller, (2) the issuance of the Transition Bonds will not result in the recognition of gross income by [West Penn] or the Seller and (3) the Transition Bonds will be classified as obligations of the Seller. Based on the ruling, for U.S. federal income tax purposes, the Transition Bonds will be treated as debt of the Seller secured by a pledge of the Collateral. Tax counsel has relied on the ruling in preparing this Section.

If you are considering buying Transition Bonds, you should consult your tax advisors about the tax consequences of holding the Transition Bonds in your particular situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a "U.S. Holder". A "U.S. Holder" is:

o    an individual U.S. citizen or resident alien;

o a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state); or

o an estate or trust whose worldwide income is subject to U.S. federal income tax.

If a partnership holds Transition Bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Transition Bonds should consult their tax advisors.

Interest

o If you are a cash method taxpayer (including most individual holders), you must report that interest in your income when you receive it.

o If you are an accrual method taxpayer, you must report that interest in your income as it accrues.

Sale or Retirement of Transition Bonds

On a sale or retirement of a Transition Bond:

o You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Transition Bond. Your tax basis in the Transition Bond is your cost, subject to certain adjustments.

o Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the Transition Bond for more than one year.

o If you sell the Transition Bond between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Transition Bond but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

o Assuming you hold your Transition Bonds through a broker or other securities intermediary, the intermediary is required to provide information to the IRS concerning interest and retirement proceeds we pay on Transition Bonds you own, unless an exemption applies.

o Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

o If you are subject to these requirements but do not comply, the intermediary is required to withhold 31% of all amounts payable to you on the Transition Bonds (including principal payments). If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

o All U.S. Holders that are individuals are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:

o    an individual that is a nonresident alien;

o    a corporation organized or created under non-U.S. law; or

o an estate or trust that is not taxable in the U.S. on its worldwide income.

Withholding Taxes

Generally, payments of principal and interest on the Transition Bonds will not be subject to U.S. withholding taxes.

However, in order for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

o You provide your name, address, and a signed statement that you are the beneficial owner of the Transition Bond and are not a U.S. Holder. This statement is generally made on Form W-8 or Form W-8BEN.

o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

o You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form 4224 or Form W-8ECI.

You should consult your tax advisor about the specific methods to satisfy these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the claim has actual knowledge that the statements on the applicable form are false.

Sale or Retirement of Transition Bonds

If you sell a Transition Bond or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

o The gain is connected with a trade or business that you conduct in the U.S.

o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the Transition Bond, and certain other conditions are satisfied.

o The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

If you hold a Transition Bond in connection with a trade or business that you are conducting in the U.S.:

o Any interest on the Transition Bond, and any gain from disposing of the Transition Bond, generally will be subject to income tax as if you were a U.S. Holder.

o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Transition Bond. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

If you are an individual, the Transition Bonds will not be subject to U.S. estate tax when you die. However, this rule only applies if, at the time of your death, payments on the Transition Bond would not have been connected to a trade or business that you were conducting in the U.S.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. Under these rules:

o Principal and interest payments received by you will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows that the form is false. However, interest payments made to you will be reported to the IRS on Form 1042-S.

o Sale proceeds you receive on a sale of your Transition Bonds through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker if the broker has certain connections to the U.S. You should consult your tax advisor concerning information reporting and backup withholding on a sale.

                             ERISA CONSIDERATIONS

     Employee benefit plans are permitted to purchase Transition Bonds.

     ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans. ERISA imposes on Plan fiduciaries certain general fiduciary requirements. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of "prohibited transactions" involving assets of a Plan ("Plan Assets") and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under the Code), unless a statutory or administrative exemption is available.

     Additional prohibited transactions could arise if assets of the Issuer were considered to be Plan Assets with respect to any Plan that acquired Transition Bonds. However, the Transition Bonds are debt for state law purposes and should not be considered to have "substantial equity features". As a result, a Plan's acquisition of Transition Bonds should not cause assets of the Issuer to be considered to be Plan Assets.

     Any fiduciary or other Plan investor considering whether to purchase the Transition Bonds of any Class or Series on behalf of or with Plan Assets of any Plan should consult with its legal advisors and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Transition Bonds offered thereby.

                             PLAN OF DISTRIBUTION

     The Transition Bonds of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or any other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Issuer and the Bond Trustee intend that Transition Bonds will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Transition Bonds may be made through a combination of these methods.

     The distribution of Transition Bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     The Transition Bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the Transition Bonds will be listed on any securities exchange.

     In connection with the sale of the Transition Bonds, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Transition Bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the Transition Bonds of a Series may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Transition Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These Underwriters or agents will be identified, and any compensation received from the Issuer will be described, in the related Prospectus Supplement.

     Under agreements which may be entered into by West Penn, the Seller, the Issuer and the Bond Trustee, Underwriters and agents who participate in the distribution of the Transition Bonds may be entitled to indemnification by West Penn, the Seller and the Issuer against liabilities specified therein, including under the Securities Act.

     The Underwriters may, from time to time, buy and sell Transition Bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

     It is a condition of any Underwriter's obligation to purchase the Transition Bonds that each Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Transition Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Class of Transition Bonds upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Transition Bonds is revised or withdrawn, the liquidity of such Class of Transition Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transaction Bonds by the applicable Series Termination Date or Class Termination Date.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Transition Bonds will be passed upon for the Issuer by Cravath, Swaine & Moore, New York, New York and for the Underwriters by Latham & Watkins, New York, New York. Certain legal matters relating to the Issuer and issuance of the Transition Bonds under the laws of the State of Delaware will be passed upon for the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Cravath, Swaine & Moore. [Certain legal matters relating to the state tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by [ ]].

                        INDEX OF PRINCIPAL DEFINITIONS

     Set forth below is a list of defined terms used in this Prospectus and defined herein and the pages on which the definitions may be found.


Term                                                              Page

Adjustment Date............................................        97
Adjustment Request.........................................        96
Administration Agreement...................................        72
Administrative Agent.......................................        37
Annual Accountant's Report.................................       100
Basic Documents ...........................................        87
Bond Rate .................................................        12
Bond Trustee...............................................         7
Book-Entry Transition Bonds ...............................        77
Business Day ..............................................        88
Calculated Overcollateralization Level ....................        75
Calculation Date ..........................................        97
Capital Subaccount ........................................        12
Cede ......................................................        77
CEDEL .....................................................        78
CEDEL Participants ........................................        79
Class .....................................................        74
Class Termination Date ....................................        13
Code ......................................................        17
Collateral ................................................       103
Collection Account ........................................        11
Collection Period .........................................        97
Commonwealth ..............................................         9
Competition Act............................................         5
Competitive Default Service ...............................        46
Competitive Default Supplier...............................        46
competitive transition charges.............................         5
Competitive Transition Charges.............................     5, 43
Cooperative ...............................................        80
Covenant Defeasance Option ................................       116
Customer ..................................................         8
Customer Category .........................................     8, 55
De Minimis Loss Amount ....................................        88
Defeasance Subaccount .....................................        12
Deferred Repurchase Price .................................        88
Depositaries ..............................................        78
DTC .......................................................        77
Eligible Institution ......................................       105
Eligible Investments ......................................       105
ERISA .....................................................        17
Euroclear .................................................        78
Euroclear Operator ........................................        80
Euroclear Participants ....................................        80

Term                                                             Page

Event of Default...........................................        112
Exchange Act ..............................................        36
Expected Amortization Schedule ............................        12
Expected Final Payment Date ...............................        13
Financing Issuance ........................................       104
Fitch IBCA ................................................        97
General Subaccount ........................................        11
H.R. 1230 .................................................        40
Indemnity Amounts .........................................       105
Indenture .................................................     6, 74
Initial Contribution Date..................................        83
Initial Intangible Transition Property ....................        83
Initial Loss Calculation Date .............................        88
Initial Transfer Date .....................................        91
Insolvency Laws ...........................................       102
intangible transition charges..............................         5
Intangible Transition Charges..............................         5
intangible transition property.............................         5
Intangible Transition Property.............................         5
IP&L ......................................................        47
Issuer ....................................................         6
Issuer Administrative Agreement............................        63
ITC Collections ...........................................         7
Joint Petition ............................................        43
Legal Defeasance Option ...................................       116
LLC Agreement..............................................        72
Loss Amounts ..............................................       105
Loss Subaccount ...........................................        12
Manager....................................................         7
Moody's ...................................................         ?
Non-U.S. Holder............................................       120
Overcollateralization Amount ..............................        75
Overcollateralization Subaccount...........................        11
Participants ..............................................        78
Parties in Interest .......................................         ?
Payment Date ..............................................        13
PECO Energy................................................        47
Plan Assets ...............................................         ?
Plans .....................................................       123
Prospectus Supplement .....................................         1
PUC .......................................................         5
PUC Reconsideration Order..................................        43
PUC Restructuring Order....................................        43
QRO .......................................................         6
Qualified Transition Expenses..............................         6
Rate Schedule .............................................     8, 52
Rating Agency .............................................        17
Rating Agency Condition ...................................       104

Term                                                             Page
Record Date ...............................................        13
Refunding Issuance ........................................       104
Registration Statement.....................................        36
Remittance Date ...........................................        97
Required Capital Amount ...................................        75
Reserve Subaccount ........................................        12
Restructuring Plan ........................................        43
Rules .....................................................        79
S&P .......................................................         ?
Sale Agreement ............................................         6
SEC .......................................................        36
Securities Act ............................................        36
Seller ....................................................         7
Seller Administration Agreement............................        61
Series ....................................................        74
Series Issuance Date ......................................        74
Series Termination Date....................................        13
Servicer ..................................................         8
Servicer Defaults..........................................       101
Servicing Agreement .......................................         8
Servicing Fee .............................................         9
Settlement ................................................        43
stranded costs ............................................         5
Stranded Costs.............................................         5
Subsequent Contribution....................................        83
Subsequent Contribution Date...............................        83
Subsequent Intangible Transition Property .................        83
Subsequent Sale ...........................................        91
Subsequent Transfer Date ..................................        91
Successor Servicer ........................................       102
Supplemental Indenture ....................................        74
Terms and Conditions ......................................        80
Transfer Agreement.........................................         6
Transferred Intangible Transition Property.................         6
Transition Bondholder .....................................         9
Transition Bonds ..........................................         1
U.S. Government Obligations ...............................       117
Underwriters...............................................       124
West Penn..................................................         7
Winter Moratorium .........................................        64

                             WEST PENN FUNDING LLC

                         INDEX TO FINANCIAL STATEMENTS

                                                                       Page

Report of Independent Accountants .................................... F-2

Financial Statements:

[                               ] .................................... F-

[                               ] .................................... F-

Notes to Financial Statements ........................................ F-

                             West Penn Funding LLC
                                    Issuer

                            West Penn Power Company
                            Originator and Servicer

                                 SERIES 1999-A

                                 $[          ]
                               Transition Bonds

                            $[          ] Class A-1
                            $[          ] Class A-2
                            $[          ] Class A-3
                            $[          ] Class A-4
                           [$[          ] Class A-5]

                             PROSPECTUS SUPPLEMENT

                                 Underwriters

                          Morgan Stanley Dean Witter
                                 [          ]


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Transition Bonds in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will
deliver a prospectus supplement and prospectus until [          ], 1999.

                                    PART II

Item 14.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


     Registration Fee....................................          $278
     Printing and Engraving Expenses.....................             *
     Trustees' Fees and Expenses.........................             *
     Legal Fees and Expenses.............................             *
     Blue Sky Fees and Expenses..........................             *
     Accountants' Fees and Expenses......................             *
     Rating Agency Fees..................................             *
     Miscellaneous Fees and Expenses.....................             *
                                                                    ---
         Total    .......................................           $ *
                                                                    ===

------------------
*        To be provided by amendment.


Item 15.  Indemnification of Members and Managers

          Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

          The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of West Penn Funding LLC (the "Issuer") provides that, to the fullest extent permitted by law, the Issuer shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

Item 16.  Exhibits

Exhibit No.                Description

     1.1            Form of Underwriting Agreement.*
     4.1.1          Limited Liability Company Agreement of West
                    Penn Funding LLC.*
     4.1.2 Form of Amended and Restated Limited Liability Company Agreement of West Penn Funding LLC.*
     4.2            Certificate of Formation for West Penn
                    Funding LLC.*
     4.3            Form of Indenture.*
     4.4            Form of Transition Bonds.*
     5.1            Opinion of [Richards, Layton & Finger, P.A.]
                    relating to legality of the Transition
                    Bonds.*
     5.2 Opinion of Cravath, Swaine & Moore, relating to legality of the Transition Bonds.*
     8.1.1 Opinion of Cravath, Swaine & Moore with respect to material federal tax matters.*
     8.1.2          Opinion of [   ] with respect to material
                    state tax matters.*
     10.1           Form of Transfer Agreement.*
     10.2           Form of Sale Agreement.*
     10.3           Form of Servicing Agreement.*
     10.4 Joint Petition for Full Settlement of West Penn Power Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated
                    November 3, 1998.*
     23.1 Consent of Cravath, Swaine & Moore (included in its opinion filed as Exhibits 5.2 and 8.1.1).*
     23.2           Consent of [Richards, Layton & Finger, P.A.]
                    (included in its opinion filed as
                    Exhibit 5.1).*
     23.3           Consent of [Accountants].*
     24.1           Power of Attorney.*
     25.1           Statement of Eligibility under the Trust
                    Indenture Act of 1939, as amended, of [   ],
                    as Bond Trustee under the Indenture.*
     27.1           Financial Data Schedule.*

     99.1           Qualified Rate Order issued November 19,
                    1998.*
     99.2           Supplemental Qualified Rate Order issued
                    [            ], 1999.*
     99.3 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

-----------------
*          To be filed by amendment


Item 17.   Undertakings

          The undersigned Registrant on behalf of West Penn Funding LLC (the "Issuer") hereby undertakes as follows:

          (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), with respect to the Issuer that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to members, managers, directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, theretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a member, manager, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such member, manager, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on May 28, 1999.

                                   WEST PENN FUNDING LLC,

                                    by
                                          /s/ Carol G. Russ
                                        ---------------------------
                                        Name:  Carol G. Russ
                                        Title:  Sole Member



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on behalf of West Penn Funding LLC on May 28, 1999 by the following persons in the capacities indicated.


         Signature                               Title

/s/ Carol G.Russ                    Principal and Chief
------------------------            Executive Officer
Carol G. Russ                       (Principal Executive
                                    Officer)




/s/ Carol G. Russ                   Chief Financial Officer
------------------------            and Chief Accounting Officer
Carol G. Russ                       (Principal Financial
                                    Officer and Principal
                                    Accounting Officer)



/s/ Carol G. Russ                   Sole Member
------------------------
Carol G. Russ

                             INDEX TO EXHIBITS

Exhibit No.         Description

     1.1            Form of Underwriting Agreement.*
     4.1.1          Limited Liability Company Agreement of
                    West Penn Funding LLC.*
     4.1.2 Form of Amended and Restated Limited Liability Agreement of West Penn Funding LLC.*
     4.2            Certificate of Formation for West Penn
                    Funding LLC.*
     4.3            Form of Indenture.*
     4.4            Form of Transition Bonds.*
     5.1 Opinion of [Richards, Layton & Finger, P.A.] relating to legality of the Transition Bonds.*
     5.2 Opinion of Cravath, Swaine & Moore, relating to legality of the Transition Bonds.*
     8.1.1 Opinion of Cravath, Swaine & Moore with respect to material federal tax matters.*
     8.1.2          Opinion of [   ] with respect to
                    material state tax matters.*
     10.1           Form of Transfer Agreement.*
     10.2           Form of Sale Agreement.*
     10.3           Form of Servicing Agreement.*
     10.4 Joint Petition for Full Settlement of West Penn Power Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated November 3, 1998.*
     23.1 Consent of Cravath, Swaine & Moore (included in its opinion filed as Exhibits 5.2 and 8.1.1).*
     23.2 Consent of [Richards, Layton & Finger, P.A.] (included in its opinion filed as Exhibit 5.1).*
     23.3           Consent of [Accountants].*
     24.1           Power of Attorney.*
     25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Bond Trustee under the Indenture.*
     27.1           Financial Data Schedule.*

     99.1           Qualified Rate Order issued November 19,
                    1998.*
     99.2           Supplemental Qualified Rate Order issued
                    [            ], 1999.*
     99.3 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

-----------------
*          To be filed by amendment